PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED MARCH 29, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

US Foods Holding Corp.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022
PROXY STATEMENT

NOTICE OF ANNUAL MEETING
[•], 2022
[•] A./P.M. (CENTRAL DAYLIGHT TIME)

US. FOODS

[●], 2022

DEAR FELLOW SHAREHOLDER:

We cordially invite you to attend our 2022 annual meeting of shareholders (including any adjournments, postponements or continuations thereof, the “Annual Meeting”) scheduled to be held on [●], 2022 at [●] a./p.m. Central Daylight Time in a virtual meeting format only, via a live webcast. To participate in the Annual Meeting, you must pre-register at [●] by [●] p.m. Central Daylight Time on [●], 2022. Included with this letter are the Notice of Annual Meeting of Shareholders, a proxy statement detailing the business to be conducted at the Annual Meeting (the “Proxy Statement”) and a WHITE proxy card.

The matters to be voted on at the Annual Meeting by the holders of our common stock, par value $0.01 per share (“Common Stock”), and the holders of our Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), voting together as a single class, are: (i) the election of ten director nominees to our board of directors (our “Board”); (ii) the approval, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the Proxy Statement; (iii) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2022 and (iv) consideration of the adoption of a stockholder proposal, if properly presented at the Annual Meeting. In addition, the holders of our Series A Preferred Stock, voting as a separate class, will be asked to elect an 11th director nominee, designated by KKR Fresh Aggregator L.P. and KKR Fresh Holdings L.P. (collectively, “KKR”) under the terms of an Investment Agreement, dated as of April 21, 2020 (the “Investment Agreement”), to our Board. We may also transact such other business that may properly come before the Annual Meeting. Our Board recommends that you vote in accordance with our Board’s recommendations on all proposals using the enclosed WHITE proxy card.

Your vote will be especially important this year because Sachem Head Capital Management LP (together with its affiliates and associates, “Sachem Head”) has notified us that Sachem Head intends to nominate seven candidates for election at the Annual Meeting. OUR BOARD DOES NOT ENDORSE ANY OF SACHEM HEAD’S NOMINEES AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” OUR BOARD’S NOMINEES BY USING THE ENCLOSED WHITE PROXY CARD AND DISREGARD ANY MATERIALS, AND DO NOT SIGN, RETURN OR VOTE ON ANY GOLD PROXY CARD, SENT TO YOU BY OR ON BEHALF OF SACHEM HEAD. If you have already voted using a proxy card sent to you by Sachem Head, you can revoke it by: (i) executing and delivering the WHITE proxy card, (ii) voting via the Internet using the Internet address on the WHITE proxy card, (iii) voting by telephone using the toll-free number on the WHITE proxy card or (iv) voting at the Annual Meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying Proxy Statement.

IT IS EXTREMELY IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. Whether or not you plan to attend the Annual Meeting, we encourage you to vote as soon as possible so that your shares are represented. We urge you to vote TODAY by completing, signing and dating the enclosed WHITE proxy card and promptly mailing it in the postage pre-paid envelope provided or following the instructions on the enclosed WHITE proxy card to vote via the Internet or by telephone. Returning your WHITE proxy card will not prevent you from attending the Annual Meeting but will ensure that your vote is counted if you are unable to attend.

On behalf of everyone at US Foods, we are grateful for your continued trust and support. Thank you for being a US Foods shareholder.

Sincerely,

KRISTIN M. COLEMAN

Executive Vice President, General Counsel,

Chief Compliance Officer and Corporate Secretary

If you have any questions or require any assistance, please contact our proxy solicitor:

Okapi Partners LLC

1212 6th Avenue, Floor 24

New York, NY 10036

Banks and Brokers Call: (212) 297-0720

or

Shareholder and All Others Call Toll-Free: (877) 285-5990

Email: info@okapipartners.com

PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED MARCH 29, 2022

9399 W. HIGGINS ROAD SUITE 100 ROSEMONT, IL 60018

[●], 2022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

[●]

[●] a./p.m. (Central Daylight Time)

We are pleased to provide notice of the 2022 annual meeting of shareholders of US Foods Holding Corp. (including any adjournments, postponements or continuations thereof, the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format only. You will be able to attend and participate in the virtual Annual Meeting by visiting [●], where you will be able to listen to the meeting live, submit questions, and vote.

As described in the proxy statement detailing the business to be conducted at the Annual Meeting (the “Proxy Statement”), the holders of our Common Stock, par value $0.01 per share (“Common Stock”), and the holders of our Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), voting together as a single class, will be asked to:

1.	Elect ten director nominees to our board of directors (our “Board”);

2.	Approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the Proxy Statement;

3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2022;

4.	Consider a stockholder proposal, if properly presented at the Annual Meeting; and

5.	Transact such other business that may properly come before the Annual Meeting.

In addition, the holders of our Series A Preferred Stock, voting as a separate class, will be asked to elect an 11th director nominee, designated by KKR Fresh Aggregator L.P. and KKR Fresh Holdings L.P. (collectively, “KKR”) under the terms of an Investment Agreement, dated as of April 21, 2020 (the “Investment Agreement”), to the Board.

Shareholders of record at the close of business on [●], 2022 are entitled to notice of, and to vote at, the Annual Meeting. Such shareholders are urged to submit an enclosed WHITE proxy card, even if their shares were sold after such date. A complete list of shareholders entitled to vote at the Annual Meeting may be accessed electronically, upon request, starting 10 days prior to the meeting by contacting [●] via email at [●]. In addition, this shareholder list will be posted on the virtual meeting website for the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible so that your voice is heard. We urge you to VOTE TODAY by following the instructions on the enclosed WHITE proxy card to vote by the Internet or telephone or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. More information on voting your WHITE proxy card and attending the Annual Meeting can be found in the accompanying Proxy Statement. Please refer to “Proxy Voting Summary” on page 7 of the Proxy Statement and the instructions on the WHITE proxy card. If you are the beneficial owner of your shares (that is, you hold your shares in “street name” through an intermediary such as a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit a proxy to have your shares voted. Because of the contested nature of the election, if you do not give instructions to your broker, your broker may not be able to vote your shares with respect to any of the proposals. We urge you to instruct your broker, bank or other nominee to vote your shares “FOR” our Board’s nominees and “FOR” Proposals 2 and 3 using the enclosed WHITE proxy card.

IMPORTANT

Sachem Head Capital Management LP (together with its affiliates and associates, “Sachem Head”) has provided notice to the Company of its intent to nominate seven directors for election to the Board at the Annual Meeting. When determining the Board’s recommendations on the nominees and matters before the Annual Meeting, the Board has carefully considered the best interests of the Company and its shareholders.

OUR BOARD DOES NOT ENDORSE ANY OF SACHEM HEAD’S NOMINEES AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” OUR BOARD’S NOMINEES BY USING THE ENCLOSED WHITE PROXY CARE AND DISREGARD ANY MATERIALS, AND DO NOT SIGN, RETURN OR VOTE ON ANY GOLD PROXY CARD, SENT TO YOU OR ON BEHALF OF SACHEM HEAD. If you have already signed any gold proxy card provided by or on behalf of Sachem Head, you have every legal right to change your vote by completing, signing and dating the enclosed WHITE proxy card and promptly mailing it in the postage pre-paid envelope provided or following the instructions on the enclosed WHITE proxy card to vote via the Internet or by telephone. Only your latest dated proxy will count.

OUR BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF OUR BOARD’S NOMINEES UNDER PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 USING THE ENCLOSED WHITE PROXY CARD.

If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

Okapi Partners LLC

1212 6th Avenue, Floor 24

New York, NY 10036

Banks and Brokers Call: (212) 297-0720

or

Shareholder and All Others Call Toll-Free: (877) 285-5990

Email: info@okapipartners.com

By Order of the Board of Directors,

KRISTIN M. COLEMAN

Executive Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary

IMPORTANT DATES FOR 2023 ANNUAL MEETING

Deadline to include shareholder proposals in our Proxy Statement	On or before [●]
Period to submit shareholder proposals not included in our Proxy Statement	Between [●] and [●]
Period for shareholders to nominate director candidates for election	Between [●] and [●]

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

INTERNET	TELEPHONE	MAIL	AT THE MEETING
Visit www.proxyvote.com	Call [●] or the telephone number on your voting instruction card	Sign, date, and return your proxy or voting instruction card in the enclosed envelope	Attend the virtual Annual Meeting at [●]

Please refer to the Notice or the information forwarded by your bank, broker, or other nominee to see which voting methods are available to you.

PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED MARCH 29, 2022

PROXY STATEMENT FOR

2022 ANNUAL MEETING OF SHAREHOLDERS OF

US FOODS HOLDING CORP.

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of US Foods Holding Corp., a Delaware corporation (“US Foods,” the “Company,” “we,” “us” or “our”), for the annual meeting of shareholders scheduled to be held on [●], 2022 (including any adjournments, postponements or continuations thereof, the “Annual Meeting”) at [●] a./p.m., Central Daylight Time. The Annual Meeting will be held in a virtual meeting format only, via a live webcast. This Proxy Statement and accompanying form of proxy card were first mailed to shareholders on or about [●], 2022.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    5

US Foods (NYSE: USFD) is one of America’s great food companies and a leading foodservice distributor, providing restaurants, healthcare, hospitality, governmental and educational institutions with a broad and innovative food offering, a comprehensive suite of e-commerce, technology and business solutions and omni-channel solutions that enable our customers to receive product in ways that best suit their needs. Our success is powered by our talented US Foods associates who come to work every day with one goal in mind: to help our customers make it.

150	28,000	$29.5B	~6,500
years in business	associates	in revenue	trucks in our fleet

250,000	~4,000	400,000	~6,000
customers	sales associates	products	suppliers

LEARN MORE ABOUT US

You can learn more about US Foods, by visiting our website, www.usfoods.com

Learn about our CSR initiatives in our most recent CSR report at www.usfoods.com/csr

  @usfoods

  @usfoods

  us_foods

  US Foods

  US Foods

Note: Information provided above is for fiscal 2021 or as of January 1, 2022

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    6

PROXY VOTING SUMMARY

INFORMATION ABOUT THE ANNUAL MEETING

You have received these proxy materials because the Board is soliciting your proxy to vote your shares during the Annual Meeting. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in deciding how to vote your shares, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Time and Date:	[●] a./p.m. (Central Daylight Time) on [●], 2022
Access:	The Annual Meeting can be accessed virtually by registering in advance to attend at [●]*
Record Date:	The close of business on [●], 2022
Proxy Voting:	YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible so that your voice is heard. We urge you to VOTE TODAY by following the instructions on the enclosed WHITE proxy card to vote by the Internet or telephone or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

*Due to the continuing impact of the novel coronavirus (or COVID-19) pandemic and to support the health and well-being of our shareholders and associates, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. If you plan to participate in the virtual meeting, please see “Questions and Answers About the Proxy Materials and Our Annual Meeting” on page 26. Shareholders will be able to attend, vote and submit questions from any location via the Internet.

MATTERS TO BE VOTED UPON

At the Annual Meeting, the holders of our Common Stock, par value $0.01 per share (“Common Stock”), and the holders of our Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), voting together as a single class, will be asked to vote upon the following matters:

	Board Recommendation	Page
Proposal 1 – Election of Ten Director Nominees	FOR each of our Board’s Nominees	38
Proposal 2 – Advisory Approval of Say-on-Pay Resolution	FOR	47
Proposal 3 – Ratification of Appointment of Independent Auditor	FOR	78
Proposal 4 – Shareholder Proposal, if properly presented	No Recommendation	81

In addition, the holders of our Series A Preferred Stock will be asked to vote as a separate class on an 11th director nominee designated by KKR Fresh Aggregator L.P. and KKR Fresh Holdings L.P. (collectively, “KKR”) under the terms of an Investment Agreement, dated as of April 21, 2020 (the “Investment Agreement”). Shareholders of record at the close of business on [●], 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    7

INFORMATION ABOUT OUR BOARD OF DIRECTORS

BOARD HIGHLIGHTS

HIGHLY ENGAGED

■	100% overall attendance rate at six Board meetings and all Committee meetings held in 2021.

■	Actively involved in shaping and overseeing the execution of the Company’s strategy, particularly throughout COVID-19 pandemic.

■	Conferred with and provided oversight to our executive officers during the development of our 2022-2024 long-range plan.

■	All applicable directors are in compliance with our robust Director Stock Ownership Guidelines.

HIGHLY RESPONSIVE

We recognize the value of listening to our shareholders and considering their perspectives. The feedback we receive from our shareholders through the year-round engagement program informs our boardroom agenda. Following our shareholder engagement efforts in 2021, we have:

■ Separated our Chairman of the Board and CEO roles and elected Robert M. Dutkowsky as Chairman of the Board. See page 19.

■ Elected Cheryl A. Bachelder as the new Chair of the Compensation Committee. See page 35.

■ Elected Ann E. Ziegler as the new Chair of the Nominating and Corporate Governance Committee. See page 35.

■ Returned to an executive long-term incentive program structure that includes performance-based restricted stock units (“PRSUs”) for 2022 at an enhanced 50% ratio that exceeds the pre-pandemic level. See page 53.

■ Expanded our disclosure to include more robust workforce demographic data. See page 42.

The following table provides summary information about each of our current directors:

Name	Age	Director Since	Gender or Racial Diversity	Independent*	Compliance with Stock Ownership Guidelines**	Attendance
Cheryl A. Bachelder	65	2018	✓	✓	✓	100%
Court D. Carruthers	49	2016		✓	✓	100%
Robert M. Dutkowsky, Chairman of the Board	67	2017		✓	✓	100%
Marla Gottschalk****	61	N/A	✓	✓	✓	N/A
Sunil Gupta	63	2018	✓	✓	✓	100%
John A. Lederer***	66	2010		✓	✓	100%
Carl Andrew Pforzheimer	60	2017		✓	✓	100%
Pietro Satriano, Chief Executive Officer	59	2015			✓	100%
Quentin Roach****	55	N/A	✓	✓	✓	N/A
Nathaniel H. Taylor	45	2020		✓	N/A	100%
David M. Tehle	65	2016		✓	✓	100%
Ann E. Ziegler	63	2018	✓	✓	✓	100%

  * All directors are independent in accordance with the standards of the New York Stock Exchange (the “NYSE”) except for Pietro Satriano, the Chief Executive Officer of the Company.

  ** Mr. Taylor, the KKR Designee, has elected to waive his right to receive compensation for serving on the Board, including any annual cash retainer or RSU grant and is not subject to our Stock Ownership Guidelines.

  ***Mr. Lederer has given notice of his intent to retire from the Board effective as of the Annual Meeting.

  ****Ms. Gottschalk and Mr. Roach were appointed effective March 28, 2022.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    8

BACKGROUND AND EXPERIENCE OF OUR DIRECTOR NOMINEES

The professional background and experience of each of the Company's director nominees is provided below. We believe that our director nominees collectively provide an appropriate mix of experience and skills relevant to the size and nature of our business.

TEN NOMINEES FOR ELECTION AS DIRECTORS WITH A TERM EXPIRING AT THE 2023 ANNUAL MEETING, TO BE ELECTED BY THE HOLDERS OF OUR COMMON STOCK AND HOLDERS OF SERIES A PREFERRED STOCK, VOTING TOGETHER AS A SINGLE CLASS. OUR BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF OUR BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING TEN DIRECTOR NOMINEES.

CHERYL A. BACHELDER
INDEPENDENT	Ms. Bachelder serves on the board of directors, as Lead Director, of Chick-fil-A, Inc., a family-owned and privately held restaurant chain, and the advisory board of Procter & Gamble’s franchising venture, Tide Cleaners. While a member of the Pier 1 Imports, Inc. board of directors, a home furnishings and decor retailer, she was asked, and agreed, to serve as Interim Chief Executive Officer, from December 2018 to November 2019. During her career, Ms. Bachelder served as Chief Executive Officer of Popeyes Louisiana Kitchen, Inc., a multi-national restaurant operator and franchisor, from 2007 until her retirement in 2017. Prior to her role with Popeyes, she served as President and Chief Concept Officer of KFC restaurants, a division of Yum! Brands, Inc. Ms. Bachelder’s earlier career included brand leadership roles at Domino’s Pizza, RJR Nabisco, Gillette, and Procter & Gamble.

Age 65 Director since: 2018
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • None PAST PUBLIC COMPANY DIRECTORSHIPS: • Pier 1 Imports, Inc. • Popeyes Louisiana Kitchen, Inc. COMMITTEES: • Compensation (Chair) • Executive

SKILLS AND QUALIFICATIONS:

•  Ms. Bachelder is an accomplished executive, with extensive experience in the food industry and a track record of creating strong brand value.

•  Her expertise provides valuable insights as the Company executes on our Great Food. Made Easy.® strategy.

•  Ms. Bachelder is an experienced public company director, with expertise in human capital management, including oversight of incentive compensation.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    9

COURT D. CARRUTHERS
INDEPENDENT	Mr. Carruthers has served as the President and Chief Executive Officer of TricorBraun, Inc., a global leader in the design and supply of primary packaging solutions, since October 2017. He is also the principal and founder of CKAL Advisory Partners, which provides private equity advisory services. Mr. Carruthers previously served W.W. Grainger, Inc., an industrial supply company, as Group President, Americas from August 2013 to July 2015, President, Grainger U.S., from January 2012 to August 2013; President, Grainger International, from February 2009 to December 2011, and President, Acklands-Grainger, from October 2006 to January 2009. He was appointed a Senior Vice President of Grainger in 2007.

Age 49 Director since: 2016
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Ryerson Holding Corporation PAST PUBLIC COMPANY DIRECTORSHIPS: • Foundation Building Materials, Inc. COMMITTEES: • Audit • Compensation

SKILLS AND QUALIFICATIONS:

•  Mr. Carruthers has substantial experience as a senior executive for a large international distribution company and has valuable experience in supply chain management and the industrial supplies industry.

•  He is a Chartered Professional Accountant (Canada), a Fellow of the Chartered Professional Accountants of Canada (FCPA, FCMA), and an Institute-Certified Director by the Institute of Corporate Directors.

•  Mr. Carruthers has extensive knowledge of financial reporting, internal controls and procedures, and risk management, as well as experience in human capital management, including oversight of incentive compensation.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    10

ROBERT M. DUTKOWSKY (CHAIRMAN OF THE BOARD)
INDEPENDENT	Mr. Dutkowsky served as Executive Chairman of Tech Data Corporation, a technology distributor, from June 2018 to July 2020. He previously served as Chief Executive Officer of Tech Data from October 2006 to June 2018. Prior to joining Tech Data, Mr. Dutkowsky served as President and Chief Executive Officer, and Chairman of the board of directors of Egenera, Inc., a software company, from 2004 to 2006; President and Chief Executive Officer, and Chairman of the board of directors of J.D. Edwards & Co., Inc., a software company, from 2002 to 2004; and President and Chief Executive Officer, and Chairman of the board of directors of GenRad, Inc., an electronic equipment manufacturer, from 2000 to 2002. He also served as Executive Vice President, Markets and Channels, from 1997 to 1999, and President, Data General, in 1999, of EMC Corporation, a data storage manufacturer. Mr. Dutkowsky began his career at IBM, a technology company, where he served in several senior management positions.
Age 67 Director since: 2017

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

•  Pitney Bowes Inc.

•  Raymond James Financial, Inc.

•  The Hershey Company

PAST PUBLIC COMPANY DIRECTORSHIPS:

•  McAfee, Inc. (Lead Independent Director)

•  Tech Data Corporation (Chairman)

•  The ADT Corporation

COMMITTEES:

•  Executive (Chair)

•  Nominating and Corporate Governance

SKILLS AND QUALIFICATIONS:

•   Mr. Dutkowsky has substantial senior executive leadership experience.

•   He has substantial experience in distribution and provides valuable governance perspectives based on his experience as a board member, and, in some cases, chairman, of numerous public and private companies across a wide range of industries.

•  Mr. Dutkowsky also has human capital management expertise, including oversight of incentive compensation.

MARLA GOTTSCHALK
INDEPENDENT	Ms. Gottschalk served as Chief Executive Officer of The Pampered Chef Ltd., a direct seller of high-quality kitchen and entertaining products, from 2006 to 2013 and as President and Chief Operating Officer from 2003 to 2006. From 1989 until 2003, she served in a variety of senior roles at Kraft Foods, including Senior Vice President of Financial Planning and Investor Relations, Executive Vice President and General Manager of the Post Cereal division, and Vice President of Marketing and Strategy of the Kraft Cheese Division. Ms. Gottschalk currently serves as a member of the board of directors of privately held Underwriters Laboratories, Inc., a nonprofit organization focused on independent research and development of safety standards to improve living and working conditions throughout the world, and was previously a strategic board advisor for privately held Ocean Spray Cranberries, Inc. from 2015 until 2022.

Age 61 Director since: n/a

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

•  Reynolds Consumer Products Inc.

•  Potbelly Corporation

•  Big Lots, Inc.

PAST PUBLIC COMPANY DIRECTORSHIPS:

•  GATX Corporation

•  Visteon Corporation

COMMITTEES:

•  Nominating and Corporate Governance

SKILLS AND QUALIFICATIONS:

•   Ms. Gottschalk has substantial executive leadership experience and over 25 years of experience in consumer products.

•   She is a Chartered Professional Accountant (United States) and qualifies as a financial expert.

•   Ms. Gottschalk is an experienced public company director.

SUNIL GUPTA
INDEPENDENT	Prof. Gupta joined Harvard Business School in 2006 as a professor and was named the Edward W. Carter Professor of Business Administration in 2007. He has served as the Chair of the General Management Program for senior executives and Co-Chair of the Driving Digital Strategy executive education program since 2013 and, prior to that, served as the Chair of the Marketing Department from 2008 to 2013. Before joining Harvard Business School, Prof. Gupta held a number of positions at the Columbia University Graduate School of Business, including serving as the Meyer Feldberg Professor of Business from 2000 to 2006. Prof. Gupta advises startup firms and public companies on driving digital strategies.

Age 63 Director since: 2018
COMMITTEES: • Audit

SKILLS AND QUALIFICATIONS:

•   Prof. Gupta has over 30 years of research, teaching, and consulting experience in marketing and strategy, including over 10 years in digital marketing, and brings expertise in finance and risk assessment to our Board.

•   He has a Ph.D. in Marketing from Columbia University.

•   Prof. Gupta’s current research is in the area of digital technology and its impact on consumer behavior and firm strategy.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    11

CARL ANDREW PFORZHEIMER
INDEPENDENT

Mr. Pforzheimer is the co-Chief Executive Officer of Tastemaker Acquisition Corp., a publicly-traded special-purpose acquisition corporation formed to make investments in the restaurant and hospitality industry. He was the founder of Barteca Holdings, LLC, a multi-location restaurant group, where he served as Chief Executive Officer from 1995 to August 2016, and Chairman of the Board from 2012 to June 2018. Mr. Pforzheimer currently serves, and has served, on the boards of directors of several private restaurant companies throughout the U.S., including as Lead Director at Wisely, Inc., a restaurant technology company serving leading fast casual and full-service restaurant chains across the country, until its acquisition by Olo Inc., a leading on-demand commerce platform, at the end of 2021. He is a member of the Education Policy Committee of the Culinary Institute of America and has also served on the board of directors of the Connecticut Restaurant Association.

Age 60 Director since: 2017
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Tastemaker Acquisition Corp. COMMITTEES: • Nominating and Corporate Governance

SKILLS AND QUALIFICATIONS:

•   Mr. Pforzheimer is a successful restaurateur with significant food industry leadership and customer service experience.

•   He has substantive experience in sustainability, risk management and human capital management and provides valuable perspectives in these areas and others based on his executive leadership experience with independent restaurants.

•   Mr. Pforzheimer provides our Board with unique insights into the restaurant and hospitality industries.

QUENTIN ROACH
INDEPENDENT	Mr. Roach has served as Senior Vice President & Chief Procurement Officer at Mondelēz International, an American multinational confectionery, food, holding and beverage and snack food company, since 2020. In that capacity, he is responsible for oversight of company-wide expenditures, working capital management, risk mitigation processes, supply chain ESG initiatives, supplier performance management and innovation improvements. Prior to joining Mondelēz International, Mr. Roach served as Chief Procurement Officer and Senior Vice President of Global Supplier Management and Workplace Enterprise Services at Merck & Co., a multinational pharmaceutical company. From 2008 to 2011, Mr. Roach was Senior Vice President & Chief Procurement Officer of Bristol-Myers Squibb Company. From 2002 to 2008, he worked in various roles at Bausch & Lomb, including as Vice President of Global Customer Strategy/Sales, Marketing and Customer Service. Prior to that, Mr. Roach had held leadership positions at Strong Health/University of Rochester, Delphi Corporation, and General Motors Corporation. Mr. Roach serves on the board of directors of Armada Supply Solutions, a provider of supply-chain management services for the food-service industry.

Age 55 Director since: n/a
COMMITTEES: • Compensation

SKILLS AND QUALIFICATIONS:

•   Mr. Roach has substantial executive leadership experience across a number of industries and sectors.

•   He has deep expertise in supplier relationship management, sourcing strategies and material procurement.

•   Mr. Roach has extensive knowledge of risk management and business planning to improve organizational growth prospects.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    12

PIETRO SATRIANO (CEO)
INDEPENDENT	Mr. Satriano has served as our Chief Executive Officer and a director since July 2015 and served as Chairman of the Board from December 2017 through February 2022. From February 2011 to July 2015, Mr. Satriano served as our Chief Merchandising Officer. Prior to joining US Foods, Mr. Satriano was President of LoyaltyOne Canada, a provider of loyalty marketing and programs, from 2009 to 2011. From 2002 to 2008, he served in a number of leadership positions at Loblaw Companies Limited, a Canadian grocery retailer and wholesale food distributor, including Executive Vice President, Loblaw Brands, and Executive Vice President, Food Segment. Mr. Satriano began his career in strategy consulting, first in Toronto, Canada with Canada Consulting Group and then in Milan, Italy with the Monitor Company.

Age 59 Director since: 2015
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • CarMax, Inc. COMMITTEES: • None

SKILLS AND QUALIFICATIONS:

•  Mr. Satriano has extensive leadership experience in the food industry and a history of setting and executing corporate strategy.

•  His role as our Chief Executive Officer provides valuable insight into our operations and brings a management perspective to the deliberations of the Board.

DAVID M. TEHLE
INDEPENDENT	Mr. Tehle served as Executive Vice President and Chief Financial Officer of Dollar General Corporation, a discount retailer, from 2004 until retiring in July 2015. Prior to his work at Dollar General, Mr. Tehle was Chief Financial Officer of Haggar Corporation, a manufacturing, marketing, and retail company, from 1997 to 2004 and held finance positions at several companies, including Ryder System, Inc., a transportation and logistics company, and Texas Instruments Incorporated, a semiconductor design and manufacturing company.

Age 65 Director since: 2016

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

•  Jack in the Box Inc.

•  National Vision Holdings, Inc.

PAST PUBLIC COMPANY DIRECTORSHIPS:

•  Genesco Inc.

COMMITTEES:

•  Audit (Chair)

•  Compensation

•  Executive

SKILLS AND QUALIFICATIONS:

•   Mr. Tehle has extensive knowledge of financial reporting, internal controls and procedures, and risk management. He also has experience with human capital management, including compensation oversight.

•   He brings significant public company experience to the Board in addition to significant experience as chief financial officer of a public company. Mr. Tehle is designated as a financial expert (for audit committee purposes).

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    13

ANN E. ZIEGLER
INDEPENDENT	Ms. Ziegler served as Senior Vice President and Chief Financial Officer of CDW Corporation, a technology solutions provider, from 2008 until her retirement in 2017. From 2005 to 2008, Ms. Ziegler served as Senior Vice President, Administration and Chief Financial Officer of Sara Lee Food and Beverage, a division of Sara Lee Corporation, a global consumer goods company. From 2003 to 2005, she served as Chief Financial Officer of Sara Lee Bakery Group. From 2000 to 2003, she served as Senior Vice President, Corporate Development of Sara Lee. Prior to joining Sara Lee, Ms. Ziegler was a corporate attorney at the law firm Skadden, Arps, Slate, Meagher & Flom. Ms. Ziegler has been appointed Chair of the Supervisory Board of the board of directors of Wolters Kluwer N.V., a global provider of information software and services, starting April 21, 2022. She also serves on the board of governors of the Smart Museum of Art of the University of Chicago.

Age 63 Director since: 2018

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

•  Hanesbrands Inc.

•  Reynolds Consumer Products Inc.

•  Wolters Kluwer N.V. (Chair Elect)

PAST PUBLIC COMPANY DIRECTORSHIPS:

•  Groupon, Inc.

•  Kemper Corporation

SKILLS AND QUALIFICATIONS:

•   Ms. Ziegler brings significant executive leadership experience in the food and technology industries.

•  She has extensive knowledge of financial reporting, internal controls and procedures, risk management, corporate development, and mergers and acquisitions.

•   Ms. Ziegler is designated as a financial expert (for audit committee purposes).

•  She brings significant public company experience to the Board, in addition to significant experience as a chief financial officer of a public company.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    14

NOMINEE FOR ELECTION AS A DIRECTOR WITH A TERM EXPIRING AT THE 2023 ANNUAL MEETING, TO BE ELECTED SEPARATELY BY THE HOLDERS OF OUR SERIES A PREFERRED STOCK.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOLLOWING DIRECTOR NOMINEES.

NATHANIEL H. TAYLOR
INDEPENDENT

Mr. Taylor joined Kohlberg Kravis Roberts & Co., a private equity firm, in 2005 and currently serves as a Partner and Co-Head of Americas Private Equity, a member of the Investment Committee within its Americas Private Equity platform, and a member of the Next-Generation Technology Growth Investment Committee. He has been involved with many investments at the firm, with a particular emphasis on the consumer and technology sectors. Mr. Taylor also helped establish the firm’s operations in India. He currently sits on the board of directors of several privately held companies, including 1-800 Contacts, Bay Club, BMC Software and Fleet Farm. Prior to joining Kohlberg Kravis Roberts & Co., Mr. Taylor worked at Bain Capital, where he was involved with investments in the consumer retail, health care and technology sectors.

Mr. Taylor previously served as a director of US Foods from 2011 to 2017. Mr. Taylor was designated by KKR, which owns more than 10% of our outstanding equity, as a director nominee under the terms of the Investment Agreement.

Age 45 Director since: 2020
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Academy Sports and Outdoors, Inc. PAST PUBLIC COMPANY DIRECTORSHIPS: • National Vision Holdings, Inc. COMMITTEES: • None

SKILLS AND QUALIFICATIONS:

•  Mr. Taylor has substantial corporate finance and technology experience, as well as experience managing and growing investments in customer-focused and technology-driven companies.

•   Mr. Taylor is an experienced public company director.

DIRECTOR NOT STANDING FOR REELECTION AT THE ANNUAL MEETING

JOHN A. LEDERER
INDEPENDENT

Mr. Lederer has served as a Senior Advisor with Sycamore Partners, a private equity firm specializing in retail and consumer investments, since September 2017. In that capacity, he serves as Executive Chairman of the board of directors and Interim Chief Executive Officer of Staples, Inc. and its U.S. and Canadian businesses. From September 2010 to July 2015, Mr. Lederer served as our President and Chief Executive Officer. From 2008 to 2010, Mr. Lederer was Chairman and Chief Executive Officer of Duane Reade, a retail pharmacy chain. Prior to his work at Duane Reade, he spent 30 years at Loblaw Companies Limited, a Canadian grocery retailer and wholesale food distributor, where he held a number of leadership roles and served as President from 2000 to 2006. He served on the board of directors of Tim Hortons Inc. from 2007 until 2014, when it was acquired by Restaurant Brands International.

Mr. Lederer has given notice of his intent to retire from the Board effective as of the Annual Meeting.

Age 66 Director since: 2010

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

• NextPoint Financial Inc.

• Walgreens Boots Alliance, Inc.

PAST PUBLIC COMPANY DIRECTORSHIPS:

• Maple Leaf Foods Inc.

• Restaurant Brands International, Inc.

COMMITTEES:

• None

SKILLS AND QUALIFICATIONS:

• Mr. Lederer has extensive senior executive leadership experience in the retail and food industry, including five years of service as our Chief Executive Officer.

• He brings unique knowledge to our Board derived from his service as CEO and his subsequent board service.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    15

INDEPENDENCE, DIVERSITY, AGE AND TENURE

During the past four fiscal years, we refreshed four of our board positions with independent directors, including three diverse directors, and added an independent director voted on by the holders of our Series A Preferred Stock. Effective March 28, 2022, we added two additional directors, Marla Gottschalk and Quentin Roach, who are each independent and diverse directors. In all, 11 of 12 directors directors are independent and all members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent. We believe the composition of the Board strikes a balanced mix of experienced leaders with varying professional backgrounds and other differentiating personal characteristics who provide a broad spectrum of experience and expertise. The differing tenures of our directors allow the Board to benefit from fresh perspectives of newer directors while ensuring we retain the knowledge and experience of longer-serving directors.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    16

CORPORATE GOVERNANCE HIGHLIGHTS

GOVERNANCE HIGHLIGHTS

Independent Chairman of the Board	Declassified Board – all directors elected annually
11 of 12 directors are independent	No shareholder rights plan or poison pill
Fully independent Audit, Compensation, and Nominating and Corporate Governance Committees	Majority vote standard in uncontested director elections
Comprehensive and strategic approach to enterprise risk management	Plurality vote standard in contested director elections
Audit Committee oversight of cybersecurity	Shareholders can amend bylaws and no supermajority is required
Nominating and Corporate Governance Committee oversight of corporate social responsibility (“CSR”)	Stock ownership guidelines for directors and executives
Compensation Committee oversight of diversity and inclusion	No stock hedging or pledging permitted by directors and executives
Proactive shareholder engagement	Strong commitment to diversity
Annual say-on-pay vote	Annual Board and committee self-evaluations

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    17

SHAREHOLDER ENGAGEMENT

We recognize the value of listening to our shareholders and considering their perspectives. Throughout the year, we maintain an ongoing dialogue with our shareholders to discuss their areas of focus and to provide updates on our corporate governance, executive compensation, sustainability and human capital management programs. The feedback we receive from our shareholders informs our boardroom agenda.

HIGHLIGHTS OF FISCAL 2021 ENGAGEMENT

During 2021, as part of our year-round engagement, we met with over 30 shareholders (representing over 72% of our outstanding stock), individually and through our participation at industry and investment community conferences.

In the fall of 2021, we conducted a special shareholder outreach directed at our largest shareholders to discuss corporate governance, executive compensation, diversity and inclusion and sustainability matters.

INVITED	MET
20 shareholders representing approximately	13 shareholders representing more than
60% of our outstanding stock	35% of our outstanding stock

Through these individual engagements with our shareholders, we gained further insight into their views on our governance and compensation practices and disclosures, including feedback on the 2021 value creation PRSUs awarded to our named executive officers (“NEOs”). Overall, our shareholders provided positive feedback about our governance and corporate responsibility programs and expressed their support for the following:

■	Executive Compensation – Alignment of the total shareholder return targets of our 2021 value creation PRSUs to the long-term interests of our shareholders and our plans to return to an annual long-term incentive program design that includes PRSUs for 2022. See page 53.

■	Social – Our differentiating Hungry For Better program focused on products that are local, sustainable and support well-being including responsibly sourced seafood, plant protein, simple ingredients, responsible disposables and sustainable packaging. See page 40.

■	Diversity and Inclusion – Our goal, set in 2021, to fill 40% of new or open leadership roles at director level and above with diverse candidates; improved transparency for our workforce demographics. See page 42.

■	Environment – Our initiatives focused on reducing our Scope 1 emissions intensity by utilizing alternative fuels for our fleet, including compressed natural gas and renewable diesel, electric trucks and trailers. See page 43.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    18

Shareholders who wish to communicate with us may contact our Corporate Secretary at:

US Foods Holding Corp.
9399 W. Higgins Road, Suite 100
Rosemont, IL 60018

generalcounsel@usfoods.com

Shareholders may also contact our directors by utilizing the process described under “Communications with Our Directors” on page 85.

BOARD LEADERSHIP STRUCTURE

On February 11, 2022, the Board announced that it had separated the roles of Chief Executive Officer and Chairman. Mr. Dutkowsky, previously the Company's independent lead director, was elected non-executive Chairman of the Board. Mr. Satriano continues in his role as Chief Executive Officer and as a director.

Pietro Satriano	Robert M. Dutkowsky
Chief Executive Officer	Chairman of the Board

As Chief Executive Officer, Mr. Satriano:

■  Sets strategic direction for the Company

■  Leads the development of the Company’s short and long-term plans

■  Sets meaningful and measurable operating and strategic goals for the Company

■  Focuses on execution of the Company’s goals

■  Establishes a strong performance culture

■  Responsible for organizational structure, operating model and management succession

■  Provides day-to-day leadership over operations

■  Provides regular updates to the Board on key issues, status of operations and business developments

■  Sets the “tone at the top”

As Chairman, Mr. Dutkowsky:

■  Confers with the CEO on the Company’s strategy and long-term plan

■  Serves as a liaison between management and the Board

■  Presides over Board meetings and facilitates leadership

■  Sets the Board’s schedule and prioritizes topics of focus

■  Directs shareholder engagement and leads governance matters

■  Provides management with feedback regarding information that is necessary for the independent directors to effectively perform their duties

■  Leads the Board’s annual review of the CEO’s performance

■  Has authority to retain legal counsel, consultants and other advisors to report directly to the Board

■  Serves as Chair of Executive Committee in his role as Chairman of the Board

The Board believes this allocation of responsibilities provides a clear and efficient leadership structure for the Company.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    19

RISK OVERSIGHT

Our approach to enterprise risk management is designed to effectively identify, assess, prioritize, mitigate, and monitor the Company’s principal risks. Management is responsible for the Company’s day-to-day risk management activities. The Board’s role is to exercise informed risk oversight, which is done both directly and indirectly through its committees. For each of the Company’s top risks, the Board and/or its applicable committee receives periodic updates from a senior member of management. The Board’s effectiveness in risk oversight is bolstered through open dialogue with management, established monitoring and reporting processes, and the collective knowledge and experience of its members.

There are several ways the Board and its committees undertake their risk oversight responsibilities, including:

BOARD OF DIRECTORS

■  Receives updates on our business operations, financial results, and long-range plan at its regularly scheduled meetings

■  Monitors overall culture and risk management environment

■  Advises management on shaping corporate purpose, values and strategy

■  Receives an annual enterprise risk management report, which includes probability and potential economic and reputational impact assessments, as well as mitigation actions and monitoring plans

■  Receives periodic (at least annual) updates from management regarding each identified top enterprise risk as well as an annual cybersecurity report

Audit Committee

■ Reviews and considers our annual audit risk assessment, which identifies risks related to our internal control over financial reporting and informs our internal and external audit plans

■ Monitors independence of our independent auditor, including reviewing our proposed hiring of any current or former employees of our independent auditor

■ Oversees the implementation of new accounting standards

■ Reviews the use and consistent presentation of non-GAAP measures in our earnings releases and filings with the U.S. Securities and Exchange Commission (the “SEC”)

■ Evaluates, and if appropriate, approves proposed transactions involving a related party

■ Considers the impact of risk on our financial position and the adequacy of our risk-related internal controls

■ Oversees enterprise risk management assessment and receives annual reports on significant risk areas

■ Oversees cybersecurity and receives an annual cybersecurity report, which includes a review of potential digital threats and vulnerabilities and our cybersecurity framework designed to protect confidentiality, integrity, and availability of critical assets and information

■ Receives quarterly updates on litigation, compliance and food safety trends, and other applicable regulatory developments

■ Oversee the ethics and compliance, litigation management and food safety programs

Compensation Committee

■ Assesses, on an annual basis, whether our compensation plans, policies, and practices encourage excessive or inappropriate risk taking by our associates

■ Evaluates our executive compensation programs to ensure executive compensation adequately ties to company performance

■ Reviews risks related to talent acquisition, retention and development, as well as management succession planning

■ Monitors progress toward internal diversity and inclusion goals

Nominating and Corporate Governance Committee

■ Conducts an annual review of our corporate governance policies and practices

■ Oversees corporate governance, receiving quarterly updates on emerging corporate governance issues and trends

■ Oversees annual self-evaluation process for the Board and each of its committees, which includes soliciting directors’ views on our strategy and enterprise risks

■ Monitors and oversees our environmental and CSR strategies, including initiatives and accomplishments related to our Product, Planet and People commitments

■ Oversees succession planning and refreshment efforts for the Board

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    20

ANNUAL BOARD AND COMMITTEE SELF-EVALUATIONS

The Nominating and Corporate Governance Committee oversees the annual self-evaluation process for the Board and each of its committees. These self-evaluations are designed to assess whether the Board or the respective committee is functioning effectively and to provide a mechanism for the Board or the respective committee to identify potential areas for improvement. For example, in furtherance of the Board’s commitment to maintaining a diverse Board membership, the Board self-evaluation specifically asks directors to assess the Board’s progress against that commitment. Once completed, the results of the self-evaluations and any appropriate recommendations or action plans are discussed among the members of the Board and each of its committees.

COMMITTEES OF THE BOARD

Committees*	Audit	Compensation	Executive	Nominating and Corporate Governance
Total number of committee meetings during 2021:	5	4	0	4
Cheryl A. Bachelder	—		—	—
Court D. Carruthers				—
Robert M. Dutkowsky	—	—
Sunil Gupta		—	—	—
John A. Lederer**	—	—	—	—
Carl Andrew Pforzheimer	—	—	—
Pietro Satriano	—	—		—
Nathaniel H. Taylor	—	—	—	—
David M. Tehle				—
Ann E. Ziegler		—	—

*	Committee membership information presented as of January 1, 2022.

On May 22, 2021, Ms. Bachelder stepped down from the Nominating and Corporate Governance Committee and was appointed to the Compensation Committee, and Ms. Ziegler stepped down from the Compensation Committee and was appointed to the Nominating and Corporate Governance Committee.

On February 10, 2022, Ms. Bachelder was elected to serve as Chair of the Compensation Committee and Ms. Ziegler was elected to serve as Chair of the Nominating and Corporate Governance Committee. As a result of these changes, the membership of the Executive Committee, consisting of our Chairman of the Board and the chair of each committee, also changed. This table does not reflect such changes as they occurred after January 1, 2022.

On March 28, 2022, Marla Gottschalk was appointed director and joined the Nominating and Corporate Governance Committee, and Quentin Roach was appointed director and joined the Compensation Committee.

**	Mr. Lederer has given notice of his intent to retire from the Board effective as of the Annual Meeting.

The following descriptions of our committees reflect membership information as of the date of this Proxy Statement:

AUDIT COMMITTEE

Mr. Carruthers Mr. Gupta Mr. Tehle (Chair) Ms. Ziegler

The Audit Committee assists the Board in overseeing and monitoring: (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications, independence, and performance, (4) the performance of our internal audit function, and (5) our risk management policies and procedures.

The Board has determined that Messrs. Carruthers, Gupta, and Tehle and Ms. Ziegler each qualifies as an independent director under the corporate governance standards of the NYSE and the additional audit committee independence requirements under the rules of the SEC. The Board has also determined that Mr. Tehle and Ms. Ziegler each qualifies as an “audit committee financial expert,” as defined by SEC rules. All members of the Audit Committee are familiar with finance and accounting practices and principles and are financially literate.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    21

COMPENSATION COMMITTEE

Ms. Bachelder (Chair) Mr. Carruthers Mr. Roach Mr. Tehle

The Compensation Committee assists the Board in discharging its responsibilities relating to: (1) establishing our compensation program and setting the compensation of our executives, (2) overseeing our incentive and equity-based compensation plans, and (3) preparing the compensation committee report required to be included in our Proxy Statement under the rules of the SEC. The Compensation Committee may delegate to management the authority to approve awards of shares, share options or other forms of award pursuant to the Company’s equity based plans to participants who are not officers.

The Board has determined that Messrs. Carruthers and Tehle and Ms. Bachelder each qualifies as an independent director under the corporate governance standards of the NYSE, including the additional compensation committee independence requirements.

Mr. Carruthers was Chair of the Compensation Committee as of January 1, 2022. Ms. Bachelder was elected as Chair of the Compensation Committee on February 10, 2022.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Mr. Dutkowsky Ms. Gottschalk Mr. Pforzheimer Ms. Ziegler (Chair)

The Nominating and Corporate Governance Committee (1) assists the Board by identifying individuals qualified for membership on the Board and its committees, (2) recommends individuals to the Board for nomination as members of the Board and its committees, (3) oversees the Company’s environmental and CSR efforts and (4) advises and makes recommendations to the Board on corporate governance matters and the overall governance structure of our Company and Board. The Nominating and Corporate Governance Committee also oversees the annual self-evaluation process for the Board and each of its committees, as well as the progress of the Company’s CSR strategies.

The Board has determined that Ms. Ziegler and Messrs. Dutkowsky and Pforzheimer each qualifies as an independent director under the corporate governance standards of the NYSE.

Mr. Dutkowsky was Chair of the Nominating and Corporate Governance Committee as of January 1, 2022. Ms. Ziegler was elected as Chair of the Nominating and Corporate Governance Committee as of February 10, 2022.

EXECUTIVE COMMITTEE

Ms. Bachelder Mr. Dutkowsky (Chair) Mr. Tehle Ms. Ziegler

The Executive Committee meets and may exercise certain powers of the Board as may be delegated from time to time, except as limited by law, between regularly scheduled meetings of the Board when it is not practical or feasible for the Board to meet or as otherwise directed by the Board.

The Executive Committee consists of our Chairman of the Board and the chair of each committee. Mr. Carruthers was a member of the Executive Committee as of January 1, 2022. Mr. Dutkowsky became Chair as a result of his election as Chairman of the Board, and Ms. Ziegler became a member as of February 10, 2022.

BOARD ATTENDANCE AT THE ANNUAL MEETING

Although the Company does not have a written policy concerning Board attendance at annual meetings of the Company’s shareholders, it is our expectation that all directors attend the annual meetings of our shareholders. All of our directors attended the 2021 annual meeting of shareholders, with the exception of Ms. Gottschalk and Mr. Roach who had not yet been appointed to the Board.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Under the terms of the Company’s insider trading policy, our directors and executive officers are prohibited from engaging in transactions that involve short-term trades, short sales, exchange-traded options, hedging, margin loans, or pledging of or relating to our Common Stock. The Company’s insider trading policy does not currently prevent our associates, other than executive officers, from engaging in hedging, pledging or other speculative transactions, but it allows management to consider whether to prohibit our associates from engaging in these transactions.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    22

RELATED PARTY TRANSACTIONS

The Audit Committee has adopted a written policy related to the review and approval of related party transactions. Under the policy, the Audit Committee evaluates, and if appropriate, approves any proposed transactions involving the Company and in which any of our directors, nominees for director, executive officers or significant shareholders (or persons related to any of them) has a direct or indirect interest. Under the policy, certain related party transactions are deemed to be pre-approved, for example, those transactions where the aggregate amount will not exceed $120,000 or where the rates or charges involved are determined by competitive bids. In determining whether to approve a proposed related party transaction, the Audit Committee considers, among other things, whether: the terms of the transaction are fair to the Company and would apply if the transaction did not involve a related party; there are compelling business reasons for the Company to enter into the related party transaction and the nature of any available alternative transactions; the transaction would impair the independence of an otherwise independent director; or the transaction would create an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship.

KKR INVESTMENT

On May 6, 2020 (the “Issuance Date”), the Company issued 500,000 shares of its Series A Preferred Stock to KKR for an aggregate purchase price of $500 million, or $1,000 per share, pursuant to the Investment Agreement. In connection with the investment, under a registration rights agreement, dated May 6, 2020, the Company agreed to provide KKR with certain customary registration rights with respect to shares of the Company’s Common Stock issued in connection with any future conversion of the Series A Preferred Stock.

The Series A Preferred Stock ranks senior to the shares of Common Stock, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Preferred Stock has a liquidation preference of $1,000 per share. Holders of the Series A Convertible Stock are entitled to a cumulative dividend at the rate of 7.0% per annum, payable quarterly in arrears. If the Company does not declare and pay a dividend on the Series A Preferred Stock, the dividend rate will increase by 3.0% to 10.0% per annum until all accrued but unpaid dividends have been paid in full.

Dividends on the Series A were payable in kind, through the issuance of additional shares of Series A Preferred Stock, for the first four dividend payment dates, through March 31, 2021, and subsequently are payable in cash or in kind (or a combination of both) at the option of the Company. From the Issuance Date through March 31, 2021, we paid dividends in-kind to KKR of 32,281 shares of Series A Preferred Stock, and as of the Record Date, KKR held 532,281 shares of Series A Preferred Stock, which represented approximately 10% of the Company’s Common Stock on an as-converted basis.

The Series A Preferred Stock is convertible at the option of the holders at any time into shares of Common Stock at an initial conversion price of $21.50 per share and an initial conversion rate of 46.5116 shares of Common Stock per share of Series A Preferred Stock, subject to certain anti-dilution adjustments. At any time after May 6, 2023, if the volume weighted average price of Common Stock exceeds the mandatory conversion price of $43.00 per share, as may be adjusted, for at least twenty trading days in any period of thirty consecutive trading days, the Company has the option to convert all of the outstanding shares of Series A Preferred Stock into Common Stock.

At any time after May 6, 2025, the Company may redeem some or all of the Series A Preferred Stock for a per share amount in cash equal to: (i) the sum of 100% of the liquidation preference thereof, plus all accrued and unpaid dividends, multiplied by (ii) (A) 105% if the redemption occurs at any time after May 6, 2025 and prior to May 6, 2026, (B) 103% if the redemption occurs at any time after May 6, 2026 and prior to May 6, 2027, and (C) 100% if the redemption occurs at any time after May 6, 2027.

Upon certain change in control events involving the Company, on or before the fifth business day prior to the effective date of such change in control event, the holders of the Series A Preferred Stock must either (i) convert their shares of Series A Preferred Stock into Common Stock at the then-current conversion price or (ii) cause the Company to redeem their shares of Series A Preferred Stock for an amount in cash equal to 100% of the liquidation preference thereof plus all accrued but unpaid dividends. In the case of either clause (i) or (ii) above, if such change in control occurs on or before May 6, 2025, the Company will also be required to pay the holders of the Series A Preferred Stock a “make-whole” premium.

The holders of our Series A Preferred Stock are entitled to vote with our common shareholders on an as-converted basis, voting together as a single class. Holders of the Series A Preferred Stock are also entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the Series A Preferred Stock, authorizations or issuances by the Company of securities that are senior to, or equal in priority with, the Series A Preferred Stock, increases or decreases in the number of authorized shares of Series A Preferred Stock and issuances of shares of Series A Preferred Stock after the Issuance Date, other than shares issued as in kind dividends with respect to shares of Series A Preferred Stock issued on the Issuance Date. So long as KKR or its affiliates beneficially own shares of Series A Preferred Stock and/or shares of Common Stock that represent, in the aggregate and on an as-converted basis, at least 50% of the shares of Common Stock beneficially owned by KKR, on an as-converted basis, as of the Issuance Date, KKR has the right to designate one director to be nominated by the Board for election to the Board.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    23

Until KKR no longer has the right to designate a director for election to the Board, it and its affiliates have committed to vote all of their shares of Series A Preferred Stock and/or Common Stock (i) in favor of each director nominated and recommended for election by the Board, (ii) against any shareholder nominations for director which are not approved and recommended for election by the Board, (iii) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (iv) for any proposal approved by the KKR-designated director. With regard to all other matters submitted to the vote of shareholders, KKR and its affiliates are under no obligation to vote in the same manner as recommended by the Board or otherwise.

In February 2021, KKR Capital Markets, LLC (“KCM”), an affiliate of KKR, acted as a joint bookrunning manager in the private offering by our direct, wholly-owned subsidiary, US Foods, Inc., of $900 million aggregate principal amount of its 4.750% Senior Notes due 2029 and realized $1,113,750 in fees in the form of a discount to the purchase price which was equivalent to the fees realized by the other lead joint bookrunning manager for the offering. In addition, in November 2021, KCM (i) received $540,000 for debt advisory fees for services rendered in connection with the Company’s $900 million new incremental senior secured loan facility and (ii) acted as a joint bookrunning manager in the private offering by our direct, wholly-owned subsidiary, US Foods, Inc., of $500 million aggregate principal amount of its 4.625% Senior Notes due 2030 and realized $450,000 in fees in the form of a discount to the purchase price which was equivalent to the fees realized by the other lead joint bookrunning manager for the offering.

Additionally, as of January 1, 2022, investment funds managed by an affiliate of KKR held approximately $17 million in aggregate principal amount of our incremental senior term loan facility due 2026, as reported by the administrative agent.

CORPORATE GOVERNANCE MATERIALS

The Board has adopted Corporate Governance Guidelines in furtherance of its commitment to the principles of good corporate governance. The Board and the Nominating and Corporate Governance Committee review the Corporate Governance Guidelines annually and make amendments, as they deem necessary or appropriate, based on shareholder feedback, changes in the rules of the SEC or the corporate governance standards of the NYSE, or best practices.

The Board has also adopted a Code of Conduct that applies to all of our directors, officers, and associates, including our principal executive officer, principal financial officer, and principal accounting officer. Our directors agree to comply with the Code of Conduct annually. We intend to make available any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our investor relations website.

Copies of our Corporate Governance Guidelines; the charters of each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee; and our Code of Conduct are publicly available and may be found by visiting the “Corporate Governance—Governance Documents” page of our investor relations website at https://ir.usfoods.com/investors/corporate-governance/governance-documents.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    24

QUALIFICATIONS AND RELEVANT EXPERIENCE

The Board is comprised of individuals with experience in key areas relevant to US Foods. Each director nominee was nominated based on the unique experience, qualifications and skills that he or she brings to the Board. This blend of diverse backgrounds provides the Board with the benefit of a broad array of perspectives. The table below highlights some of the experience and skills embodied by our directors. If an individual is not listed as having a particular attribute, it does not signify a director’s lack of ability to contribute in such area.

Director Nominee:	Bachelder	Carruthers	Dutkowsky	Gottschalk	Gupta	Lederer***	Pforzheimer	Roach	Satriano	Taylor	Tehle	Ziegler

Committee Membership:*	C, E	A, C	E, N	N	A		N	C			A, C, E	A, E, N
Food Industry	✓			✓		✓	✓	✓	✓		✓	✓
Supply Chain and Logistics		✓	✓			✓		✓	✓			✓
CEO Leadership	✓	✓	✓	✓		✓	✓		✓
Public Company Governance	✓	✓	✓	✓		✓			✓	✓	✓	✓
Sustainability and Corporate Responsibility			✓				✓	✓				✓
Accounting/ Finance	✓	✓		✓	✓	✓			✓	✓	FE**	FE
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓
Technology			✓		✓					✓	✓	✓
Marketing & Strategy	✓	✓	✓	✓	✓	✓			✓
Human Capital Management	✓	✓	✓	✓			✓		✓		✓	✓
Other Public Company Board(s)	✓	✓	✓	✓		✓			✓	✓	✓	✓

*A = Audit Committee, C = Compensation Committee, N = Nominating and Corporate Governance Committee, E = Executive Committee; committee membership reflects membership information as of the date of this Proxy Statement

** FE = director qualifies as an audit committee “financial expert”

***Mr. Lederer has given notice of his intent to retire from the Board effective as of the Annual Meeting.

Food Industry	Experience in the food industry provides the Board with an enhanced understanding of the industry and is highly important to strategic planning and risk oversight of our business and operations
Supply Chain and Logistics	Experience in supply chain management and logistics provides the Board with an enhanced understanding of a crucial aspect of the Company’s operations and is important to overseeing risk in our supply chain and operations
CEO Leadership	CEO leadership experience brings different perspectives into the boardroom and is important for monitoring strategy, developing a high-performing executive leadership team and capital allocation
Public Company Governance	Knowledge of public company governance issues and policies to enhance board practices is important to understanding and protecting shareholders’ interests
Sustainability and Corporate Responsibility	Brings understanding and experience regarding environmental and CSR issues that are relevant to our company and the sustainability of the communities in which we operate
Accounting/ Finance	Accounting and finance experience is important in overseeing our financial reporting, internal controls and capital allocation, which are critical to our success
Risk Management	Experience in risk management is critical in overseeing the risks we face today and anticipating emerging risks that could impact us in the future
Technology	Experience in technology is important to assess the tools we utilize to support our business infrastructure, supply chain and customer service, and also to oversee cybersecurity and information security risks
Marketing & Strategy	Marketing and strategy experience is important in understanding our growth strategy and customer-centric focus
Human Capital Management	Human capital management experience is important to assess compensation practices, diversity mix, talent, training programs and corporate culture, which we depend upon to attract and retain key personnel and motivate our associates to perform and create long-term shareholder value
Other Public Company Board(s)	Experienced in public company governance, expertise in the purpose and functioning of a board, oversight of strategic planning and management team performance

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    25

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

WHY DID YOU PROVIDE ME THIS PROXY STATEMENT?

We provided you this Proxy Statement because you were a holder of our Common Stock or Series A Preferred Stock as of the Record Date, and the Board is soliciting your proxy to vote your stock at the Annual Meeting. For more information on the participants in our Board’s solicitation, please see “Additional Information Regarding Participants in the Solicitation” on page A-1 of this Proxy Statement.

WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board has designated [●] and [●] as the Company’s proxies for the Annual Meeting.

WHAT SHOULD I DO IF I RECEIVE A GOLD PROXY CARD OR OTHER PROXY MATERIALS FROM SACHEM HEAD CAPITAL MANAGEMENT LP?

Sachem Head Capital Management LP (together with its affiliates and associates, “Sachem Head”) has notified the company that Sachem Head intends to nominate seven director candidates for election at the Annual Meeting. You may receive proxy solicitation materials from Sachem Head. The Company is not responsible for the accuracy of any information provided by or relating to Sachem Head’s nominees contained in proxy materials filed or disseminated by or on behalf of Sachem Head or any other statements that Sachem Head may make. Since Sachem Head intends to nominate a majority slate at the Annual Meeting, if Sachem Head is successful in electing six or more of its nominees at the Annual Meeting, then a change in control may be deemed to have occurred under certain of the Company’s material contracts and other legal instruments (see “Certain Effects of the Sachem Head Solicitation” beginning on page 37 of this Proxy Statement).

Our Board strongly urges you NOT to sign or return any gold proxy card sent to you by Sachem Head. Voting to “WITHHOLD” with respect to any of Sachem Head’s nominees on a gold proxy card sent to you by Sachem Head is not the same as voting “FOR” our Board’s nominees because a vote to “WITHHOLD” with respect to any of Sachem Head’s nominees on its gold proxy card will revoke any WHITE proxy card you may have previously submitted. To support our Board’s nominees, you should vote “FOR” our Board’s nominees on the WHITE proxy card and disregard, and not return, any gold proxy card sent to you by Sachem Head. If you have previously submitted a proxy card sent to you by Sachem Head, you can revoke it and vote “FOR” our director nominees recommended by our Board by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or by following the instructions on the WHITE proxy card to vote via the Internet or by telephone. Only the latest validly executed proxy that you submit will be counted, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting. If you attend and validly vote at the Annual Meeting, your proxy will not be used.

Our Board unanimously recommends using the enclosed WHITE proxy card to vote “FOR” each of our Board’s nominees. Our Board recommends that you DISREGARD any gold proxy cards that you may receive.

HOW WILL SHARES BE VOTED BY THE WHITE PROXY CARD?

The shares represented by any WHITE proxy card that is properly executed and received by the Company prior to or at the Annual Meeting will be voted in accordance with the specifications made on the card.

If you return a validly executed and dated WHITE proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: “FOR” the election of all ten director nominees recommended by our Board as set forth on the WHITE proxy card (Proposal 1); “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement (commonly known as a “say-on-pay resolution”) (Proposal 2); “and FOR” the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal 2022 (Proposal 3). The persons named as proxies on the enclosed WHITE proxy card will abstain from voting for the approval of the shareholder proposal to adopt greenhouse gas emissions reduction targets (Proposal 4).

Our Board is not aware of any matters that are expected to come before the Annual Meeting other than those described in this Proxy Statement. If any other matter is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all WHITE proxy cards received by the Company will be voted with respect thereto at the discretion of the persons named as proxies on the enclosed WHITE proxy card.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    26

WHAT IF I RECEIVE MORE THAN ONE WHITE PROXY CARD OR SET OF PROXY MATERIALS FROM THE COMPANY?

If your shares are held in more than one account, you will receive more than one WHITE proxy card, and in that case, you can and are urged to vote all of your shares by signing, dating and returning all WHITE proxy cards you receive from the Company in the postage-paid envelope provided. If you choose to vote by telephone or via the Internet, please vote using each WHITE proxy card you receive to ensure that all of your shares are voted. Only your latest dated proxy for each account will count. Please sign each proxy card exactly as your name or names appear on the proxy card. For joint accounts, each owner should sign the proxy card. When signing as an executor, administrator, attorney, trustee, guardian or other representative, please print your full name and title on the proxy card.

If Sachem Head proceeds with its previously announced proxy solicitation, the Company will likely conduct multiple mailings prior to the Annual Meeting to ensure shareholders have the Company’s latest proxy materials to vote. The Company will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. We encourage you to vote every WHITE proxy card you receive. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by our Board, then you should only submit WHITE proxy cards.

If you have any questions or need assistance voting, please contact [●]. Shareholders may call toll-free at [●] or send an email to [●]. Brokers and banks may call collect at [●].

Will my shares be voted if I do nothing, or if I do not vote for some of the proposals listed on my proxy card?

If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote via the Internet or by telephone, or attend and vote at the Annual Meeting. If you provide specific voting instructions, your shares will be voted as you have instructed. If you execute the WHITE proxy card and do not provide voting instructions on any matter, your shares will be voted in accordance with our Board’s recommendations on that matter (and the persons named as proxies on the enclosed WHITE proxy card will abstain from voting on Proposal 4). We urge you to sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the WHITE proxy card, whether or not you plan to attend the Annual Meeting.

If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee), you will receive voting instructions from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not instruct your broker, bank or other nominee how to vote your shares, then, your broker, bank or other nominee will not be able to vote your shares with respect to Proposal 1, Proposal 3, or Proposal 4 or, the extent that Sachem Head provides you with a proxy card or voting instruction form, any of the other proposals. If Sachem Head does not provide you with a proxy card or voting instruction form, your broker, bank or other nominee will be able to vote your shares with respect to Proposal 2. We urge you to instruct your broker, bank or other nominee, by following the instructions on the enclosed WHITE voting instruction form, to vote your shares in accordance with our Board’s recommendations on the WHITE voting instruction form, whether or not you plan to attend the Annual Meeting.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    27

WHAT WILL I BE VOTING ON?

At the Annual Meeting, the holders of our Common Stock and the holders of our Series A Preferred Stock, voting together as a single class, will be asked to vote on:

		Our Board’s Recommendation	More Information (Page No.)
Proposal 1	The election of ten director nominees to the Board	FOR ALL NOMINEES RECOMMENDED BY OUR BOARD	38
Proposal 2	The approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement (commonly known as a “say on pay resolution”)	FOR	47
Proposal 3	The ratification of the appointment of Deloitte as our registered public accounting firm for fiscal 2022	FOR	78
Proposal 4	The approval of a shareholder proposal, if properly presented	NO RECOMMENDATION	81

OUR BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF OUR BOARD’S NOMINEES ON PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 USING THE ENCLOSED WHITE PROXY CARD.

Holders of our Series A Preferred Stock, voting as a separate class, will also vote on the election of an 11th director nominee, designated by KKR pursuant to the Investment Agreement (“KKR Designee”), to the Board (Nathaniel H. Taylor).

WHO IS ENTITLED TO VOTE ON THESE MATTERS?

You are entitled to vote at the Annual Meeting if you owned shares of our Common Stock or Series A Preferred Stock as of the close of business on the Record Date. On the Record Date, [●] shares of our Common Stock were outstanding and eligible to be voted and [●] shares of Series A Preferred Stock, representing [●] shares of Common Stock on an as-converted basis, were outstanding and eligible to be voted. Each share of Common Stock owned as of the close of business on the Record Date is entitled to one vote on each matter that is properly brought before the Annual Meeting and on which our common shareholders are entitled to vote. Each record holder of Series A Preferred Stock will have a number of votes equal to the largest number of whole shares of Common Stock into which such shares are convertible on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of Series A Preferred Stock are entitled to vote together with Common Stock as a single class. In addition, each holder of record of Series A Preferred Stock will have one vote for each share of Series A Preferred Stock on each matter that is properly brought before the Annual Meeting and on which holders of Series A Preferred Stock are entitled to vote separately, as a class.

Business may not be conducted at the Annual Meeting unless a quorum is present. Under our Bylaws, a majority of the outstanding voting power of the shares, present or represented by proxy, and entitled to vote at the Annual Meeting, constitutes a quorum. Where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If there are not sufficient shares present or represented by proxy at the Annual Meeting to constitute a quorum for approval of any matter to be voted upon, the Annual Meeting may be adjourned to permit further solicitation of proxies in order to achieve a quorum. Abstentions or withheld votes and broker non-votes are counted as shares present and entitled to vote for purpose of determining whether a quorum is present.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    28

WHY ARE COMMON SHAREHOLDERS BEING ASKED TO VOTE ON THE ELECTION OF ONLY TEN OUT OF THE 11 DIRECTOR NOMINEES UP FOR ELECTION?

A total of 11 director nominees will be voted upon at the Annual Meeting. Holders of our Common Stock and holders of our Series A Preferred Stock, voting together as a single class, are being asked to vote on ten of the 11 director nominees.

The 11th director will be voted upon only by the holders of our Series A Preferred Stock. Pursuant to the Investment Agreement (see “KKR Investment” beginning on page 23) and based on their current level of ownership, the holders of our Series A Preferred Stock are entitled to designate a director nominee for election to the Board and vote separately as a class on his or her election to the Board.

IS THE COMPANY USING A UNIVERSAL PROXY CARD IN CONNECTION WITH VOTING AT THE ANNUAL MEETING?

No. The SEC has adopted new rules requiring the use of a universal proxy card in contested director elections that take place after August 31, 2022. As the Annual Meeting will be held on [●], 2022, shareholders voting by proxy at the Annual Meeting will vote using a customary proxy card, as has been the case in prior years.

HOW MANY VOTES DO I HAVE?

Each record holder of our Common Stock will have the right to cast one vote for each share of Common Stock he or she owns on each matter that is properly brought before the Annual Meeting and on which our common shareholders are entitled to vote. As of the Record Date, there were [●] shares of Common Stock outstanding.

Each record holder of Series A Preferred Stock will have a number of votes equal to the largest number of whole shares of Common Stock into which such shares are convertible on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of Series A Preferred Stock are entitled to vote together with Common Stock as a single class. As of the Record Date, there were [●] shares of Series A Preferred Stock outstanding, which, as of such date, were convertible into [●] shares of Common Stock.

In addition, each holder of record of Series A Preferred Stock will have one vote for each share of Series A Preferred Stock on each matter that is properly brought before the Annual Meeting and on which holders of Series A Preferred Stock are entitled to vote separately, as a class.

Cumulative voting is not permitted in the election of directors.

ARE THERE ANY REQUIREMENTS ON HOW THE HOLDERS OF THE SERIES A PREFERRED STOCK MUST VOTE ON MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING?

Under the Investment Agreement, KKR is required to vote its shares of our Series A Preferred Stock (i) in favor of each of the director nominees recommended for election by the Board; (ii) for ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal 2022; and (iii) for all other proposals to be voted on at the Annual Meeting that have been recommended for approval by the Board.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    29

WHAT VOTE IS REQUIRED, AND HOW WILL MY VOTES BE COUNTED, TO ELECT THE DIRECTOR NOMINEES AND TO APPROVE EACH OF THE OTHER PROPOSALS DISCUSSED IN THIS PROXY STATEMENT?

Proposal	Vote Required	Effect of Abstentions	Effect of Withhold Votes and Broker Non-Votes
Proposal 1: The election of ten director nominees to the Board.	Plurality of the votes properly cast, meaning that the nominees receiving the most votes “FOR” their election will be elected to our Board.	N/A	Withhold votes have no effect on the outcome of the election of directors. Broker discretionary voting is not permitted, and broker non-votes have no effect on the outcome of this proposal.
Proposal 2: The approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement (commonly known as a “say-on-pay resolution”).	Majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote.	An abstention has the same effect as a vote against the proposal.	Broker discretionary voting is not permitted, and broker non-votes will have no effect on the outcome of this proposal.
Proposal 3: The ratification of the appointment of our registered public accounting firm for fiscal 2022.	Majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote.	An abstention has the same effect as a vote against the proposal.	Broker non-votes will have no effect on the outcome of this proposal.
Proposal 4: The approval of a shareholder proposal as described in this Proxy Statement, if properly presented.	Majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote.	An abstention has the same effect as a vote against the proposal.	Broker discretionary voting is not permitted, and broker non-votes will have no effect on the outcome of this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF OUR BOARD’S NOMINEES ON PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 USING THE ENCLOSED WHITE PROXY CARD.

WHY ARE YOU CONDUCTING A VIRTUAL-ONLY ANNUAL MEETING?

We are conducting this year’s Annual Meeting entirely online because of the continuing public health risks related to the COVID-19 pandemic and to support the health and well-being of our associates and shareholders. In addition, the virtual meeting format provides our shareholders with expanded access to the Annual Meeting, providing shareholders who would not otherwise be able to attend the meeting the opportunity to do so. Like our prior in-person and virtual annual meetings, we will provide our shareholders with ample opportunity to ask questions or provide comments.

WHO IS ALLOWED TO ATTEND THE VIRTUAL ANNUAL MEETING?

Shareholders as of the close of business on the Record Date ([●], 2022), or their authorized representatives, are welcome to attend the virtual Annual Meeting. Even if you plan to attend the virtual Annual Meeting, we recommend that you also vote by proxy as soon as possible so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

HOW DO I ATTEND THE VIRTUAL ANNUAL MEETING?

To join the virtual Annual Meeting, log in at [●]. To participate in the Annual Meeting, you will need to have your control number, which is included on the Notice, WHITE proxy card or other instructions that accompanied your proxy materials.

The live audio webcast of the Annual Meeting will begin promptly at [●] a./p.m., Central Daylight Time. Online access to the audio webcast will open prior to the start of the meeting to allow time for shareholders to log in and test the computer audio system. We encourage you to log in prior to the meeting start time. We will have a support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the audio webcast of the meeting. If you encounter technical difficulties accessing the audio webcast, please call our support team at [●] (U.S.) or [●] (International).

Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the WHITE proxy card.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    30

Additional information and our proxy materials can also be found at [●]. If you have any difficulty following the registration process, please email [●].

MAY I ASK QUESTIONS AT THE VIRTUAL ANNUAL MEETING?

Yes. We expect that all of our directors and executive officers, as well as representatives of our independent registered public accounting firm, Deloitte, will attend the virtual Annual Meeting and be available to answer questions. We will provide our shareholders the opportunity to ask questions and make statements. Instructions for submitting questions and making statements will be posted on the virtual meeting website. This question and answer session will be conducted in accordance with certain Rules of Conduct. These Rules of Conduct will be posted on our investor relations website prior to the date of the Annual Meeting, and may include certain procedural requirements.

WHAT HAPPENS IF THE ANNUAL MEETING IS ADJOURNED?

Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our Common Stock at the adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.

WHERE CAN I FIND THE RESULTS OF THE ANNUAL MEETING?

We will report the voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days following our Annual Meeting, a copy of which will also be available on our website, https://ir.usfoods.com/investors.

WHO IS SOLICITING PROXIES FOR THE ANNUAL MEETING WITH THIS PROXY STATEMENT?

Our Board, on behalf of the Company, is soliciting your proxy to vote your shares of our Common Stock on all matters scheduled to come before the Annual Meeting, whether or not you attend the Annual Meeting. By completing, signing, dating and returning the enclosed proxy card and voting instruction form, or by submitting your proxy and voting instructions via the Internet or by telephone, you are authorizing the proxy holders to vote your shares of our Common Stock at the Annual Meeting as you have instructed.

Under applicable SEC rules and regulations, members of the Board, the Board’s directors, director nominees and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting (each such person, a “Participant”). For more information on the Participants in the Board’s solicitation, please see “Additional Information Regarding Participants in the Solicitation” in Appendix A of this Proxy Statement.

WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A “STREET NAME” HOLDER?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, you are considered the shareholder of record, or a registered holder, with respect to those shares.

If your shares are held in a brokerage account or by a bank or other nominee (“in street name”), you are considered the beneficial owner of those shares.

Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing your broker, bank or other nominee as to how to vote your shares. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. Because of the contested nature of the election, if you do not give instructions to your broker, your broker may not be able to vote your shares with respect to any of the proposals. We urge you to instruct your broker, bank or other nominee, by following the instructions on the enclosed WHITE voting instruction form, to vote your shares in line with our Board’s recommendations on the WHITE voting instruction form.

HOW DO I VOTE BY PROXY BEFORE THE ANNUAL MEETING?

If your shares are held directly in your own name, and you received printed or electronic copies of the proxy materials, you may vote your shares by mail by completing, signing and dating the WHITE proxy card. To vote over the Internet at www.proxyvote.com or by telephone by dialing [●], you should refer to your WHITE proxy card for instructions and use your control number, which is included on your proxy card.

If your shares are held in “street name,” meaning registered in the name of your broker, bank or other nominee, you should vote your shares by following the instructions from your broker, bank or other nominee.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    31

WHAT SHARES ARE INCLUDED ON A PROXY OR VOTING INSTRUCTION CARD?

Each proxy or voting instruction card represents the shares registered to you as of the close of business on the Record Date. You may receive more than one proxy or voting instruction card if you hold your shares in multiple accounts, some of your shares are registered directly in your name with the Company’s transfer agent, or some of your shares are held in street name through a broker, bank or other nominee. Please vote the shares on each WHITE proxy card or voting instruction card to ensure that all of your shares are counted at the Annual Meeting.

WHAT IF I HAVE SHARES REGISTERED IN MY NAME AND DON’T VOTE ON A PARTICULAR MATTER WHEN RETURNING A PROXY CARD?

Properly signed proxy cards received by the Corporate Secretary before the close of voting at the Annual Meeting will be voted according to the directions provided. If a signed proxy card is returned without shareholder direction on a matter, the shares will be voted as recommended by the Board.

WHAT IF I HOLD MY SHARES IN STREET NAME AND DON’T VOTE ON A PARTICULAR MATTER WHEN RETURNING A PROXY CARD?

If you are the beneficial owner of your shares (that is, you hold your shares in “street name” through an intermediary such as a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit a proxy to have your shares voted. Because of the contested nature of the election, if you do not give instructions to your broker, your broker may not be able to vote your shares with respect to any of the proposals. We urge you to instruct your broker, bank or other nominee to vote your shares “FOR” our Board’s nominees and “FOR” Proposals 2 and 3 using the enclosed WHITE proxy card.

HOW CAN I VOTE AT THE VIRTUAL ANNUAL MEETING?

Shareholders of record may vote their shares electronically at the Annual Meeting by following the instructions at [●] or by following the instructions provided on the enclosed WHITE proxy card.

Even if you plan to attend the virtual Annual Meeting, we encourage you to vote your shares on the WHITE proxy card by Internet, telephone or mail prior to the Annual Meeting.

The Company is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by the use of a control number to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

If you were the beneficial owner of shares (that is, you held your shares in “street name” through an intermediary such as a broker, bank or other nominee) as of the Record Date, you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit a proxy to have your shares voted. In most cases, you will be able to do this by mail, via the Internet or by telephone. Alternatively, you may obtain a “legal proxy” from your broker, bank or other nominee and register in advance to attend the Annual Meeting at [●] prior to the deadline of [●], 2022 at [●] Central Daylight Time by following the instructions described below. As discussed herein, your broker, bank or other nominee may not be able to vote your shares on any matters at the Annual Meeting unless you provide instructions on how to vote your shares. You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee.

I HAVE SHARES REGISTERED IN MY NAME, AND ALSO HAVE SHARES IN A BROKERAGE ACCOUNT. HOW DO I VOTE THESE SHARES?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank or other nominee will send you instructions on how to vote those shares.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

If your shares are registered directly in your name, you may change your vote or revoke your proxy by:

■	Delivering written notice to the Corporate Secretary that is received on or before [●] p.m. (Central Daylight Time) on [●], 2022;

■	Submitting a later dated proxy over the Internet or by telephone in accordance with the instructions in the Notice or the proxy card; or

■	Voting your shares electronically during the Annual Meeting.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    32

If your shares are held in street name, you should contact your broker, bank or other nominee to change your vote or revoke your proxy.

If you have previously submitted a gold proxy card sent to you by Sachem Head, you may change your vote by completing and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or by voting via the Internet or by telephone by following the instructions on the WHITE proxy card. Please note that submitting a gold proxy card sent to you by Sachem Head will revoke votes you have previously made via the Company’s WHITE proxy card. Voting to “WITHHOLD” with respect to any of Sachem Head’s nominees on a gold proxy card sent to you by Sachem Head is not the same as voting “FOR” our Board’s nominees because a vote to “WITHHOLD” with respect to any of Sachem Head’s nominees on its gold proxy card will revoke any WHITE proxy you may have previously submitted.

Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the WHITE proxy card.

WHO COUNTS THE VOTES?

A representative of [●] will count the votes and serve as the independent inspector of election at the Annual Meeting.

WHAT IS THE DEADLINE FOR VOTING?

The deadline for voting by telephone or electronically is [●] p.m. (Central Time) on [●], 2022. If you attend the virtual Annual Meeting, you may vote your shares electronically during the meeting.

DO I HAVE ANY DISSENTERS’ OR APPRAISAL RIGHTS WITH RESPECT TO ANY OF THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING?

No. Delaware law does not provide shareholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

WHOM DO I CONTACT IF I HAVE QUESTIONS ABOUT THE ANNUAL MEETING?

If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

Okapi Partners LLC

1212 6th Avenue, Floor 24

New York, NY 10036

Banks and Brokers Call: (212) 297-0720

or

Shareholder and All Others Call Toll-Free: (877) 285-5990

Email: info@okapipartners.com

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    33

BACKGROUND TO THE SOLICITATION

On November 14, 2018, Sachem Head filed a Form 13F disclosing a 1.98% stake in the Company. Since then and until August 2021, Sachem Head filed regular Form 13Fs disclosing its stake in the Company, which ranged from 1.09% to 2.53%. From October 2017 (when an introductory call took place) through August 2021, the Company had at least 55 meetings and calls with Sachem Head, including group meetings and calls at investor conferences.

On October 6, 2021, Mr. Ferguson called Nathaniel H. Taylor, a director of the Company, to inform him that Sachem Head would be filing a Schedule 13D shortly.

On October 7, 2021, Mr. Ferguson called Pietro Satriano, the Chief Executive Officer of the Company, to inform him that Sachem Head would be filing a Schedule 13D shortly.

On October 7, 2021, Sachem Head filed a Schedule 13D disclosing a 5.1% beneficial ownership position and aggregate economic exposure to 9.2% of the outstanding shares of Common Stock. The Schedule 13D also disclosed that Sachem Head had retained Mr. Hees to serve as an advisor and as a potential director nominee for election to the Board.

On October 15, 2021, Mr. Satriano and Dirk J. Locascio, the Chief Financial Officer of the Company, met with Mr. Ferguson and another representative of Sachem Head at the Company’s headquarters. At the meeting, Mr. Ferguson shared a presentation containing Sachem Head’s views regarding the Company. Mr. Ferguson requested that the Company appoint himself, Bernardo Hees, and David Toy as directors to the Board. Mr. Ferguson also asked the Company to appoint Mr. Hees as Executive Chairman of the Board and form an Operational Improvement Committee of the Board.

On October 21, 2021, Messrs. Satriano and Locascio met with Mr. Hees at the Company’s headquarters to discuss his views regarding the Company.

On October 27, 2021, Mr. Satriano emailed Mr. Ferguson to indicate that he had met with the Board to discuss Sachem Head’s proposals and that the Board had asked Mr. Satriano, Lead Independent Director, Robert M. Dutkowsky, and director, Cheryl A. Bachelder, to meet with Messrs. Ferguson and Hees.

On November 1, 2021, Messrs. Satriano and Dutkowsky and Ms. Bachelder met with Messrs. Ferguson and Hees in person, during which meeting Mr. Ferguson shared his high-level thoughts on improving the Company’s financial performance and encouraged the Company to consider Mr. Hees for the role of Executive Chair. Mr. Dutkowsky and Ms. Batchelder asked a number of questions regarding Mr. Hees’ experience and his ideas for performance improvement at the Company. Mr. Dutkowsky also noted that most of the ideas set forth in Mr. Ferguson’s presentation were already underway.

On November 8, 2021, the Company issued a press release announcing its 2021 third quarter earnings and held an accompanying earnings call.

On November 15, 2021, Messrs. Satriano and Dutkowsky and Ms. Bachelder had a call with Mr. Ferguson. On the call, Mr. Satriano informed Mr. Ferguson that: (i) the Company was interested in continuing constructive engagement with Sachem Head; (ii) the Board would like to proceed with an evaluation of Messrs. Ferguson, Hees and Toy as potential candidates to join the Board, consistent with the Board’s standard candidate evaluation procedures, which include interviews and background and reference checks; and (iii) the Board had questions and concerns about Mr. Hees’ experience in distribution and past leadership roles at other companies, including The Kraft Heinz Company (“Kraft Heinz”), and would expect Mr. Hees to address such concerns during his interviews with the Company.

On November 24, 2021, Mr. Ferguson asked Mr. Satriano to expedite the evaluation process and asked that it be completed over the next two weeks. Mr. Satriano responded that the Company was already accelerating its normal director selection process for Messrs. Ferguson, Hees and Toy. Following the call, a representative of the Company offered Mr. Ferguson additional potential dates for interviews.

Between November 16 and November 29, 2021, the Company and representatives of Sachem Head coordinated the interviews of Sachem Head’s candidates with members of the Nominating and Corporate Governance Committee of the Board.

On November 30, 2021, Sachem Head filed an amended Schedule 13D disclosing a 6.3% beneficial ownership position and an unchanged aggregate economic exposure to 9.2% of the outstanding shares of Common Stock.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    34

On December 6, 2021, Mr. Dutkowsky, the then-Chair of the Nominating and Corporate Governance Committee of the Board, interviewed Mr. Ferguson as a candidate for director. During the interview, Mr. Ferguson reiterated his belief that the Company should create a new Executive Chairman role on its Board and that Mr. Hees should serve in that position.

On December 8, 2021, Ann E. Ziegler and Carl Andrew Pforzheimer, members of the Nominating and Corporate Governance Committee, also interviewed Mr. Ferguson.

Also on December 8, 2021, Sachem Head filed an amended Schedule 13D disclosing a 7.6% beneficial ownership position and an unchanged aggregate economic exposure to 9.2% of the outstanding shares of Common Stock.

On December 14, 2021, Mr. Pforzheimer interviewed Messrs. Hees and Toy as candidates for director.

On December 15, 2021, Mr. Dutkowsky and Ms. Ziegler also interviewed Messrs. Hees and Toy.

Also on December 15, 2021, Sachem Head filed an amended Schedule 13D disclosing a 8.7% beneficial ownership position and an unchanged aggregate economic exposure to 9.2% of the Company’s outstanding shares of Common Stock.

On December 20, 2021, Mr. Taylor called Mr. Ferguson to state that: (i) the Board appreciated Sachem Head’s perspectives and had evaluated Sachem Head’s proposed director candidates; (ii) the Board was open to adding certain of Sachem Head’s director candidates to the Board; and (iii) the Board was not supportive of adding Mr. Hees as a director due to significant concerns regarding his previous leadership roles at other companies, which Mr. Hees did not adequately address during his interviews with various members of the Board.

On December 21, 2021, Messrs. Satriano and Dutkowsky and Ms. Bachelder called Mr. Ferguson to follow up on Mr. Taylor’s call the prior day. They stated that the Board would be open to a resolution with Sachem Head that would include adding Mr. Ferguson as a director and an additional director with operational expertise, but the Board remained unwilling to add Mr. Hees as a director due to his concerning track record. Mr. Ferguson stated that he would reflect on the Board’s offer (the “December 21 Offer”).

On January 4, 2022, Mr. Satriano reached out to Mr. Ferguson because the Company had not heard back from Mr. Ferguson since the December 21 Offer had been presented.

On January 7, 2022, Mr. Satriano had a video call with Mr. Ferguson, during which Mr. Satriano reiterated the December 21 Offer. Mr. Ferguson responded by expressing disappointment with the offer and threatening to run a proxy contest with a majority slate of director nominees. Mr. Satriano stated that the Board was open to other directors with operating experience besides Mr. Hees and offered Mr. Ferguson the opportunity to participate in that process of identifying such directors. Mr. Ferguson promised to call Mr. Satriano the following week.

On February 10, 2022, Mr. Taylor called Mr. Ferguson to reiterate the December 21 Offer once again and encourage Mr. Ferguson to engage constructively with the Company. The Company did not receive any further communications from Mr. Ferguson prior to February 15, 2022, when the Sachem Head Group launched its proxy contest.

On February 11, 2022, the Company issued a press release stating that, following its annual governance review, the Board had implemented a series of changes consistent with its commitment to best corporate governance practices. Such changes included the separation of the CEO and Chair roles by electing Mr. Dutkowsky as independent Chair and the election of Ms. Bachelder and Ms. Ziegler as new chairs of the Compensation Committee and the Nominating and Corporate Governance Committee, respectively.

On February 15, 2022, without any further notice to the Company, Sachem Head delivered a Notice of Stockholder Nomination of Individuals for Election as Directors at the Annual Meeting (the “Nomination Notice”) to the Company indicating its intent to nominate the following seven candidates for election to the Board at the Annual Meeting, the election of which would represent a change of control of the Board: Meredith Adler, James J. Barber Jr., Mr. Ferguson, Jeri B. Finard, John J. Harris, Mr. Hees and Mr. Toy (collectively, the “Sachem Head Nominees”). Until that date, Sachem Head had never even mentioned the names of four of these seven Sachem Head Nominees to the Company.

Also on February 15, 2022, Sachem Head filed an amended Schedule 13D disclosing its intent to nominate the Sachem Head Nominees at the Annual Meeting. The Schedule 13D reported a reduced aggregate economic exposure to 8.7% of the outstanding shares of Common Stock.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    35

Also on February 15, 2022, Sachem Head issued a press release announcing its nomination of the Sachem Head Nominees. The Company issued a press release in response, disclosing that Sachem Head made it a pre-condition to any resolution that the Board appoint Mr. Hees as director with an executive role. The Company highlighted its concerns with Mr. Hees’ troubling background, including the fact that: (i) Brazil’s securities regulator equivalent to the SEC, the Comissão de Valores Mobiliários (the “CVM”), investigated Mr. Hees as the former CEO and director of America Latina Logistica (“ALL”) over serious financial irregularities in the company’s financial statements, resulting in ALL and its former executives and directors, including Mr. Hees, paying a BRL 10.27 million fine to settle with the CVM; (ii) Mr. Hees stepped down as CEO of Kraft Heinz in 2019 after the company had to take a $15.4 billion impairment charge following his tenure as CEO; and (iii) the SEC found that Kraft Heinz had falsified supplier contracts to achieve cost savings and artificially inflated earnings during Mr. Hees’ tenure as CEO, resulting in a cease-and-desist order and a civil penalty of $62 million for Kraft Heinz.

On February 16, 2022, Performance Food Group Company (“PFG”) sent a letter to one of the Sachem Head Nominees, Ms. Adler, who had served on the PFG board until November 18, 2021, copying Ms. Coleman in her capacity as General Counsel of the Company. The letter reminded Ms. Adler of her continuing fiduciary and confidentiality obligations to PFG and noted that, if were to be elected to the Board, she would be expected to establish procedures to ensure compliance with such obligations.

On February 17, 2022, Sachem Head sent the Company a demand to inspect certain books and records of the Company pursuant to Section 220 of the Delaware General Corporation Law (the “Section 220 Demand”).

Also on February 17, 2022, the Company issued a press release announcing its 2021 fourth quarter earnings and held an accompanying earnings call. The Company also detailed its long-range plan, which is expected to result in significant earnings growth from the combination of profitable volume growth and margin expansion.

On February 18, 2022, the Company sent a letter to Sachem Head in response to the Nomination Notice (the “February 18 Letter”), noting that the Nomination Notice was incomplete and deficient with respect to: (i) the requirement under the Company’s Bylaws that each director nominee consent to being named in the proxy statement (the “Consent Requirement”) and (ii) the requirement under the Bylaws that each director nominee disclose, pursuant to Item 401 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any legal proceedings that occurred during the past 10 years and that are material to an evaluation of the ability or integrity of such nominee.

Also on February 18, 2022, Sachem Head responded to the February 18 Letter, stating its belief that the Consent Requirement only applies to Sachem Head’s proxy statement (and not the Company’s proxy statement) and disclosing that there were no events requiring disclosure pursuant to Item 401 of Regulation S-K with respect to any of the Sachem Head Nominees.

On February 25, 2022, the Company sent a letter in response to the Section 220 Demand, agreeing to produce the relevant materials requested by Sachem Head under the Section 220 Demand.

On March 15, 2022, the Company sent a letter to Sachem Head, inviting each of the new Sachem Head Nominees except for Ms. Adler to interviews by the Nominating and Corporate Governance Committee. Sachem Head responded on the same day and requested a call of Mr. Ferguson with Mr. Dutkowsky.

On March 17, 2022, Sachem Head filed its preliminary proxy statement with the SEC.

On March 19, 2022, on a call with US Foods’ Chairman and another independent director, Mr. Ferguson refused the Board’s offer to interview any Sachem Head nominees. Instead, he demanded that the Board give Sachem Head a majority of the seats on the Board. Even though he noted twice during the call that a potential proxy contest would be a “nail biter,” Mr. Ferguson further stated that he would proceed with his proxy contest if his demands were not met.

On March 29, 2022, the Company filed a Current Report on Form 8-K disclosing that Mr. Lederer has given notice of his intent to retire from the Board and will not stand for reelection at the Annual Meeting, and appointing two independent directors, Marla Gottschalk and Quentin Roach, to the Board, effective immediately. In connection with such appointments, the size of the Board has increased from ten to 12 directors, but will decrease to 11 directors following Mr. Lederer's departure at the conclusion of the Annual Meeting.

On March 29, 2022, the Company filed this preliminary proxy statement with the SEC.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    36

CERTAIN EFFECTS OF THE SACHEM HEAD SOLICITATION

Sachem Head is seeking to replace seven of the directors on our board of directors at the Annual Meeting. Certain of our material agreements and other legal instruments could be impacted if a “change in control” is deemed to occur if Sachem Head’s proxy solicitation is successful. Generally, a change in control would be deemed to occur under these material agreements and other legal instruments if Incumbent Directors of our board of directors cease for any reason to constitute at least a majority of the board of directors within a period of 12 months. “Incumbent Directors” are individuals who, at the beginning of such period, constitute the board of directors and directors whose election or nomination for election was approved by at least a two-thirds vote of the Incumbent Directors then on the board of directors, provided that they were not initially elected or nominated as a result of an actual or threatened proxy contest. Following the conclusion of the Annual Meeting, our board of directors will be composed of 11 members, meaning that a change in control could be deemed to occur under these material agreements and other legal instruments if six or more directors are replaced within the applicable measurement period.

The election of the Sachem Head nominees could be deemed to constitute a change in control under certain of our material agreements and other legal instruments, including equity grant agreements under the 2016 US Foods Holding Corp. Omnibus Incentive Plan, US Foods Holding Corp. 2019 Long-Term Incentive Plan, and each Amended and Restated Executive Severance Agreement by and between US Foods, Inc. and each of its executive leadership team members. Such a change in control would constitute the first trigger of potential “double-trigger” provisions under certain of our material agreements and other legal instruments. If any of our associates who is a party to these agreements were to experience a qualifying termination of employment during the applicable change in control period, that associate would be entitled to enhanced severance benefits and/or accelerated vesting of equity awards.

Additional information about the potential impact of a change in control can be found in the “Executive Compensation—Potential Payments upon Termination or Change in Control” section of this Proxy Statement.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    37

PROPOSAL 1: ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of the Board. The Board is currently comprised of twelve directors, eleven of whom are independent under the corporate governance standards of the NYSE. The terms of twelve of our directors expire on the date of the Annual Meeting, subject to the election and qualification of their respective successors. At our 2019 annual meeting of shareholders, our shareholders adopted an amendment and restatement of our Certificate of Incorporation to, among other things, eliminate the classification of the Board over time. Beginning at the Annual Meeting, the declassification of the Board will be complete, and all of our directors will now be subject to annual election. On March 28, 2022, John A. Lederer notified us of his intent to resign from the Board and that he would not stand for reelection at the Annual Meeting upon the expiration of this current term at the Annual Meeting. Mr. Lederer's determination not to stand for reelection is not the result of any disagreement between him and the Company, its management, board of directors or any committee thereof, or any matter relating to the Company's operations, policies or practices. On March 28, 2022, the Board appointed two new directors, Marla Gottschalk and Quentin Roach, to the Board. As a result, the size of the Board increased to 12 directors, but will decrease to 11 directors following Mr. Lederer's departure at the conclusion of the Annual Meeting.

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated 11 individuals to serve for one-year terms until the 2023 annual meeting of shareholders and until their respective successors are duly elected and qualified (or their earlier death, resignation, retirement, disqualification, or removal).

Ten of the 11 director nominees will be voted upon by the holders of our Common Stock and the holders of our Series A Preferred Stock, voting together as a single class. WHITE proxies solicited by the Board will be exercised for the election of each of the following ten nominees: Cheryl A. Bachelder, Court D. Carruthers, Robert M. Dutkowsky, Marla Gottschalk, Sunil Gupta, Carl Andrew Pforzheimer, Quentin Roach, Pietro Satriano, David M. Tehle and Ann E. Ziegler, unless you vote to “withhold” for one or more of the nominees on our WHITE proxy card.

One of the 11 director nominees, Nathaniel H. Taylor, has been designated by KKR pursuant to the Investment Agreement. The holders of Series A Preferred Stock will vote separately, as a class, on the election of Mr. Taylor to hold office until the 2023 annual meeting of shareholders and until his successor is duly elected and qualified (or until his earlier death, resignation, retirement, disqualification, or removal). Only the holders of Series A Preferred Stock have the right to vote on the election of Mr. Taylor and proxies solicited by the Board from holders of our Series A Preferred Stock will be exercised for the election of Mr. Taylor unless the holder votes “against” or abstains from voting for Mr. Taylor. In the event KKR or its affiliates no longer beneficially own at least 50% of the shares of our Series A Preferred Stock purchased under the Investment Agreement or an equivalent amount of our Common Stock, on an as-converted basis, Mr. Taylor (or his successor) will resign, and KKR and its affiliates will no longer have the ability to designate a nominee to the Board.

Our Bylaws provide that an election will be held under a plurality vote standard if the number of nominees for director exceeds the number of directors to be elected. On February 18, 2022, Sachem Head provided notice to the Corporate Secretary of the Company that it intends to nominate seven director candidates for election at the Annual Meeting. Unless this notice is withdrawn prior to the Annual Meeting, the election of directors at the Annual Meeting will be conducted under a plurality vote standard. The ten nominees for election by the holders of our Common Stock and the holders of our Series A Preferred Stock, voting together as a single class, at the Annual Meeting who receive the highest number of affirmative votes properly cast will be elected, provided that a quorum is present at the Annual Meeting. Shareholders are not permitted to cumulate their votes for the election of directors.

Votes may be cast for or withheld from the nominees for election as directors listed below as a group, or for or withheld from each individual nominee. Shares that are not represented at the Annual Meeting, withheld votes, and broker non-votes will have no effect on the outcome of the election. Each nominee has consented to being named in the proxy statement and agreed to serve if elected. However, if any of the Board’s nominees, other than the KKR Designee, is unable to serve or for good cause will not serve as a director, the Board may choose a substitute nominee. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and agreed to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules. The persons named as proxies on the Company’s WHITE proxy card will vote for the Company’s remaining nominees and substitute nominees chosen by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE BOARD’S DIRECTOR NOMINEES ON THE WHITE PROXY CARD.

DIRECTOR NOMINATING PROCESS

The Nominating and Corporate Governance Committee recommends candidates to the Board it believes are qualified and suitable to become members of the Board. The Nominating and Corporate Governance Committee also considers the performance of incumbent directors in determining whether to recommend them for re-election. Recommendations may be received by the Nominating and Corporate Governance Committee from various sources, including current and former directors, a search firm retained by the Nominating and Corporate Governance Committee, shareholders, Company executives, and candidates themselves. Pursuant to the Investment Agreement, the Board has agreed to nominate, and recommend, the KKR Designee for election to the Board at the Annual Meeting.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    38

In the case of a vacancy on the Board, including a vacancy created by an increase in the size of the Board, the Nominating and Corporate Governance Committee will recommend to the Board an individual to fill the vacancy (except for a vacancy created by the death, resignation or removal of the KKR Designee).

Shareholders who wish to identify director candidates for consideration by the Nominating and Corporate Governance Committee should write to the address provided in the section entitled “Communications with Our Directors” on page 85. Shareholders may also nominate directors for election to the Board as described in the section entitled “Shareholder Proposals and Nominations” on page 84. All submissions should comply with the requirements set forth in our Bylaws.

SKILLS, EXPERIENCE, AND COMMITMENT TO DIVERSITY

The Board seeks members with varying professional backgrounds and other differentiating personal characteristics who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board believes that maintaining a diverse membership enhances the Board’s discussions and enables the Board to better represent all of the Company’s constituents. The Board is currently comprised of three sitting chief executive officers, three former chief executive officers, two former chief financial officers, a private equity investor and a tenured business school professor. During the past four fiscal years, we refreshed four of our board positions with independent directors, adding three diverse directors such that the Board reflects a more diverse composition, with two of our directors being women and one of our directors being ethnically diverse.

Our Corporate Governance Guidelines provide that individuals will be considered for nomination to the Board based on their business and professional experience, judgment, gender, race and ethnicity, skills, background, and other unique characteristics as the Board deems appropriate. Accordingly, the Board is committed to actively seeking out highly qualified women and individuals from minority groups as well as candidates with diverse or non-traditional backgrounds, skills, and experiences as part of the director search process.

Director candidates should demonstrate a reputation for integrity, strong values, discipline, high ethical standards, a commitment to full participation on the Board and its committees, and relevant career experience, along with other skills and characteristics that meet the current needs of the Board. The Nominating and Corporate Governance Committee and the Board will also consider whether candidates meet applicable independence standards where appropriate and evaluate any potential conflicts of interest with respect to each candidate.

The 11 nominees have been recommended to the Board by the Nominating and Corporate Governance Committee and nominated by the Board to serve as directors until our 2023 annual meeting of shareholders and until their successors are duly elected and qualified (or until their earlier death, resignation, retirement, disqualification or removal). Each nominee has consented to stand for election, and the Board does not anticipate that any nominee will be unavailable to serve. However, if any of the Board’s nominees, other than the KKR Designee, is unable to serve or for good cause will not serve as a director, the Board may choose a substitute nominee. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules. The persons named as proxies on the Company’s WHITE proxy card will vote for the Company’s remaining nominees and substitute nominees chosen by the Board.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    39

CORPORATE SOCIAL RESPONSIBILITY

Our Nominating and Corporate Governance Committee, pursuant to its Charter, oversees our CSR program, including program strategy, areas of focus, goals and progress. The Nominating and Corporate Governance Committee receives quarterly reports from management regarding our CSR initiatives and accomplishments.

Our Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary (“GC”) leads a cross-functional CSR working group to advance our CSR objectives. This working group is comprised of leaders and subject matter experts from across the enterprise, including Supply Chain, Real Estate, Merchandising, Human Resources, Investor Relations, Legal and Communications. The GC reports directly to our Chief Executive Officer, and the CSR Working Group regularly works with members from our Executive Leadership Team to plan for, and assess progress against, environment, social and governance commitments and priorities.

In 2021, we introduced several new roles committed to supporting our growing CSR efforts across each of our key focus areas, including a Vice President of Fleet and Sustainability, a Director of CSR and a Vice President of Diversity and Inclusion, as well as three additional diversity and inclusion subject matter specialists.

Our most recent CSR Report and additional information regarding our CSR strategy, efforts, initiatives, and accomplishments can be found at http://www.usfoods.com/csr.

OUR CSR STRATEGY

Our CSR strategy is organized around our commitments in three key CSR focus areas:

At US Foods, we leverage multiple programs and policies to provide a growing portfolio of products, sourced from a diverse supplier base, that offer social or environmental benefits. Our key programs include:

■	Growing our Hungry for Better program by working with suppliers to provide local, sustainable and well-being products within our defined standards.

■	Supporting the continued expansion of our Serve Good® and Progress Check® programs, dedicated to sustainable Exclusive Brand product offerings that have been developed with suppliers committed to our defined standards for responsible practices.

Local • Sustainable • Well-being

Our Hungry for Better program was created to define and embed social or environmental considerations into our product development process. Informed by a 2018 third-party-led materiality assessment of social and environmental issues related to product, our Hungry for Better program prioritizes areas where we believe we can have the greatest impact through our offerings of local, sustainable and well-being products.

Under our Hungry for Better program, we apply our standards related to antibiotic use, animal care, food waste, plant protein, responsible disposables, sustainable packaging, sustainable seafood, transparency and waste reduction. We also prioritize products that offer simple ingredients, plant-forward attributes or positive nutrient claims.

As part of our Hungry for Better program, our Serve Good program provides a curated portfolio of products developed with suppliers that are committed to our defined standards for responsible practices. Most of our Serve Good products come with the reassurance of verification by third-party certifiers. Our Serve Good portfolio also includes certain categories of products that we have identified as consistent with our sustainability goals, even though third-party certification is not currently available.

In addition, we have developed our Progress Check program to support the growth of our portfolio of Serve Good seafood products. Progress Check products are sourced from vendors that have made significant progress toward meeting our Serve Good defined standards for responsible practices.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    40

(1)	Figures include trade and indirect spend with Tier 1 suppliers and reflect increased spend with existing and new diverse suppliers, as well as improved identification of certified suppliers through our memberships in National Minority Supplier Development Council (“NMSDC”) and Women's Business Enterprise National Council (“WBENC”).

At US Foods, we strive to make a positive difference in the lives of our associates and in the communities we serve by:

■ Fostering an inclusive and dynamic workplace where our associates can grow and thrive.

■ Investing in our communities through philanthropy and volunteerism activities.

We understand the importance of building effective and dynamic teams to deliver the service our customers count on to run their businesses every day. By identifying and attracting top talent, offering competitive compensation and benefits packages, providing opportunities for career growth and development, actively engaging our associates through quarterly townhall meetings with our Executive Leadership Team and conducting annual engagement surveys and regular pulse surveys, we strive to maintain a culture where our associates are valued, empowered and productive.

We are also privileged to be able to give back to the communities in which we live and work, harnessing the power of food to empower people with nourishment and opportunity. US Foods provides year-round support to food banks and other hunger-fighting nonprofits across the country in the form of financial contributions and donations of product and we support young, underserved culinarians through our US Foods Scholars program. To supplement this work, our associates generously volunteer their time and resources during a wide range of annual associate campaigns benefitting our local communities.

SPOTLIGHT ON DIVERSITY AND INCLUSION

Our commitment to diversity and inclusion is grounded in three strategic areas of focus through which we continue to work toward a more equitable future:

■	Creating a more inclusive work environment where everyone feels safe and valued and where their voices matter.

■	Increasing the diversity of our workforce and leaders by investing in programs to build a diverse talent pipeline and accelerate the development of diverse associates.

■	Supporting diverse communities and businesses by enhancing our outreach and sharing who we are and what we stand for.
In 2021, US Foods Chief Executive Officer Pietro Satriano signed the CEO Action for Diversity and Inclusion Pledge to showcase his commitment to ensuring the advancement of diversity, inclusion and equity in our workplace.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    41

2021 WORKFORCE DIVERSITY METRICS

As of January 2022, 54% of our associates are women or people of color, up from 51% in 2020. In 2021, we set a goal to fill 40% of our new or open leadership roles with diverse candidates and subsequently enhanced our hiring process to further diversify our candidate slates. This effort, in conjunction with other complementary initiatives, has resulted in 39% of new or open leadership roles being filled by women or people of color in 2021. These efforts also yielded progress in the diversity of our new hires, and, consequently, in 2021, 40% of our leadership new hires and 57% of our manager new hires were women or people of color.

	Women	People of Color
Board of Directors

Leadership (Director and above)

Managers

All Associates

2021
Highlights

$20M+

in food and supplies donated

$1.8B+

spent with 1,950+ small

businesses across the U.S.[1]

$1M+

in US foods scholars funding

awarded since 2017

17,000+

associate survey responses

submitted

2,000+

associates participated in our

9 Employee Resource Groups

(1)	Figures include trade and indirect spend with Tier 1 suppliers.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    42

We are continually engaging in best practices to improve the efficiency of our facilities and fleet and to reduce our environmental footprint by:

■ Optimizing the efficiency of our building operations and investing in renewable energy to reduce the energy intensity of our facilities.

■ Improving our routing to reduce miles driven, deploying new technology and leveraging alternative fuels to increase the efficiency of our fleet.

To reduce energy usage and waste throughout our facilities, we have pursued a dual operational impact strategy, implementing reduction programs and initiatives that are also optimal for our business. As part of this strategy, we continue to invest in the construction of LEED certified buildings, solar array installations and refrigeration solutions that conserve energy and safeguard the environment. We also work to track and reduce waste generated in our direct operations and to monitor our water usage.

To reduce the environmental footprint of our fleet, we have implemented a holistic fleet strategy comprised of programs and initiatives that are both business positive and sustainable. These initiatives include optimizing our routing to reduce miles driven; enhancing our fleet technology to improve fuel economy and freight transportation efficiency; introducing electric trucks into our fleet; and transitioning to alternative fuels such as compressed natural gas (“CNG”), renewable natural gas (“RNG”) and renewable diesel (“RD”).

SPOTLIGHT ON INCREASED USE OF ALTERNATIVE FUELS

COMPRESSED NATURAL GAS

■ Currently have 54 CNG vehicles in our fleet, with plans in place to add 26 additional CNG vehicles in 2022.

■ Plans in place to begin converting our Buda, Texas CNG fleet to RNG fuel in 2022.

■ We also intend to leverage RNG fuel for the CNG trucks that will be based at our new Sacramento, California facility opening in 2022.

ELECTRIC VEHICLES

■ Recently concluded successful year-long electric tractor pilot.

■ By utilizing 2021 grant funding, we plan to introduce 15 electric trucks into our La Mirada, California fleet in 2022.

■ Plans underway to install smart charging infrastructure at our La Mirada facility to accommodate an additional 15 electric trucks by the end of 2023. This effort will be one of the largest single-site deployments of electric trucks across the food service distribution industry.

RENEWABLE DIESEL

■ In 2021, we successfully converted 100% of the fleet fuel used at our Vista, California broadline distribution center to RD fuel.

■ We will complete three additional broadline distribution center RD fuel conversions at our Corona, Livermore and La Mirada, California, locations mid-2022.

■ We also intend to utilize RD fuel at our newest distribution center in Sacramento, California opening in 2022.

(1)	Broadline business only.

(2)	Measured in kilowatt hours per case shipped.

(3)	Scope 1 consists of direct emissions. Scope 2 consists of indirect emissions from the generation of purchased electricity, steam, heat or cooling. Figures for 2020 and 2021 reflect US EPA eGRID emissions factors guidance (released in January 2022) for purchased energy consumed from January 2020 forward.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    43

DIRECTOR COMPENSATION

For 2021, the non-employee directors serving on the Board each received an annual cash retainer of $100,000. Our Chairman and the Chair of the Audit Committee each received an additional annual cash retainer of $25,000, and the Chair of the Compensation Committee and the Chair of the Nominating and Corporate Governance Committee each received an additional annual cash retainer of $20,000. All cash retainers were paid quarterly, in arrears. In addition, each non-employee director received an annual equity grant consisting of $150,000 in restricted stock units (“RSUs”), which will vest on the earlier of the first anniversary of the grant date and our first annual meeting of shareholders that occurs after the grant date. Mr. Satriano, who is also an employee, does not receive additional compensation for serving on the Board. Mr. Taylor has elected to waive his right to receive compensation for serving on the Board.

The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the Board regarding our director compensation. In completing its review, the Nominating and Corporate Governance Committee receives assistance from an independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”).

The Board reviews the recommendations of the Nominating and Corporate Governance Committee and determines the form and amount of director compensation. The Board made no changes to our director compensation for 2021.

Our stock ownership guidelines that apply to each of our non-employee directors provide that each non-employee director is expected to own and retain shares of our Common Stock with a value of at least five times the annual cash retainer, or $500,000, within five years of the date the director joins the Board. Our stock ownership guidelines do not apply to Mr. Taylor since he has waived his right to receive compensation for serving on the Board. All applicable non-employee directors were in compliance with the guidelines at the end of fiscal 2021.

The following table reflects the fees earned by our non-employee directors who were compensated for their service in fiscal 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(3) ($)	Total ($)
Ms. Bachelder	100,000	150,023	—	250,023
Mr. Carruthers	120,000	150,023	—	270,023
Mr. Dutkowsky	145,000	150,023	—	295,023
Ms. Gottschalk	—	—	—	—
Mr. Gupta	100,000	150,023	—	250,023
Mr. Lederer	100,000	150,023	—	250,023
Mr. Pforzheimer	100,000	150,023	—	250,023
Mr. Roach	—	—	—	—
Mr. Taylor	—	—	—	—
Mr. Tehle	125,000	150,023	—	275,023
Ms. Ziegler	100,000	150,023	—	250,023

(1)	The amounts reported in this column represent the grant date fair value of the RSUs granted to our non-employee directors (other than Mr. Taylor) in accordance with ASC Topic 718. The value shown was calculated by multiplying the number of RSUs granted by $37.99, the closing price of a share of our Common Stock on the grant date. On May 20, 2021, each non-employee director (other than Mr. Taylor) received a grant of 3,949 RSUs, which vest upon the earlier to occur of the first anniversary of the grant date and our first annual meeting of shareholders that occurs after the grant date, subject to the director’s continued service through the vesting date (unless the director’s service was terminated due to death or disability).

(2)	The following table reflects the aggregate number of outstanding RSUs held by each non-employee director (excluding Ms. Gottschalk, Mr. Roach, and Mr. Taylor, who did not hold any RSUs) at the end of fiscal 2021:

Name	Aggregate RSUs (#)
Ms. Bachelder	4,874
Mr. Carruthers	4,874
Mr. Dutkowsky	4,874
Mr. Gupta	4,874
Mr. Lederer	4,874
Mr. Pforzheimer	4,874
Mr. Tehle	4,874
Ms. Ziegler	4,874

(3)	The following table reflects the aggregate number of outstanding stock options held by each non-employee director at the end of fiscal 2021 (those non-employee directors who are not listed in the table did not hold any stock options at the end of fiscal 2021):

Name	Aggregate Stock Options (#)
Mr. Carruthers	2,436
Mr. Lederer	4,871
Mr. Tehle	2,436

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    44

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND OFFICERS

The following table sets forth information as of [●], 2022 with respect to the beneficial ownership of our Common Stock by: (1) each individual or entity known to us to own beneficially more than 5% of our capital stock, (2) each of our directors, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. For each applicable beneficial owner, percent ownership has been computed based on a total of [●] shares, consisting of [●] shares of our Common Stock outstanding as of [●], 2022 and [●] shares of Common Stock which would be received by KKR upon conversion of their Series A Preferred Stock as of such date.

The amounts and percentages of shares of our Common Stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of the security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be acquired this way are deemed to be outstanding for purposes of computing a person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities to which that person has no economic interest.

Except as otherwise indicated in the footnotes to the following table, each of the beneficial owners listed below has, to our knowledge, sole voting and investment power for the indicated shares of our capital stock. Unless otherwise noted, the address of each beneficial owner listed below is c/o US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018.

Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Entities affiliated with Kohlberg Kravis Roberts & Co. L.P.(1)	[●]	[●]%
9 West 57th Street, Suite 4200
New York, New York 10019
FMR LLC(2)	[●]	[●]%
245 Summer Street
Boston, MA 02210
Sachem Head Capital Management LP(3)	[●]	[●]%
250 West 55th Street, 34th Floor
New York, New York 10019
The Vanguard Group, Inc.(4) 100 Vanguard Boulevard Malvern, PA 19355	[●]	[●]%
Invesco Ltd.(5)	[●]	[●]%
1555 Peachtree Street NE, Suite 1800
Atlanta, GA 30309
Boston Partners(6)	[●]	[●]%
One Beacon Street, 30th FL
Boston, MA 02108
Directors and Named Executive Officers(7)
Cheryl A. Bachelder	[●]	*
Court D. Carruthers	[●]	*
Robert M. Dutkowsky	[●]	*
Marla Gottschalk	[●]	*
Steven M. Guberman	[●]	*
Sunil Gupta	[●]	*
Andrew E. Iacobucci	[●]	*
Jay A. Kvasnicka	[●]	*
John A. Lederer	[●]	*
Dirk J. Locascio	[●]	*
Carl Andrew Pforzheimer	[●]	*
Quentin Roach	[●]	*
Pietro Satriano	[●]	*
Nathaniel H. Taylor(8)	—	*
David M. Tehle	[●]	*
Ann E. Ziegler	[●]	*
All directors and executive officers as a group (21 people)	[●]	[●]%

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    45

*	Less than 1%.

(1)	Based solely on (i) information as of February 25, 2021 in Amendment No. 1 to Schedule 13D filed with the SEC by KKR Fresh Holdings L.P., KKR Fresh Holdings GP LLC (the general partner of KKR Fresh Holdings L.P.), KKR Fresh Aggregator L.P. (the sole member of KKR Fresh Holdings GP LLC), KKR Fresh Aggregator GP LLC (the general partner of KKR Fresh Aggregator L.P.), KKR Americas Fund XII L.P. (the sole member of KKR Fresh Aggregator GP LLC), KKR Associates Americas XII L.P. (the general partner of KKR Americas Fund XII L.P.), KKR Americas XII Limited (the general partner of KKR Associates Americas XII L.P.), KKR Group Partnership L.P. (the sole shareholder of KKR Americas XII Limited), KKR Group Holdings Corp. (the general partner of KKR Group Partnership L.P.), KKR & Co. Inc. (the sole shareholder of KKR Group Holdings Corp.), KKR Management LLP (the Series I preferred shareholder of KKR & Co. Inc.), and Henry R. Kravis and George R. Roberts (the founding partners of KKR Management LLP) (the “KKR Entities”) on February 26, 2021 reporting ownership of [●] shares of Series A Preferred Stock and (ii) [●] shares of Series A Preferred Stock issued to KKR Fresh Holdings L.P. as a dividend-in-kind on March 31, 2021 (the “Dividend”). As of February 25, 2021, KKR Fresh Holdings L.P. reported sole voting power and sole dispositive power over such shares. As of [●], such shares were convertible into [●] shares of our Common Stock.

(2)	Based solely on information as of December 31, 2021 in Amendment No. 8 to Schedule 13G filed with the SEC by FMR LLC (“FMR”) and Abigail P. Johnson on February 9, 2022. As of December 31, 2021, FMR reported having sole voting power over [●] shares of our Common Stock and FMR and Abigail P. Johnson reported having sole dispositive power over [●] shares of our Common Stock.

(3)	Based solely on information as of February 15, 2022 in Amendment No. 4 to Schedule 13G filed with the SEC by Sachem Head Capital Management LP, Uncas GP LLC (“Uncas”), Sachem Head GP LLC, Scott D. Ferguson, Meredith Adler, James J. Barber, Jr., Jeri B. Finard, John J. Harris, Bernardo V. Hees, and David A. Toy on February 15, 2022. As of February 15, 2022, Sachem Head Capital Management LP, Uncas and Scott D. Ferguson reported having sole dispositive and sole voting power over [●] shares of our Common Stock and shared dispositive and shared voting power over [●] shares of our Common Stock; Sachem Head GP LLC reported having shared voting and shared dispositive power over [●] shares of our Common Stock; and Mses. Adler and Finard and Messrs. Barber Harris, Hess and Toy reported having voting and dispositive power over [●] shares of our Common Stock. The principal business address of each of Mses. Adler and Finard and Messrs. Barber, Harris, Hees and Toy were reported to be personal residences which have been retained in the files of Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, New York, New York 10019.

(4)	Based solely on information as of December 31, 2021 in Amendment No. 4 to Schedule 13G filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 10, 2022. As of December 31, 2021, Vanguard reported having shared voting power over [●] shares of our Common Stock, sole dispositive power over [●] shares of our Common Stock, and shared dispositive power over [●] shares of our Common Stock.

(5)	Based solely on information as of December 31, 2021 in Amendment No. 1 to Schedule 13G filed with the SEC by Invesco Ltd. (“Invesco”) on February 10, 2022. As of December 31, 2021, Invesco reported having sole voting power over [●] shares of our Common Stock and sole dispositive power over [●] shares of our Common Stock.

(6)	Based solely on information as of December 31, 2021 in the Schedule 13 filed with the SEC by Boston Partners on February 11, 2022. As of December 31, 2021, Boston Partners reported having sole voting power over [●] shares of our Common Stock, shared voting power over [●] shares of our Common Stock and shared dispositive power over [●] shares of our Common Stock.

(7)	For our directors, named executive officers, and other executive officers, this includes shares of our Common Stock subject to stock options that are or may become exercisable within 60 days of [●], shares underlying RSUs that are scheduled to vest within 60 days of [●], and time-based restricted stock awards (“RSAs”) and performance-based restricted stock awards (“PRSAs”) outstanding as of [●] over which the executive officers have sole voting power and no dispositive power, as follows:

Name	Stock Options (#)	Unvested RSUs (#)	Unvested RSAs (#)	Unvested PRSAs (#)
Cheryl A. Bachelder	[●]	[●]	[●]	[●]
Court D. Carruthers	[●]	[●]	[●]	[●]
Robert M. Dutkowsky	[●]	[●]	[●]	[●]
Marla Gottschalk	[●]	[●]	[●]	[●]
Steven M. Guberman	[●]	[●]	[●]	[●]
Sunil Gupta	[●]	[●]	[●]	[●]
Andrew E. Iacobucci	[●]	[●]	[●]	[●]
Jay A. Kvasnicka	[●]	[●]	[●]	[●]
John A. Lederer	[●]	[●]	[●]	[●]
Dirk J. Locascio	[●]	[●]	[●]	[●]
Carl Andrew Pforzheimer	[●]	[●]	[●]	[●]
Quentin Roach	[●]	[●]	[●]	[●]
Pietro Satriano	[●]	[●]	[●]	[●]
David M. Tehle	[●]	[●]	[●]	[●]
Ann E. Ziegler	[●]	[●]	[●]	[●]
All directors and executive officers as a group (21 people)	[●]	[●]	[●]	[●]

(8)	For Mr. Taylor, this does not include [●] shares, or 100%, of the Series A Preferred Stock (which are convertible into [●] shares of our Common Stock) held by the KKR Entities. Mr. Taylor is a partner and officer of one of the KKR Entities. He disclaims beneficial ownership of the shares held by the KKR Entities.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    46

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables shareholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation as a whole and our executive compensation philosophy, policies, and practices described in this Proxy Statement.

With this Say-on-Pay proposal, we are offering our shareholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. Although the vote on this proposal is advisory and non-binding on the Company and the Board and its committees, we value the perspectives of our shareholders and the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

As discussed in the sections entitled “Compensation Discussion and Analysis” beginning on page 48 and “Executive Compensation” beginning on page 70, which we urge you to review carefully, our executive compensation program is designed to attract, motivate, and retain the right talent and appropriately incentivize our executives to stay committed to executing our long-range plan and increasing long-term shareholder value.

We believe our fiscal 2021 executive compensation program demonstrates our philosophy of aligning pay with performance and is supported by sound compensation policies and practices.

The Board unanimously recommends that our shareholders vote for the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation” in this Proxy Statement.”

Provided that a quorum is present, the affirmative vote of the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required to approve this proposal. Abstentions are treated as shares present to vote at the Annual Meeting and, therefore, will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL ON THE WHITE PROXY CARD.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    47

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee determines and approves the compensation of our NEOs. Our NEOs for fiscal 2021 and their current positions are as follows:

PIETRO SATRIANO	Chief Executive Officer
DIRK J. LOCASCIO	Chief Financial Officer
ANDREW E. IACOBUCCI	Chief Commercial Officer
STEVEN M. GUBERMAN	Executive Vice President, Nationally Managed Business
JAY A. KVASNICKA	Executive Vice President, Field Operations

EXECUTIVE SUMMARY

COMPENSATION PHILOSOPHY

Our executive compensation program is designed to attract, motivate, develop, and retain the right talent, in the right places, at the right time. The following guiding principles form the basis of our executive compensation philosophy:

■	Appropriately balance annual and long-term incentive compensation opportunities to align with our goals, priorities, and the creation of shareholder value;

■	Balance risk and reward to encourage sustainable financial performance; and

■	Offer fiscally responsible programs that ensure accountability in meeting our performance goals.

FISCAL 2021 HIGHLIGHTS

We are proud of the critical role our 28,000 associates played in 2021 to help our customers navigate the ongoing impact of the COVID-19 pandemic. Much like our customers, we tackled the challenges to our own business head on, taking steps to drive increased volumes and profitable growth. We continued to streamline our operating model to drive enhanced operational effectiveness and efficiency. We built new relationships with customers and associates, deepened pre-existing relationships, and captured market share.

While supply chain headwinds are expected to persist, the industry is well on its way to recovery, with our restaurant volumes in 2021 exceeding our 2019 levels. We remain focused on executing a strategy that will enable us to profitably grow market share, enhance our gross margins and increase operational efficiencies. Notable achievements during fiscal 2021 included:

Expanded our market share:

■	Increased market share with our key customer groups.

■	Won approximately $1B new national customer wins in fiscal 2020 and 2021.

■	Delivered 27% organic independent growth, in line with or better than peers.

■	Successfully launched Tender by DesignTM, an innovative and proprietary beef program that became available through the acquisition of Food Group and delivered a 300 basis point market share gain in its sub-category.

Increased gross profit per case while increasing volume:

■	Achieved the highest fiscal year gross profit per case since going public.

■	Effectively managed and passed through inflation costs, grew our Exclusive Brand penetration and continued to optimize our customer portfolio and terms.

Improved operational efficiency:

■	Realized $130 million reduction in administrative and selling costs driven by 2020 actions.

■	Reduced product assortment by 15% in our warehouses, contributing to a higher service level for customers as well as higher productivity in the warehouse.

■	Implemented standard recruiting and onboarding processes to reduce turnover and increase productivity.

■	Introduced new leadership talent into our distribution centers and supply chain organization.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    48

Strengthened our relationships with our customers, associates and communities:

■	Provided ongoing support for customers with our Ghost Kitchens Playbook Program, helping them launch a new revenue stream in response to dine-in restrictions related to the COVID-19 pandemic, which work was recognized with a 2021 Chicago Innovation Award.

■	Expanded our sales force, increased our headcount for drivers and selectors and enhanced our online customer ordering tools to provide exceptional customer service.

■	Adopted a new Way of Working hybrid work model to support our associates working together while allowing more flexible work arrangements.

■	Supported our communities by donating more than $20 million in products and supplies to food banks to help fight hunger in local communities.

Positioned US Foods for long-term value growth:

■	Redefined our operating model by reducing the number of regions to four and creating operations and commercial excellence teams, to leverage technology, improved processes, and shared expertise across our organization.

■	Completed the integration of the Food Group, with the last system conversion finalized in the first quarter of 2022, and continuing to be on track to achieve $65 million of synergies.

■	Expanded our digital technology leadership position with customer-focused platform enhancements, including a new feature that provides customers with real-time inventory visibility during the ordering process.

■	Strengthened our liquidity position by refinancing $2.7 billion in debt and reducing total debt by $737 million.

Resulting in increased Adjusted EBITDA and creating momentum for long-term profitable growth:

■	Achieved more than 60% year-over-year increase in Adjusted EBITDA in 2021.

■	Strengthened our omnichannel offering, consisting of Chef'Store and US Food Direct:

•	Opened two Chef'Stores in 2021 and prepared to accelerate our store opening program by four to six stores in 2022.

•	Grew US Foods Direct sales fourfold and expect to expand offerings from 60,000 to 100,000 items in 2022.

■	Building on the above efforts, including our enhanced operating model, in 2022, we announced our 2022-2024 strategic long-range plan to further foster operational efficiencies, digital commerce opportunities, and the only true omnichannel offering in our industry.

LOOKING TO 2022 AND BEYOND

By leveraging this momentum, the Company intends to deliver ~$1.7 billion in Adjusted EBITDA in 2024 by executing a clear strategy to drive profitable volume growth and margin expansion. Our strategy starts with a focus on profitably growing market share by delivering fresh, efficient and reliable quality and service, advancing differentiated solutions and accelerating the omni-channel platform to deliver an unmatched value proposition. Building on our record gross profit per case in 2021, we plan to further optimize gross margins by focusing on areas like increasing our Exclusive Brand penetration, strategically managing vendors to lower our cost of goods, and piloting next generation pricing to dynamically optimize prices. We also plan to improve operational efficiencies by bringing greater standardization and process discipline in the short term, while exploring opportunities for automation in the long-term. US Foods is confident it has the right plan and the right Board and management team to capitalize on the significant opportunities ahead.

We are not providing a reconciliation of Adjusted EBITDA, a forward-looking non-GAAP financial measure, because we are is unable to predict with reasonable certainty the financial impact of certain significant items, including restructuring costs and asset impairment charges, share-based compensation expenses, non-cash impacts of Last In First Out reserve adjustments, losses on extinguishments of debt, business transformation costs, other gains and losses, business acquisition and integration related costs and diluted earnings per share. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance periods. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.

2021 COMPENSATION DESIGN AND PAY-FOR-PERFORMANCE ALIGNMENT

The Compensation Committee’s decisions regarding the design of our 2021 executive compensation program anticipated continuing unpredictability, volume volatility, supply chain issues, labor shortages, restrictions placed on our customers and other challenges resulting from the COVID-19 pandemic. For 2021, our executive compensation program emphasized our strategic and operational priorities, focused on profitable market share gains, and optimized gross margins and operational efficiency to position us for long-term growth.

■	2021 Base Salary (page [●]) – No annual merit-based salary increases were provided to our NEOs in 2021. Only Mr. Iacobucci’s salary was increased to recognize his promotion to Chief Commercial Officer in February 2021 and to align his base salary with market pay levels.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    49

■	2021 Annual Incentive Plan (“AIP”) (page [●]) – We utilized two half-year performance periods due to challenges in setting meaningful and reliable annual performance goals in the volatile market environment. We selected performance goals aligned with our long-term growth strategy to expand market share, increase gross margins and decrease variable distribution costs while minimizing the risk of windfalls during a time of volume volatility. Goals for both half-year performance periods utilized the following performance metrics:

●	Improvement in local and national market share (20% each)

●	Gross profit per case (30%)

●	Variable distribution labor cost per case (30%)

The Compensation Committee also retained discretion to reduce or eliminate AIP bonus payments if, regardless of achievement against the performance metrics, the Company’s financial performance did not warrant such payments.

■	2021 Long-Term Equity Incentive Plan (“LTIP”) (page [●]) – We increased the ratio of options from one-third to one-half for 2021 resulting in a 2021 LTIP mix of one-half stock options and one-half RSUs. Due to challenges in setting reliable long-term Adjusted EBITDA growth rate and Adjusted Return on Invested Capital (“ROIC”) growth performance goals, and to strengthen the alignment of our executives’ interests with those of our shareholders, the Compensation Committee determined that it was appropriate to increase the ratio of options to RSUs, since our stock price needs to meaningfully appreciate for the option awards to deliver value.

■	Value Creation Awards (page [●]) – We issued exclusively performance-based value creation awards (“Value Creation Awards”) to our NEOs, which were designed to support our executive team’s above-and-beyond efforts to unlock significant shareholder value over a crucial pandemic recovery period. The PRSUs cliff vest at the end of a four-year performance period based on the highest total shareholder return (“TSR”) achieved for thirty consecutive trading days during the performance period, against goals that require a sustained total shareholder return of 30%, 60%, or 90% from the date of grant. To achieve threshold performance on the Value Creation Awards, the share price would need to exceed our all time high share price for at least 30 consecutive trading days and substantially more for target and maximum achievement.

■	Strategic Initiatives Awards (page [●]) – In March 2021, we paid cash bonuses pursuant to a non-executive 2020 pandemic bonus program put in place for the second half of fiscal 2020. No cash bonuses were paid to our executive officers for 2020 performance. The Compensation Committee approved modest strategic initiatives awards (“Strategic Initiatives Awards”) for our executive leadership team, including our NEOs, in the form of RSUs with a one-year vesting period, that recognized our 2020 financial performance and progress against several near-and longer-term strategic initiatives, including:

●	Local and national market share growth

●	Redefining our operating model including crucial sales and supply chain initiatives

●	Successful execution against Food Group and SmartFoodservice integration roadmaps

The following graphs show the proportionate target value of these components of 2021 compensation for our CEO and NEOs:

CEO TARGET COMPENSATION MIX	OTHER NEOs TARGET COMPENSATION MIX

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    50

2021 CEO PAY-FOR-PERFORMANCE ALIGNMENT

In 2021, the Compensation Committee approved an increase to Mr. Satriano’s total compensation to $8.68 million to more closely align his total compensation with those of other chief executive officers in our peer group. The Compensation Committee made the $1.3 million market adjustment by increasing his LTIP target value in order to reward future financial performance, support retention and align with our shareholders’ long-term interests. The following chart highlights 2021 CEO pay compared to previous years.

CEO Total Target Compensation

($ Millions)

VALUE CREATION AWARDS

As described above, following the impacts of COVID-19 on the business and the industry and the steps to be taken in 2021 to redefine our operating model including crucial sales and supply chain initiatives, the Compensation Committee determined that it was appropriate to incentivize our executives to create exceptional long-term shareholder value during and beyond the pandemic recovery and reward exceptional performance results through the Value Creation Awards. The below graph illustrates the value to our shareholders if the 30%, 60%, or 90% of TSR goal is achieved.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    51

	Stock Price(1)	Market Cap ($B)(2)	Market Cap Increase From Grant ($B)(2)
Grate Date Stock Price	$36.95	$9.1
Threshold	$48.04	$11.8	$2.7
Target	$59.12	$14.5	$5.4
Maximum	$70.21	$17.3	$8.2
(1)	Threshold, Target and Maximum Stock Prices assume no dividends are paid during the performance period.

(2)	Calculated using the number of shares outstanding on date of grant, including Series A Convertible Preferred Stock, as converted.

The TSR metric was chosen as a vesting criteria for the Value Creation Awards because it closely tracks our shareholder experience and ensured that the Value Creation Awards would vest only if our long-term strategic initiatives generate meaningful value for our shareholders. The TSR threshold, target and maximum performance levels were set to require significant growth, sustained over 30 consecutive trading days, that would result in market capitalization growth between $2.7 billion and $8.2 billion over the succeeding four-year period, with a threshold share price that exceeds our all-time high share price. To further enhance long-term alignment with the interests of our shareholders, any shares earned based on these awards vest only at the end of the four-year performance period.

In approving this award, the Compensation Committee considered the value of the CEO’s LTIP award, the execution timeline on certain strategic initiatives, the extraordinary rigor of the performance targets and the significant value that would be generated for our shareholders, if these TSR targets were achieved.

FISCAL 2021 PAY-FOR-PERFORMANCE AWARD PAYOUTS

ANNUAL CASH INCENTIVE PLAN

As a result of our fiscal 2021 financial performance, including strong performance against national market share and gross profit per case goals, as described in more detail under “Fiscal 2021 Annual Incentive Plan Awards” starting on page 62, cash awards approximately equal to 76% of target were paid to our NEOs under our fiscal 2021 AIP as follows:

Named Executive Officer	Fiscal 2021 AIP Award
Pietro Satriano	$1,222,985
Dirk J. Locascio	$394,850
Andrew E. Iacobucci	$472,751
Steven M. Guberman	$377,378
Jay A. Kvasnicka	$394,850

VESTING OF PRIOR PERFORMANCE-BASED AWARDS

In fiscal 2019, we granted PRSAs under the 2016 US Foods Holding Corp. Omnibus Incentive Plan to our NEOs that vested in March 2022 based on the average of our financial performance during the three-year performance period ended January 1, 2022. 70% of the awards vested based on the average of our annual Adjusted EBITDA growth rate in each of the three fiscal years in the performance period, and 30% of the awards vested based on the average of our annual ROIC growth for each of the three fiscal years in the performance period. Despite the adverse impact of the COVID-19 pandemic on our business, which effectively made the fiscal 2020 goals, set before the pandemic, unattainable, the Compensation Committee determined it was important to retain the goals established at the time the award was granted, and therefore did not modify or adjust the goals in response to the adverse impact of COVID-19. For additional information regarding the calculation of this vesting percentage, see the section entitled “Vesting of Prior Performance-Based Awards” beginning on page 65.

ANNUAL ACHIEVEMENT OF GOALS FOR THREE-YEAR PERFORMANCE PERIOD UNDER 2019-2021 PRSAs

107.24%	0%	200%	102.41%
2019 % Goal Achievement	2020 % Goal Achievement	2021 % Goal Achievement	Average Goal Achievement

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    52

2022 LONG-TERM INCENTIVE PLAN DESIGN

Feedback gathered from conversations with our shareholders during 2021 informed the Compensation Committee’s decisions for the 2022 LTIP design and we returned to our pre-pandemic practice of including PRSUs as a component of the 2022 LTIP. In previous years, one-third of the LTIP grant date value was awarded in the form of PRSUs. For 2022, the Compensation Committee, wishing to incentivize financial performance, determined that one-half of the grant date LTIP value should be awarded in the form of PRSUs. The Compensation Committee did not approve any additional equity awards to our NEOs in connection with the annual LTIP grant in 2022. The change in LTIP mix over time from pre-pandemic to recovery is illustrated in the below graph:

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    53

EXECUTIVE COMPENSATION PRACTICES

The Compensation Committee evaluates whether our executive compensation program is consistent with both our pay-for-performance philosophy and best practices among our peer group and the overall market. The following table reflects the features of our executive compensation program that the Compensation Committee believes reinforce our pay-for-performance philosophy and best practices.

WHAT WE DO…
Pay-for-Performance Philosophy. Directly link a substantial portion of our executives’ compensation opportunities to our financial and/or stock performance.
Benchmarking. Review external market data when making compensation decisions and generally target compensation opportunities within a competitive range of the median of our peer group.
Independent Compensation Consultant. The Compensation Committee selects and engages its own independent consultant, Meridian.
Stock Ownership Guidelines. Require stock ownership equal to 6x base salary for our CEO and 3x base salary for our other executives.
“Double-trigger” Change in Control (“CIC”) Severance Benefits. Our executives are entitled to enhanced CIC severance benefits only if their employment is terminated by the Company without cause or by the executive for good reason within 18 months following a CIC.
Clawback Policy. Maintain an Executive Compensation Recoupment Policy that provides for recovery of certain incentive-based compensation paid to our executives in the event of a restatement of our financial results due to material noncompliance with any financial reporting requirement under federal securities laws, whether or not attributable to any fraud by the executive officer.
Long-Term Performance Targets. As part of our normal cycle, grant PRSUs with three-year performance goals, a practice which we returned to in 2022.
Pre-Established Targets. Set our AIP and PRSUs at the beginning of the applicable performance periods and did not change the targets in light of the COVID-19 pandemic.
Annual Say-on-Pay Vote. Provide shareholders with the opportunity to cast an advisory vote on our executive compensation on an annual basis.
WHAT WE DON’T DO…
No Excise Tax Reimbursements or Gross-Ups. Our executives are not reimbursed for CIC excise taxes. We do not reimburse our executives for taxes related to their annual executive allowance or any other compensation or benefits.
No Uncapped Incentive Compensation Opportunities. Our AIP and annual LTIP performance-based equity awards have maximum payouts of 150% and 200% of their target levels, respectively.
No Accelerated Vesting of Equity Awards upon CIC. We do not provide for accelerated vesting of long-term incentive awards upon a CIC, except where awards are not assumed or there is a qualifying termination within 18 months following the CIC.
No Employment Agreements for Defined Terms. We do not have fixed-term employment agreements with any of our executives, including our CEO.
No Repricing of Underwater Stock Options. We do not allow repricing of outstanding stock options without shareholder approval.
No Excessive Perquisites. We do not provide excessive perquisites to our executives.
No Supplemental Retirement Benefits. We do not offer supplemental retirement benefit plans to any of our executives.
No Stock Hedging or Pledging. Our executive officers are prohibited from hedging or pledging our stock.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    54

PHILOSOPHY OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is designed to attract, motivate, develop, and retain the right talent, in the right places, at the right time. We strive to provide a total compensation package to our executives that is competitive with employers who compete with us for talent and is equitable among our workforce, balancing pay-for-performance alignment with retention considerations. This means that even during temporary downturns in either the foodservice distribution industry or the general economy, our program is designed to appropriately incentivize our executives to stay committed to executing our long-range plan and increasing long-term shareholder value. The guiding principles described in the section entitled “Executive Summary” above form the basis of our executive compensation philosophy.

COMPONENTS AND OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program for fiscal 2021 was built upon the following framework:

Base Salary
Description	■ Fixed amount based on market, role and individual-based factors.
Objective	■ Attracts talent and supports retention. Forms basis for AIP target award.
Considerations	■ Determined based on competitive market data and considering level of responsibility, individual experience, tenure, qualifications, and, when applicable, individual performance.
Fiscal 2021 Decisions	■ No annual merit increases were approved during fiscal 2021 (see page [●]).
Annual Incentive Plan Award
Description	■ Variable, performance-based annual cash bonus paid based on achievement of set financial performance goals, which for fiscal 2021 consisted of improvement in local and national market share, gross profit per case and variable distribution labor cost per case goals for each half of fiscal 2021.
Objective	■ Links executive pay to our financial performance. ■ Drives the achievement of annual business objectives.
Considerations

■ AIP target percentages are determined based on competitive market data.

■ AIP performance goals are constructed with input from management and the independent compensation consultant, with target performance representing attainable performance and maximum performance representing exemplary performance.

Fiscal 2021 Decisions

■ Established new performance metrics consisting of improvement in local and national market share, gross profit per case and variable distribution labor cost per case goals.

■ No individual performance component.

■ Compensation Committee retained discretion to reduce or eliminate bonus payouts under certain circumstances.

■ Set goals for each fiscal half-year, rather than annual goals, in order to provide meaningful goals in a dynamic business environment (see page [●]).

Long-Term Incentive Plan Award
Description	■ Executives generally receive grants of time-based stock options, time-based RSUs and PRSUs.
Objective

■ PRSUs incentivize achievement of three-year financial goals.

■ Links executive pay to our financial performance.

■ Designed to support our long-range plan by providing executives with an ownership stake in the Company and aligning executives’ interests with our shareholders’ interests.

Considerations	■ LTIP target grant date values are determined based on competitive market data. ■ PRSUs goals are generally Adjusted EBITDA growth rate and ROIC growth goals.
Fiscal 2021 Decisions	■ Because meaningful operational performance goals could not be determined as a result of the uncertain impact of COVID-19, instead of granting PRSUs, executives received 50% stock options and 50% time-based RSUs (see page [●]).

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    55

Value Creation Award
Description	■ Executives received grant of PRSUs, with vesting tied to achievement of challenging TSR goals during a four-year performance period.
Objective

■ Incentivize substantial increase in long-term Company value.

■ Further align compensation with shareholders’ interests.

■ Support retention with any earned shares subject to vesting only at the end of the four-year performance period.

Considerations	■ Target grant date values determined based on aggregate value of prior year LTIP award.
Fiscal 2021 Decisions	■ Designed 4-year cliff vesting PRSUs with exceptional TSR goals to incentivize sustained, long-term value creation (see page [●]).
Strategic Initiatives Award
Description	■ Executives received grant of RSUs.
Objective

■ Reward of 2020 financial performance and progress against several near-term and long-term strategic initiatives:

●     Local and national market share growth

●     Redefining our operating model including crucial sales and supply chain initiatives

●     Successful execution against Food Group and SmartFoodservice integration roadmaps

■ Provide for management continuity, and encourage continued focus and leadership in an ongoing challenging environment as recovery from the pandemic commenced.

Considerations

■ One-year service vesting requirement to support management team continuity.

■ Cash bonuses were paid in March 2021 pursuant to a non-executive 2020 pandemic bonus program put in place for the second half of fiscal 2020. No cash bonuses were paid to our executive officers for 2020 performance.

Fiscal 2021 Decisions	■ Determined to reward executives in RSUs providing additional retention incentives during crucial first year period of recovery from the COVID-19 pandemic. (see page [●]).

HOW WE MAKE COMPENSATION DECISIONS

The Compensation Committee, in consultation with management and its independent compensation consultant, regularly evaluates whether our executive compensation program reinforces our pay-for-performance philosophy and enhances long-term shareholder value creation.

COMPENSATION COMMITTEE OVERSIGHT

The Compensation Committee is responsible for overseeing our executive compensation program. The Compensation Committee determines and approves all compensation for our NEOs, including the framework and components of our executive compensation program. When setting compensation levels, the Compensation Committee is assisted by our CEO, who evaluates the performance of and presents an annual compensation recommendation for each of our other executives. Our Chairman (also the Chair of the Nominating and Corporate Governance Committee) evaluates our CEO’s performance and sets his goals each fiscal year, sharing that information with the Compensation Committee in connection with its review and approval of compensation awards and payout levels for our CEO. For fiscal 2021, our Chairman (who was, at that point, the Lead Independent Director) consulted with our CEO in setting the goals, and our CEO provided a self-assessment of his performance. Our Chairman also solicited feedback from the full Board in executive session, and this feedback was shared with the Compensation Committee to inform its decisions regarding CEO compensation.

The Compensation Committee, with the assistance of its independent compensation consultant and inputs from the members of our human resources, legal, and finance organizations, annually assesses whether our compensation plans, policies, and practices encourage excessive or inappropriate risk taking by our associates. As a result of the assessment, the Compensation Committee has concluded that our compensation plans, policies, and practices do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on the Company.

The Compensation Committee uses several resources and analytical tools when making decisions related to executive compensation. These resources and tools are described below.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    56

INDEPENDENT COMPENSATION CONSULTANT

Meridian Compensation Partners provides independent advice to the Compensation Committee in connection with matters pertaining to executive compensation. The scope of services Meridian provides includes:

■	Attending, as requested, select Compensation Committee meetings and assisting with associated preparation work;

■	Supporting the Compensation Committee’s decision-making with respect to executive compensation matters;

■	Providing advice on our compensation peer group;

■	Providing competitive market studies;

■	Providing advice on our incentive plan documents;

■	Conducting an annual compensation risk assessment; and

■	Updating the Compensation Committee on emerging best practices and changes in the regulatory and compensation governance environment.

Meridian is engaged directly by the Compensation Committee to provide these services. In fiscal 2021, Meridian did not provide any services to management that were unrelated to executive compensation. In addition, as described in the section entitled “Director Compensation” on page 44, Meridian assists the Nominating and Corporate Governance Committee in the review of our non-employee director compensation program.

After evaluating information presented in accordance with the independence rules of the NYSE, the Compensation Committee concluded that Meridian was independent.

HUMAN RESOURCES DEPARTMENT

Our Human Resources Department (“HR”) also works with Meridian to compile benchmarking data (consisting of peer group analysis and supplemental external compensation survey data analysis) and provide recommendations with respect to annual base salary, AIP, and LTIP compensation decisions to the Compensation Committee. As requested by the Compensation Committee, HR works with Meridian to gather and analyze relevant competitive market data and to identify and evaluate various alternatives for features of our executive compensation program.

ROLE OF CEO IN DETERMINING EXECUTIVE COMPENSATION

Our CEO assists the Compensation Committee by evaluating the performance of our other NEOs and recommending compensation levels. Our CEO also consults with management with respect to recommendations for the Company’s performance goals used in the AIP and LTIP. In preparing recommendations to the Compensation Committee, our CEO consults benchmarking data and other market surveys from Meridian and our Human Resources Department. Our CEO structures his recommendations to adhere to the principles and objectives described in the section entitled “Philosophy of Our Executive Compensation Program” above.

Our CEO is not involved in, or present during, discussions of the Compensation Committee or Board related to his own compensation.

USE OF COMPETITIVE MARKET DATA

We believe our executive compensation program should be competitive with the external market for executive talent. For our NEOs, we generally construct external market comparisons by examining peer group proxy statement data and compensation market survey data, and we generally target to be within a competitive range of median for base salary, annual cash incentive target, and long-term equity incentive opportunity ranges for similar executive positions in our peer group. Although the elements of our compensation packages are structured with market practice as a guide, the Compensation Committee believes in the importance of retaining flexibility in structuring our compensation programs and adjusting compensation for the evolving business environment.

Periodically, the Compensation Committee and Meridian review our peer group to evaluate whether it continues to reflect companies that are similar to us in business, size, and complexity and with which we compete for top executive talent. In selecting our peer group:

■	Only publicly-traded U.S. companies and other companies that file periodic reports with the SEC were considered to ensure access to data.

■	Potential peers were identified from the following categories:

●	Food distributors;

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    57

●	Non-food distributors in high-volume/low-margin businesses, such as trading companies and distributors, retail distributors, health care distributors, and technology distributors;

●	Food/staples retailers; and

●	Food products companies.

■	The list of potential peers was narrowed based on comparable revenue and EBITDA margin.

PEER GROUP
The Compensation Committee approved the following peer group of companies for executive pay and program comparison purposes for fiscal 2021, which was the same peer group that the Company used for fiscal 2020, except that Tech Data Corporation was removed because it ceased to be a publicly traded company on June 30, 2020.
■ Arrow Electronics, Inc. ■ Avnet, Inc. ■ Campbell Soup Company ■ CDW Corporation ■ Conagra Brands, Inc. ■ Genuine Parts Company	■ Henry Schein, Inc. ■ The Kraft Heinz Company ■ Owens & Minor, Inc. ■ Performance Food Group Company ■ TD SYNNEX Corporation(1) ■ Sysco Corporation	■ Tyson Foods, Inc. ■ United Natural Foods, Inc. ■ WESCO International, Inc. ■ W.W. Grainger, Inc.
(1)	Formerly known as SYNNEX Corporation prior to its name change on November 3, 2021.

INTERNAL ANALYSIS IN SETTING COMPENSATION ELEMENTS

With respect to annual base salary, AIP awards, and LTIP awards, the Compensation Committee also considers the internal equity of the compensation awarded by using comparisons within the Company based on, among other factors, role, title, and relative responsibilities.

CONSIDERATION OF 2021 SAY-ON-PAY VOTE

At our 2021 annual meeting, shareholders continued to show strong support for our executive compensation program, with 97% of the votes cast approving, on an advisory basis, the compensation paid to our NEOs. The Compensation Committee considered this result and the support received in the past (more than 90% of the votes cast approving our executive compensation program each year since 2018), and, consequently, did not make significant changes to our executive compensation program in response. Similar to the prior year, our executive compensation program for fiscal 2021 continued to emphasize performance and retention-based compensation opportunities designed to incentivize our executives to execute our long-range plan and increase long-term shareholder value, with adjustments to the structure of our compensation program to reflect the impact of, and flexibility required by, the COVID-19 pandemic.

We value the perspectives of our shareholders, and the Compensation Committee will continue to consider the outcomes of say-on-pay votes when making future executive compensation decisions.

OVERVIEW OF FISCAL 2021 ANNUAL INCENTIVE PLAN

Our AIP is designed to offer cash compensation opportunities for eligible associates, including our NEOs and other executives, based upon the Company’s annual financial performance. Payments under our AIP are generally made in the first quarter of the fiscal year following the plan year completion. Our NEOs are not eligible to receive an AIP award unless they were employed by the Company at the end of the plan year.

■	Half-Year Goals: To help ensure that the goals set for the fiscal 2021 AIP were both challenging for executives, and attainable in order to function as effective incentives, in response to the volatility caused by the constantly evolving nature of the pandemic, the Compensation Committee set two sets of fiscal half-year goals in 2021.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    58

■	Goals Aligned With Long-Term Strategy: To focus our executives on our long-term strategy to grow market share and increase gross margins in a challenging business environment while minimizing the risk of windfalls during a time of volume volatility, the Compensation Committee approved AIP goals consisting of:

●	Improvement in local and national market share (20% each)

●	Gross profit per case (30%)

●	Variable distribution labor cost per case (30%)

Additionally, the Compensation Committee retained discretion to reduce or eliminate payouts under the 2021 AIP if it was determined that, despite achievement against the AIP performance goals, the Company’s performance did not warrant such payments.

In February 2021, the Compensation Committee approved the 2021 AIP design framework, the metrics for the performance goals, the Company performance goals for the first half of fiscal 2021 and annual target awards for our NEOs. In August 2021, the Compensation Committee approved the Company performance goals for the second half of fiscal 2021. The framework for the AIP for our NEOs for each half of fiscal 2021 was based on the following:

■	Eligible Earnings equal the NEO’s base salary earnings as of the end of each performance period during the applicable plan year. If an NEO’s salary changed during the applicable half-year, those changes are reflected in the NEO’s Eligible Earnings for purposes of calculating his target award under the AIP for that period.

■	The AIP Target Percentage is the percentage used to determine the NEO’s target award (i.e., the award the NEO would receive if the target level of performance was achieved). The AIP Target Percentage is multiplied by Eligible Earnings to determine the NEO’s target award. Individual AIP Target Percentages are reviewed annually against competitive market data. The Compensation Committee approves AIP Target Percentages for each NEO at the beginning of each plan year.

■	The Business Performance Factor is calculated based on the Company’s actual performance against predetermined goals for the change over time to local and national market share, gross profit per case and variable distribution labor cost per case for each half of fiscal 2021. The Business Performance Factor is multiplied by each NEO’s target award to arrive at the cash bonus award payable to the NEO.

For the 2021 AIP, the performance goals and their relative weightings are set out in the chart below:

FISCAL 2021 AIP PERFORMANCE GOALS

Potential cash bonus awards under the fiscal 2021 AIP award ranged from 0% to 150% of the NEO’s target award. The Compensation Committee believes that our executives’ annual cash bonuses should be based on the Company’s achievement of its performance goals. For this reason, the fiscal 2021 AIP did not include any individual performance component. However, the Compensation Committee retained the ability to use negative discretion to reduce or eliminate an AIP award based on individual performance.

OVERVIEW OF FISCAL 2021 LONG-TERM EQUITY INCENTIVE PLAN

Our LTIP is designed to align our NEOs’ interests with our long-term performance, and provide the Company with an important means to recruit, retain, and motivate key personnel. LTIP awards are designed to compensate our NEOs for their long-term commitment to the Company, while motivating sustained increases in our financial performance and shareholder value. Moreover, the LTIP creates long-term incentive opportunities that are competitive with the opportunities offered by the companies with which we compete for talent.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    59

As discussed above, due to the uncertain continued impact of the pandemic on the industry and our business, the Compensation Committee determined that it was not possible to set clear and meaningful performance goals tied to Adjusted EBITDA growth rate and ROIC growth over an extended period of time. To strengthen the alignment of our executives’ interests with those of our shareholders, awards granted to our NEOs under our 2021 LTIP consisted of one-half time-based RSUs and one-half stock options, compared to 2020 when the mix was one-third stock options and two-thirds restricted stock. Additionally, in 2022, consistent with feedback from our shareholders, we returned to our pre-pandemic practice of including PRSUs as one of the components of the fiscal 2022 LTIP with a mix of one-half PRSUs and one-half RSUs. The below chart illustrates the 2021 LTIP mix:

Our equity awards are granted with a per share price or exercise price, as applicable, equal to the “fair market value” of one share of our Common Stock on the date of grant. Individual LTIP aggregate grant date values for each NEO were determined based on competitive market data. Both the time-based RSUs and the stock options vest ratably on an annual basis over three years, subject to the NEO’s continued employment through the applicable vesting date. The stock options expire 10 years from the grant date, subject to certain exceptions.

OVERVIEW OF FISCAL 2021 ADDITIONAL EQUITY GRANTS

VALUE CREATION AWARDS

The Value Creation Awards are designed to further align our NEOs’ compensation with our shareholders’ interests, provide an additional incentive for superior performance and create a substantial increase in long-term Company value. The Value Creation Awards are high-reach, 100% performance-based and deliver value only to the extent the below goals are met and maintained over 30 consecutive trading days during a four-year performance period. The Value Creation Awards will cliff vest at the end of the four-year performance period if, and only to the extent, the following increasingly stretch, pre-set TSR goals are met:

	Absolute TSR(1) Required for 30 Consecutive Trading Days	Stock Price(2)	Market Cap Increase From Grant ($B)(3)
Threshold (50% vesting)	30% (6.8% Compound Annual Growth Rate (“CAGR”)(3)	$48.04	$2.7
Target (100% vesting)	60% (12.5% CAGR)	$59.12	$5.4
Maximum (150% vesting)	90% (17.4% CAGR)	$70.21	$8.2
(1)	TSR = Share price appreciation plus dividend yield, if any. Dividends, if any, paid during the performance period will accrue as dividend equivalents on the Value Creation Awards and will be paid only when the awards vest.

(2)	Assumes no dividends are paid during the performance period.

(3)	Calculated using grant date price of $36.95 and shares outstanding on date of grant, including Series A Convertible Preferred Stock, as converted.

The Value Creation Awards will be forfeited if the threshold goal, which exceeds our all-time high share price since going public, is not achieved during the performance-period. As a further retention incentive, the Value Creation Awards will be forfeited if a recipient fails to remain employed with the Company through the end of the four-year performance period, except in the event of death, disability, termination of employment by the Company without cause or by the holder for good reason following the third anniversary of the grant date, or certain qualifying terminations of employment following a change in control.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    60

STRATEGIC INITIATIVES AWARDS

In March 2021, we paid cash bonuses pursuant to a non-executive 2020 pandemic bonus program put in place for the second half of fiscal 2020. No cash bonuses were paid to our executive officers for 2020 performance. The Compensation Committee approved modest Strategic Initiatives Awards for our executive leadership team, including our NEOs, in the form of RSUs with a one-year vesting period, that recognized our 2020 financial performance and progress against several near- and longer-term strategic initiatives consisting of:

■	Local and national market share growth

■	Redefining our operating model including crucial sales and supply chain initiatives

■	Successful execution against Food Group and SmartFoodservice integration roadmaps

The Strategic Initiatives Awards were an exception to our regular grant practices to recognize performance during fiscal 2020 and were necessitated by the overall uncertainty across our industry, challenging talent market environment and strategic importance of keeping a cohesive executive team as we continued to navigate through the most challenging period of the pandemic.

While non-executive associates received cash bonuses based on financial performance for the second half of fiscal 2020, the Compensation Committee determined that it was in the best interest of the company to grant Strategic Initiatives Awards to our executive leadership team, including NEOs, in the form of RSUs. The RSUs were issued with a one-year service vesting requirement to align with the interests of our shareholders, provide for management continuity, and encourage continued focus and leadership in an ongoing challenging environment.

SUMMARY OF FISCAL 2021 EXECUTIVE COMPENSATION PROGRAM

For fiscal 2021, except as otherwise noted below, our NEOs’ compensation primarily consisted of a base salary, an AIP award, LTIP awards, a Value Creation Award and Strategic Initiatives Award.

BASE SALARY

No annual merit increases were awarded to our NEOs in fiscal 2021 in light of the November 2020 merit increases that were delayed due to the COVID-19 pandemic, except for Mr. Iacobucci’s increase with his promotion to Chief Commercial Officer, as noted below. The following table shows the annual base salary rates that were in effect for fiscal 2021, as approved by the Compensation Committee:

Fiscal 2021
Named Executive Officer	Base Salary(1)
Pietro Satriano	$1,071,000
Dirk J. Locascio	$576,300
Andrew E. Iacobucci	$690,000
Steven M. Guberman	$550,800
Jay A. Kvasnicka	$576,300
(1)	The effective date of the base salaries of our NEOs set forth above was November 8, 2020 except for Mr. Iacobucci. Mr. Iacobucci’s salary was increased from $642,600 to $690,000 in connection with his promotion to Chief Commercial Officer effective February 14, 2021.

In addition, Messrs. Iacobucci and Kvasnicka continued to receive a bi-weekly stipend in the amount of $5,000, through February 11 and March 25, 2021, respectively, as additional compensation for their interim leadership of local sales and our supply chain organization, respectively.

DISCRETIONARY CASH BONUS

In February 2021, the Compensation Committee approved the payment of a $100,000 discretionary cash bonus to Mr. Guberman in recognition of his continuing efforts related to the integration of the Food Group as well as his leadership of certain key initiatives.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    61

FISCAL 2021 ANNUAL INCENTIVE PLAN AWARDS

Eligible Earnings, the AIP Target Percentages, and AIP Target Awards for our NEOs under our fiscal 2021 AIP were as follows:

Named Executive Officer	Fiscal 2021 Eligible Earnings(1)	AIP Target Percentage	Fiscal 2021 AIP Target Award
Pietro Satriano	$1,071,000	150%	$1,606,500
Dirk J. Locascio	$576,300	90%	$518,670
Andrew E. Iacobucci	$690,000	90%	$621,000
Steven M. Guberman	$550,800	90%	$495,720
Jay A. Kvasnicka	$576,300	90%	$518,670
(1)	Based on the NEO’s salary at the end of fiscal 2021. For Messrs. Iacobucci and Kvasnicka, Eligible Earnings does not include their $5,000 bi-weekly stipends, which were paid through February 11 and March 25, 2021, respectively.

BUSINESS PERFORMANCE FACTORS AND POTENTIAL PAYOUTS

Due to continued volatility and unpredictability caused by the COVID-19 pandemic, the Compensation Committee set targets for each half of fiscal 2021 (1H 2021 and 2H 2021), in February for 1H 2021 and in August for 2H 2021. When determining these targets, the Compensation Committee reviewed our historic performance from 2019 and 2020. As a relative measure, the Compensation Committee set targets compared to the most recent ended fiscal period to incentivize continued market share improvements. On the other hand, pandemic volume volatility in our industry resulted in lower gross profit per case and higher variable distribution labor costs per case in 2020. To incentivize higher gross profit per case and lower variable distribution labor costs per case in 2021, the Compensation Committee set goals to close the gap to pre-pandemic 2019 performance while anticipating lower gross profit per case and higher variable distribution labor costs per case compared to pre-pandemic 2019 due to pandemic headwinds.

The threshold, target, and maximum goals and unweighted payout percentages for the first and second halves of fiscal 2021 under the fiscal 2021 AIP are set forth in the following table:

		Threshold	Target	Maximum
Weight	Performance Metric	(25% Payout)(1)	(100% Payout)	(150% Payout)
	1H 2021 AIP
20%	Improvement in Local Sales Market Share(2)	25 bps	50 bps	100 bps
20%	Improvement in National Sales Market Share(2)	20 bps	40 bps	80 bps
30%	Change in Gross Profit per Case(3)	($0.38)	($0.21)	($0.04)
30%	Change in Variable Distribution Labor Costs per Case(3)	$.13	$0.07	$0.01
	2H 2021 AIP
20%	Improvement in Local Sales Market Share(4)	1 bps	15 bps	30 bps
20%	Improvement in National Sales Market Share(4)	20 bps	40 bps	80 bps
30%	Change in Gross Profit per Case(3)	($0.27)	($0.09)	$0.09
30%	Change in Variable Distribution Labor Costs per Case(3)	$0.19	$0.13	$0.07
(1)	For the second half of the fiscal year, the local market share goal had a threshold payout of 7%.

(2)	Compared to fiscal year end 2020.

(3)	Compared to the same period in fiscal 2019.

(4)	Compared to first half fiscal end 2021.

The Compensation Committee believes the threshold and target levels of performance represented challenging but attainable performance, while the maximum level represented extremely challenging and exemplary performance. Prior to application of the relative weightings, the threshold payout percentage for each goal was 25% and the maximum payout percentage was 150%, except as noted above in the table. The Compensation Committee reserved its negative discretion to reduce or eliminate the 2021 fiscal AIP payouts if it determined that the Company’s financial performance, despite achievement of the AIP performance goals, did not warrant such payments.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    62

FISCAL 2021 AIP ACTUAL AWARDS

Based on the Company’s actual performance against the goals described below, the business performance factor for the fiscal 2021 AIP was determined by the Compensation Committee as follows:

(1)	For the second half of the fiscal year, the local market share goal had a threshold payout of 7%.

(2)	Compared to fiscal year end 2020.

(3)	Compared to the same period in fiscal 2019.

(4)	Compared to first half fiscal end 2021.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    63

Accordingly, based on the Company’s performance for fiscal 2021, the fiscal 2021 AIP awards approved by the Compensation Committee and paid to each NEO in March 2022 were as follows:

Named Executive Officer	Fiscal 2021 AIP Target Award	Fiscal 2021 AIP Actual Award
Pietro Satriano	$1,606,500	$1,222,985
Dirk J. Locascio	$518,670	$394,850
Andrew E. Iacobucci	$621,000	$472,751
Steven M. Guberman	$495,720	$377,378
Jay A. Kvasnicka	$518,670	$394,850

FISCAL 2021 LONG-TERM INCENTIVE PLAN AWARDS

Due to the uncertain impact of the COVID-19 pandemic on our business, the Compensation Committee determined it was not possible to set clear and meaningful performance goals tied to our operations over an extended period of time and therefore awards granted to our NEOs under our 2021 LTIP consisted of one-half time-based RSUs and one-half stock options. Consistent with feedback from our shareholders, in 2022 we returned to our pre-pandemic practice of including PRSUs as a component with one-half of the grant date LTIP value awarded in PRSUs.

The Compensation Committee maintained the same grant date value for each NEO under the 2021 LTIP as under the 2020 LTIP, except for Mr. Satriano whose grant date value increased to $6,000,000 to align his total compensation with competitive benchmarking and Mr. Iacobucci whose grant date value increased to $1,250,000 to reflect his promotion to Chief Commercial Officer. The aggregate grant date value and the number of RSUs and stock options that were awarded to our NEOs under the 2021 LTIP, and the vesting conditions attributable to each of the awards, are as follows:

Named Executive Officer	Fiscal 2021 Aggregate Grant Value	Number of RSUs(1)	Number of Stock Options(1)
Pietro Satriano	$6,000,000	81,191	160,945
Dirk J. Locascio	$1,000,000	13,532	26,825
Andrew E. Iacobucci	$1,250,000	16,915	33,531
Steven M. Guberman	$1,000,000	13,532	26,825
Jay A. Kvasnicka	$1,000,000	13,532	26,825
(1)	The number of RSUs awarded was calculated by dividing the target grant date value set by the Compensation Committee by the fair market value of our Common Stock on the grant date, and the number of stock options awarded was calculated using the Black-Scholes model value of a stock option on the grant date. The RSUs and the stock options both vest in three equal tranches annually on each anniversary of the grant date, generally subject to the NEO’s continued employment through the applicable vesting date.

ADDITIONAL AWARDS

VALUE CREATION AWARDS

To further align our NEOs’ compensation with our shareholders’ interests and provide an additional incentive to create a substantial increase in long-term Company value, the Compensation Committee awarded Value Creation Awards with a grant date target value approximately equal to the aggregate grant date value of our CEO’s 2020 LTIP award and each NEO’s applicable 2021 LTIP award. The aggregate grant value and the number of Value Creation Awards that were awarded to our NEOs are as follows:

Named Executive Officer	Grant Value(1)	Number of Awards(1)
Pietro Satriano	$4,769,960	119,249
Dirk J. Locascio	$1,014,920	25,373
Andrew E. Iacobucci	$1,268,640	31,716
Steven M. Guberman	$1,014,920	25,373
Jay A. Kvasnicka	$1,014,920	25,373
(1)	The number of awards was calculated by dividing the target grant date value set by the Compensation Committee by the fair market value of an award using the Monte Carlo valuation method.

The Value Creation Awards will cliff vest four years from the date of grant, if, and only to the extent that, the TSR performance goals are met by the end of the four-year performance period. The Value Creation Awards will be forfeited if a recipient fails to remain employed with the Company through the end of the four-year performance period, except in limited circumstances (see page [●]).

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    64

STRATEGIC INITIATIVES AWARD

In March 2021, we paid cash bonuses pursuant to a non-executive 2020 pandemic bonus program put in place for the second half of fiscal 2020. No cash bonuses were paid to our executive officers for 2020 performance. To recognize 2020 financial performance and progress against several near-term and long-term strategic initiatives and to promote continued focus and leadership in an ongoing challenging environment, the Compensation Committee granted the Strategic Initiatives Awards for our executive leadership team, including NEOs, in the form of RSUs with a one-year vesting period (see page [●]). The aggregate grant value and the number of Strategic Initiatives Awards that were awarded to our NEOs are as follows:

Named Executive Officer	Fiscal 2021 Aggregate Grant Value	Number of RSUs(1)
Pietro Satriano	$650,000	17,592
Dirk J. Locascio	$215,000	5,819
Andrew E. Iacobucci	$215,000	5,819
Steven M. Guberman	$215,000	5,819
Jay A. Kvasnicka	$215,000	5,819
(1)	The number of RSUs awarded was calculated using the fair market value of our Common Stock on the grant date. The RSUs vest on the first anniversary of the grant date, subject to the NEO’s continued employment through the applicable vesting date.

VESTING OF PRIOR PERFORMANCE-BASED AWARDS

FISCAL 2019 PERFORMANCE-BASED AWARDS

The PRSAs that were granted to our NEOs under our 2019 LTIP vested in March 2022 at 102.41% based on our achievement of Adjusted EBITDA growth rate and Adjusted ROIC growth goals set by the Compensation Committee at the beginning of 2019 for the three-year performance period ended January 1, 2022. The payout percentage is based on the average achievement against the performance goals for each of the three fiscal years. Despite the adverse impact of the COVID-19 pandemic on our business, which effectively made the fiscal 2020 goals, set before the pandemic, unattainable, the Compensation Committee felt it was important to retain the goals established at the time the award was granted, and therefore did not modify or adjust the goals in response to the adverse impact of COVID-19.

Based on the Company’s actual annual Adjusted EBITDA growth rate for 2019, 2020 and 2021, the vesting percentage for the corresponding tranches of these PRSAs was determined by the Compensation Committee as follows:

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    65

Based on the Company’s actual annual Adjusted ROIC growth for 2019, 2020 and 2021, the vesting percentage for the corresponding tranche of these PRSAs was determined by the Compensation Committee as follows:

Accordingly, based on the Company’s actual Adjusted EBITDA growth rate and Adjusted ROIC growth during the three-year performance period ended January 1, 2022, the vesting percentage of the PRSAs granted in fiscal 2019 to our NEOs, and which vested on March 28, 2022, was 102.41% of the target shares underlying those awards.

Vesting of PRSAs (2019 LTIP):
Named Executive Officer	Number of Target Shares	Vesting Percentage	Number of Shares Delivered upon Vesting
Pietro Satriano	42,439	102.41%	43,462
Dirk J. Locascio	9,646	102.41%	9,879
Andrew E. Iacobucci	9,646	102.41%	9,879
Steven M. Guberman	9,646	102.41%	9,879
Jay A. Kvasnicka	9,646	102.41%	9,879

EXECUTIVE SEVERANCE AGREEMENTS

All of our NEOs are employed “at will” and have no defined term of employment with us. Each of our NEOs has an executive severance agreement with the Company. These agreements outline additional compensation considerations in the event of (1) termination of the executive’s employment by the Company other than for “cause” or (2) termination of the executive’s employment by the executive with “good reason.” The executive severance agreements are designed to provide standard protections to both the executive and the Company and help us to ensure continuity and aid in recruitment and retention. We believe that the severance benefits are reasonable and appropriate to protect our NEOs against circumstances over which they do not have control. The executive severance agreements also provide us with commitments of non-disclosure, non-competition, non-solicitation, and non-interference.

The key terms of our executive severance agreements include:

■	Severance Benefits. In the event of a qualifying termination and subject to the execution of a release, severance benefits include: (1) accrued and unpaid base salary through the date of termination, (2) a prorated AIP award for the year of termination, (3) salary continuation for 18 months (24 months for Mr. Satriano), (4) a fixed bonus equal to 1.5 times (2.0 times for Mr. Satriano) the executive’s then-current AIP target award, payable in equal annual installments over 18 months (24 months for Mr. Satriano), and (5) if the executive timely elects to continue health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), a lump-sum payment equal to the aggregate premium cost for COBRA benefit continuation during the severance period. A change in control of the Company, by itself, does not trigger any severance benefits. In the event of a qualifying termination within 18 months following a change in control of the Company, and subject to the execution of a release, severance benefits include: (1) accrued and unpaid base salary through the date of termination, (2) a prorated AIP award for the year of termination, (3) a lump sum payment equal to 24 months (30 months for Mr. Satriano) of the executive’s annual base salary, (4) a fixed bonus equal to 2.0 times (2.5 times for Mr. Satriano) the executive’s then-current AIP target award, and (5) if the executive timely elects to continue health coverage pursuant to COBRA, a lump-sum payment equal to the aggregate premium costs for COBRA benefit continuation during the severance period.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    66

■	Restrictive Covenants. Executives are subject to certain non-disclosure, non-competition, non-solicitation, and non-interference covenants. Additionally, executives must maintain the confidentiality of, and refrain from disclosing or using, our confidential information at all times and our trade secrets for any period of time during which the information remains a trade secret under applicable law.

■	Clawback of Severance Benefits. An executive’s severance benefits are subject to “clawback” if he or she violates any of the above restrictive covenants or if a financial restatement results from fraud attributable to the executive. In addition to recovery of severance compensation pursuant to the foregoing, the Company may be entitled to recoup certain incentive compensation from the executive under our Executive Compensation Recoupment “Clawback” Policy, as described below.

■	No Excise Tax Reimbursements or Gross-Ups. Executives are not reimbursed for excise taxes in connection with a change in control of the Company. Further, no gross-ups on any severance benefits are provided to executives.

RETIREMENT BENEFITS AND OTHER COMPENSATION

The only retirement benefits currently provided to our NEOs are (1) those under our tax-qualified 401(k) savings plan, which is offered to all eligible associates (not just to our executives), and (2) the continued vesting of any annual LTIP awards granted beginning in 2020, provided that the executive has attained age 60 with at least five years of service and the awards have been outstanding for over a year prior to retirement. Messrs. Guberman and Kvasnicka previously accrued benefits under the US Foods, Inc. Defined Benefit Pension Plan and the Alliant Foodservice, Inc. Pension Plan, which have since been consolidated into the US Foods Consolidated Defined Benefit Retirement Plan and are now frozen for associates who are exempt from over-time.

Each of our NEOs receives an annual executive allowance, which is intended to defray expenses such as those for financial and legal planning, professional organization membership, and executive physicals, and a monthly cellular phone allowance. We do not reimburse our NEOs for taxes related to their annual executive allowance or any other compensation or benefits.

EXECUTIVE COMPENSATION RECOUPMENT “CLAWBACK” POLICY

Our Executive Compensation Recoupment Policy provides that in the event of a restatement of our financial results due to material noncompliance with any financial reporting requirement under the federal securities laws, we will use reasonable efforts to recover the amount of any excess incentive-based compensation paid to any current or former executive officer during the previous three fiscal years based on the erroneous financial data, whether or not attributable to any fraud by the executive officer, including compensation received under the AIP and LTIP. The Compensation Committee has the sole discretion, subject to applicable law, to determine the form and timing of the recoupment. This may include:

■	Repayment from the executive;

■	Recovery from any gain realized on vesting, exercise, settlement, sale or transfer of any equity-based award;

■	Offsetting the recouped amount from any incentive compensation owed by the Company to the executive;

■	Cancelling vested or unvested equity awards; or

■	Any other recovery action permitted by law.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    67

EXECUTIVE STOCK OWNERSHIP PROGRAM

Each of our executives and senior leaders is required to satisfy certain stock ownership guidelines. These guidelines have been designed to closely align our executives’ and senior leaders’ financial interests with those of our shareholders. The guidelines require equity holdings with a value of six times base salary for our CEO and three times base salary for our other executives.

Executives have five years from the later of the date the stock ownership guidelines were effective (June 1, 2017) and the executive’s hire or promotion date to reach the applicable guideline. All of our executives were in compliance with the guidelines at the end of fiscal 2021.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    68

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022.

Compensation Committee

Cheryl A. Bachelder, Chair Court D. Carruthers Quentin Roach David M. Tehle

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    69

EXECUTIVE COMPENSATION

FISCAL 2021 SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation of the NEOs, listed by name and current position below, for fiscal 2021, as well as fiscal 2020 and fiscal 2019 where applicable:

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Pietro Satriano Chief Executive Officer	2021	1,071,000	—	8,419,992	3,000,015	1,222,985		30,950	13,744,942
	2020	924,396	—	3,133,330	1,566,671	—	—	30,700	5,655,097
	2019	1,047,123	—	3,076,910	2,127,077	1,416,623	—	30,300	7,698,033
Dirk J. Locascio Chief Financial Officer	2021	576,300	—	1,729,939	500,018	394,850		30,950	3,232,057
	2020	525,130	—	666,666	333,335	—	—	30,700	1,555,831
	2019	559,137	—	678,731	351,676	378,284	—	30,300	1,998,127
Andrew E. Iacobucci Chief Commercial Officer(7)	2021	699,531	—	2,108,661	625,018	472,751		29,160	3,935,121
	2020	718,043		1,666,672	333,335	—	—	30,685	2,748,735
Steven M. Guberman Executive Vice President, Nationally Managed Business	2021	550,800	100,000	1,729,939	500,018	377,378	—	32,983	3,291,118
	2020	501,894	—	866,667	333,335	—	46,784	30,700	1,779,380
	2019	534,205	—	702,658	498,432	358,073	48,669	30,300	2,172,336
Jay A. Kvasnicka Executive Vice President, Field Operations	2021	606,300	—	1,729,939	500,018	394,850	—	30,500	3,261,607
	2020	657,630	—	666,666	333,335	—	22,373	30,700	1,710,704
	2019	576,637	—	700,563	482,050	361,509	22,682	30,300	2,173,742
(1)	The amounts reported in this column for fiscal 2021 for Messrs. Iacobucci and Kvasnicka include a bi-weekly stipend in the amount of $5,000, through February 11 and March 25, 2021, respectively, as additional compensation for their interim leadership of local sales and our supply chain organization, respectively.

(2)	The amount reported in this column for fiscal 2021 for Mr. Guberman represents a discretionary cash bonus awarded in recognition of his continuing efforts related to the integration of the Food Group as well as his leadership of certain key initiatives.

(3)	The amounts reported in these columns represent the grant date fair value of the RSUs and stock options granted to the NEOs in each fiscal year. The grant date fair values have been calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”). See Note 18 to the Company’s consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2022 for a discussion of the relevant assumptions used in calculating the aggregate grant date fair values for the applicable year.

(4)	The amounts reported in this column for fiscal 2021 represent the fiscal 2021 AIP award payments which were paid in March 2022. For additional information, see the section entitled “Fiscal 2021 Annual Incentive Plan Awards” on page 62.

(5)	The amounts reported in this column for Messrs. Guberman and Kvasnicka represent the actuarial change in the present value of accumulated benefits under the US Foods Consolidated Defined Benefit Retirement Plan maintained by the Company. For 2021, the changes for Messrs. Guberman and Kvasnicka were negative $2,547 and negative $1,899, respectively, which accordingly are not reported in this column. These amounts have been determined as of the measurement dates used for financial statement reporting purposes for the applicable fiscal year, and have been calculated using interest rate and mortality assumptions consistent with those used in the Company’s audited financial statements for the applicable fiscal year. For additional information, see the section entitled “Retirement Benefits and Other Compensation” on page 67 and the section entitled “Pension Benefits” on page 73. The Company does not offer any non-tax qualified deferred compensation to the NEOs.

(6)	The amounts reported in this column for fiscal 2021 include: (a) an executive allowance of $18,500 per year; (b) aggregate employer matching contributions under the Company’s 401(k) plan in the amount of $11,400 for each of Messrs. Satriano, Locascio, Guberman and Kvasnicka and $9,935 for Mr. Iacobucci; (c) a gift valued at $2,011 for Mr. Guberman’s 30th anniversary at US Foods and its predecessors; and (d) reimbursements for miscellaneous personal expenses, such as cellular phone allowances, work-from-home allowances and meal expenses, of less than $1,500 in the aggregate.

(7)	Mr. Iacobucci was not deemed to be a named executive officer of the Company for fiscal 2019.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    70

FISCAL 2021 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted to the NEOs during fiscal 2021:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock		All Other Option	Exercise Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Awards (#)		Awards(3) (#)	Awards ($/Sh)	Awards(4) ($)
Pietro Satriano
2021 AIP	—	2/10/2021	401,625	1,606,500	2,409,750
RSUs (2021 LTIP)	3/29/2021	2/10/2021							81,191	(5)			3,000,007
Options (2021 LTIP)	3/29/2021	2/10/2021									160,945	36.95	3,000,015
Performance RSU (One-time)	3/29/2021	2/10/2021				59,625	119,249	178,874					4,769,960
RSUs (One-time)	3/29/2021	2/10/2021							17,592	(6)			650,024
Dirk J. Locascio
2021 AIP	—	2/10/2021	129,668	518,670	778,005
RSUs (2021 LTIP)	3/29/2021	2/10/2021							13,532	(4)			500,007
Options (2021 LTIP)	3/29/2021	2/10/2021									26,825	36.95	500,018
Performance RSU (One-time)	3/29/2021	2/10/2021				12,687	25,373	38,060					1,014,920
RSUs (One-time)	3/29/2021	2/10/2021							5,819	(6)			215,012
Andrew E. Iacobucci
2021 AIP	—	2/10/2021	155,250	621,000	931,500
RSUs (2021 LTIP)	3/29/2021	2/10/2021							16,915	(4)			625,009
Options (2021 LTIP)	3/29/2021	2/10/2021									33,531	36.95	625,018
Performance RSU (One-time)	3/29/2021	2/10/2021				15,858	31,716	47,574					1,268,640
RSUs (One-time)	3/29/2021	2/10/2021							5,819	(6)			215,012
Steven M. Guberman
2021 AIP	—	2/10/2021	123,930	495,720	743,580
RSUs (2021 LTIP)	3/29/2021	2/10/2021							13,532	(4)			500,007
Options (2021 LTIP)	3/29/2021	2/10/2021									26,825	36.95	500,018
Performance RSU (One-time)	3/29/2021	2/10/2021				12,687	25,373	38,060					1,014,920
RSUs (One-time)	3/29/2021	2/10/2021							5,819	(6)			215,012
Jay A. Kvasnicka
2021 AIP	—	2/10/2021	129,668	518,670	778,005
RSUs (2021 LTIP)	3/29/2021	2/10/2021							13,532	(4)			500,007
Options (2021 LTIP)	3/29/2021	2/10/2021									26,825	36.95	500,018
Performance RSU (One-time)	3/29/2021	2/10/2021				12,687	25,373	38,060					1,014,920
RSUs (One-time)	3/29/2021	2/10/2021							5,819	(6)			215,012
(1)	The amounts reported in these columns represent the threshold, target, and maximum awards payable to the NEOs under our fiscal 2021 AIP.

(2)	These amounts represent the Value Creation Awards granted to the NEOs under the 2019 Plan, as further discussed in the section entitled “Additional Awards - Value Creation Awards” on page 64. The Value Creation Awards are scheduled to vest at the end of a four-year performance period, if certain levels of TSR are met and subject, subject to the executive’s continued employment with the Company.

(3)	The amounts reported in this column represent stock options granted to the NEOs under the US Foods Holding Corp. 2019 Long-Term Incentive Plan (the “2019 Plan”). The stock options vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date.

(4)	The amounts reported in this column represent the grant date fair value of each of the equity awards calculated in accordance with ASC Topic 718.

(5)	These amounts represent time-based RSUs granted to the NEOs under the 2019 Plan. The RSUs are scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company.

(6)	This amount represents a one-time award of RSUs under the 2019 Plan, as further discussed in the section entitled “Additional Awards – Strategic Initiatives Awards” on page 65. These RSUs are scheduled to vest on the anniversary of the grant date, subject to the NEOs continued employment with the Company through the vesting date.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    71

OUTSTANDING EQUITY AWARDS AT FISCAL 2021 YEAR-END

The following table provides information regarding each NEO’s outstanding stock options, RSAs, and RSUs as of January 1, 2022:

			Option Awards						Stock Awards
Name	Date of Award	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Pietro Satriano	3/29/2021	—	160,945	—	36.95	3/29/2031	98,783	(3)(4)	3,440,612	119,249	(5)	4,153,443
	3/23/2020	—	267,122	—	13.29	3/23/2030	157,178	(3)	5,474,510	0		—
	3/25/2019	101,640	50,821	—	34.56	3/25/2029	57,609	(3)(6)	2,006,521	—		—
	3/26/2018	113,169	—	—	33.56	3/26/2028	—		—	—		—
	6/3/2017	133,869	—	—	30.39	6/3/2027	—		—	—		—
Dirk J. Locascio	3/29/2021	—	26,825	—	36.95	3/29/2031	19,351	(3)(4)	673,995	25,373	(5)	883,742
	3/23/2020	28,417	56,835	—	13.29	3/23/2030	33,442	(3)	1,164,785	—		—
	3/25/2019	23,100	11,551	—	34.56	3/25/2029	13,095	(3)(6)	456,099	—		—
	3/26/2018	21,863	—	—	33.56	3/26/2028	—		—	—		—
	6/3/2017	25,101	—	—	30.39	6/3/2027	—		—	—		—
Andrew E. Iacobucci	3/29/2021	—	33,531	—	36.95	3/29/2031	22,734	(3)(4)	791,825	31,716	(5)	1,104,668
	3/23/2020	28,417	56,835	—	13.29	3/23/2030	71,064	(3)	2,475,159	—		—
	3/25/2019	23,100	11,551	—	34.56	3/25/2029	13,095	(3)(6)	456,099	—		—
	3/26/2018	21,863	—	—	33.56	3/26/2028	—		—	—		—
	6/3/2017	25,101	—	—	30.39	6/3/2027	—		—	—		—
Steven M. Guberman	3/29/2021	—	26,825	—	36.95	3/29/2031	19,351	(3)(4)	673,995	25,373	(5)	883,742
	3/23/2020	28,417	56,835	—	13.29	3/23/2030	43,475	(3)	1,514,234	—		—
	3/25/2019	23,100	11,551	—	34.56	3/25/2029	13,095	(3)(6)	456,099	—		—
	3/26/2018	25,721	—	—	33.56	3/26/2028	—		—	—		—
	6/3/2017	33,468	—	—	30.39	6/3/2027	—		—	—		—
	6/23/2016	64,409	—	—	23.18	6/23/2026	—		—	—		—
	11/16/2015	50,079	—	—	14.58	11/16/2025	—		—	—		—
Jay A. Kvasnicka	3/29/2021	—	26,825	—	36.95	3/29/2031	19,351	(3)(4)	673,995	25,373	(5)	883,742
	3/23/2020	28,417	56,835	—	13.29	3/23/2030	33,442	(3)	1,164,785	—		—
	3/25/2019	23,100	11,551	—	34.56	3/25/2029	13,095	(3)(6)	456,099	—		—
	3/26/2018	25,721	—	—	33.56	3/26/2028	—		—	—		—
	6/3/2017	22,312	—	—	30.39	6/3/2027	—		—	—		—
	6/23/2016	14,313	—	—	23.18	6/23/2026	—		—	—		—
(1)	The stock options reported in this column are scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date.

(2)	The aggregate market values reported in these columns are calculated by multiplying the unvested shares by $34.83, the closing price of a share of our Common Stock as reported on the NYSE on December 31, 2021, the last trading day of fiscal 2021.

(3)	These amounts represent unvested time-based RSAs or RSUs and, where noted, PRSAs (described in footnote 6) granted to the NEOs. With the exception of the one-time awards described in footnote 4, the time-based RSAs or RSUs are scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date.

(4)	For Mr. Satriano, this includes 17,592 time-based RSUs and for each of Messrs. Locascio, Iacobucci, Guberman and Kvasnicka, respectively, this includes 5,819 time-based RSUs, with market values as of December 31, 2021 of $612,729 and $202,676, respectively, scheduled to vest on March 29, 2022, subject to the executive’s continued employment with the Company.

(5)	These amounts represent the Value Creation Awards granted to the NEOs, scheduled to vest at the end of a four-year performance period, based on achievement, subject to the executive’s continued employment with the Company through the applicable vesting date. The amounts reported for the Value Creation Awards have been determined based on achieving the target value of performance.

(6)	Includes PRSAs granted to the NEOs on March 25, 2019, scheduled to vest on the third anniversary of the grant date based on our relative achievement of Adjusted EBITDA growth rate and Adjusted ROIC growth goals during the three-year period ended January 1, 2022, subject to the executive’s continued employment with the Company through that date. The amounts reported for these awards have been determined based on the actual level of performance, which resulted in vesting at 102.41% on March 22, 2022. For additional information, see the section entitled “Vesting of Prior Performance-Based Awards” on page 65.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    72

FISCAL 2021 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding the exercise of stock options and the vesting of stock awards for each of the NEOs during fiscal 2021:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Pietro Satriano	176,500	3,962,616	119,627	4,384,524
Dirk J. Locascio	13,529	282,357	25,132	920,945
Andrew E. Iacobucci	—	—	67,280	2,405,139
Steven M. Guberman	—	—	31,065	1,137,686
Jay A. Kvasnicka	—	—	26,049	955,003
(1)	The amount reported in this column was calculated by multiplying the number of shares acquired on exercise by the difference between the closing price per share of our Common Stock at the time of exercise and the exercise price of the stock option.
(2)	The amount reported in this column was calculated by multiplying the number of shares of our Common Stock that vested by the closing price per share of our Common Stock on the vesting date.

PENSION BENEFITS

US FOODS CONSOLIDATED DEFINED BENEFIT RETIREMENT PLAN

Messrs. Guberman and Kvasnicka are our only NEOs entitled to benefits payable under our defined benefit (pension) plan. Messrs. Guberman and Kvasnicka previously accrued benefits under the US Foods, Inc. Defined Benefit Pension Plan and the Alliant Foodservice, Inc. Pension Plan, both of which were consolidated into the US Foods Consolidated Defined Benefit Retirement Plan and are now frozen for all associates who are exempt from over-time (in other words, there can be no further benefit accruals for these associates).

Under the US Foods, Inc. Defined Benefit Pension Plan (which was frozen with respect to exempt associates as of September 15, 2004), a participant’s normal retirement benefit is equal to one percent (1%) of the participant’s final average compensation, multiplied by the participant’s years of credited service. For the purposes of benefit calculation, each of Messrs. Guberman’s and Kvasnicka’s final average compensation is generally deemed to be the average of his salary and bonus during his period of credited service. In the case of a married participant, the normal form of payment is a 100% joint and survivor annuity upon reaching normal retirement age, which the plan defines as the first day of the month following the later of attainment of age 65 and five (5) years of vesting service. Under the US Foods, Inc. Defined Benefit Pension Plan, a participant may elect to receive a lump sum payment if the present value of the benefit at the time of retirement is less than $15,000. Participants generally become vested in their benefits after completing five (5) years of vesting service.

Under the Alliant Foodservice, Inc. Pension Plan (which was frozen with respect to exempt associates as of December 31, 2002), a participant’s normal retirement benefit is equal to: (1) an amount equal to the participant’s accumulated pension credits (which is a percentage based on the participant’s age), multiplied by the participant’s final average compensation; plus (2) an amount equal to one-third of the participant’s accumulated pension credits, multiplied by the excess of the participant’s final average compensation over the participant’s Social Security breakpoint amount (which is two-thirds of the Social Security wage base); plus (3) an amount equal to $300, multiplied by the participant’s years of non-contributory credited service. For the purposes of benefit calculation, each of Messrs. Guberman’s and Kvasnicka’s final average compensation is generally deemed to be the average of his salary and bonus for the 36 consecutive months in which he was highest compensated during the last 120 months of his participation in the plan. In the case of a married participant, the normal form of payment is a 100% joint and survivor annuity upon reaching normal retirement age, which the plan defines as the first day of the month following the later of attainment of age 65 and five (5) years of vesting service. Under the Alliant Foodservice, Inc. Pension Plan, a participant may elect to receive a lump sum payment of the entire benefit amount. Participants generally become vested in their benefits after completing five (5) years of vesting service.

Messrs. Guberman’s and Kvasnicka’s pension benefits take into account only compensation earned before, and years of credited service up to, the respective dates on which the sub-plans were frozen.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    73

PENSION BENEFITS

The following table provides information regarding Messrs. Guberman’s and Kvasnicka’s benefits payable under the specified sub-plan as of the last business day of fiscal 2021 (December 31, 2021):

Name	Pre-Consolidation Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Steven M. Guberman	US Foods, Inc. Defined Benefit Pension Plan	1.71	37,415	—
	Alliant Foodservice, Inc. Pension Plan	11.58	272,618	—
Jay A. Kvasnicka	US Foods, Inc. Defined Benefit Pension Plan	1.71	19,309	—
	Alliant Foodservice, Inc. Pension Plan	7.58	112,598	—
(1)	The amounts reported in these columns have been determined as of the measurement dates used for financial statement reporting purposes for fiscal 2021. The number of years of credited service is equal to the number of years the specified executive was eligible to participate in the applicable sub-plan. The present values of the accumulated defined benefit plan benefits have been calculated using interest rate and mortality assumptions consistent with those discussed in Note 20 to the Company’s consolidated financial statements included in our Annual Report on Form 10-K for fiscal year ended January 1, 2022. The present values of the accumulated benefit for each participant were based on a discount rate of 2.80% and the post-retirement mortality assumptions set forth in the Pri-2012 Private Retirement Plans Base Mortality Table, subject to a blue collar adjustment, and projected forward using the Society of Actuaries MP-2020 mortality improvement scale.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables provide information regarding potential payments by the Company to each of the NEOs in various termination and change in control scenarios. The amounts reported in the tables assume that the triggering event took place on December 31, 2021 (the last business day of fiscal 2021), and are merely estimates based on compensation, benefit, and equity levels for each executive in effect on that date. The tables report only amounts that are increased, accelerated, or otherwise payable to the NEO as a result of the applicable termination or change in control scenario, and have not been adjusted to reflect any excise tax under Sections 280G and 4999 of the Internal Revenue Code that may be assessed on the payments and/or benefits (nor reduced to cause the payments and/or benefits not to be subject to excise tax). The tables also exclude any amounts that are generally available to all salaried associates and do not discriminate in favor of the NEOs. For example, in the event of a termination by an NEO for “good reason” or a termination by the Company without “cause”, the Executive Severance Agreements provide for payment of an NEO’s salary accrued through the date of termination and an amount equal to an NEO’s AIP award for the year in which the termination occurs, prorated to the date of termination and based on actual performance, but such amounts would be paid to any salaried employee in similar circumstances and, therefore are not included in the tables below.

We are not able to determine the actual amounts that would be payable to an NEO unless and until an actual termination scenario occurs. For additional information, see the section entitled “Executive Severance Agreements” beginning on page 66.

PIETRO SATRIANO

CHIEF EXECUTIVE OFFICER

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)

Cash Compensation(2)	$5,355,000	$6,693,750	$—	$—	$5,355,000	$6,693,750	$—	$—
Long-term Equity Incentives(3)	—	16,653,542	—	—	—	16,653,542	14,668,930	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	672,000	—
Health and Welfare Benefits	39,536	49,420	—	—	39,536	49,420	—	—
Continuation(5)
TOTAL	$5,394,536	$23,396,712	$—	$—	$5,394,536	$23,396,712	$15,340,930	$—

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    74

DIRK J. LOCASCIO

CHIEF FINANCIAL OFFICER

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)
Cash Compensation(2)	$1,642,455	$2,189,940	$—	$—	$1,642,455	$2,189,940	$—	$—
Long-term Equity Incentives(3)	—	3,514,108	—	—	—	3,514,108	3,063,006	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	1,544,000	—
Health and Welfare Benefits	29,093	38,790	—	—	29,093	38,790	—	—
Continuation(5)
TOTAL	$1,671,548	$5,742,839	$—	$—	$1,671,548	$5,742,839	$4,607,006	$—

ANDREW E. IACOBUCCI

CHIEF COMMERCIAL OFFICER

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)
Cash Compensation(2)	$1,966,500	$2,622,000	$—	$—	$1,966,500	$2,622,000	$—	$—
Long-term Equity Incentives(3)	—	4,942,347	—	—	—	4,942,347	4,491,245	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	1,056,000	—
Health and Welfare Benefits	10,901	14,535	—	—	10,901	14,535	—	—
Continuation(5)
TOTAL	$1,977,401	$7,578,882	$—	$—	$1,977,401	$7,578,882	$5,547,245	$—

STEVEN M. GUBERMAN

EXECUTIVE VICE PRESIDENT, NATIONALLY MANAGED BUSINESS

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)
Cash Compensation(2)	$1,569,780	$2,093,040	$—	$—	$1,569,780	$2,093,040	$—	$—
Long-term Equity Incentives(3)	—	3,863,558	—	—	—	3,863,558	3,412,455	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	824,000	—
Health and Welfare Benefits	21,002	28,002	—	—	21,002	28,002	—	—
Continuation(5)
TOTAL	$1,590,782	$5,984,600	$—	$—	$1,590,782	$5,984,600	$4,236,455	$—

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    75

JAY A. KVASNICKA

EXECUTIVE VICE PRESIDENT, FIELD OPERATIONS

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)
Cash Compensation(2)	$1,642,455	$2,189,940	$—	$—	$1,642,455	$2,189,940	$—	$—
Long-term Equity Incentives(3)	—	3,514,108	—	—	—	3,514,108	3,063,006	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	1,112,000	—
Health and Welfare Benefits	18,234	24,312	—	—	18,234	24,312	—	—
Continuation(5)
TOTAL	$1,660,689	$5,728,361	$—	$—	$1,660,689	$5,728,361	$4,175,006	$—
(1)	Retirement is treated the same as a voluntary termination by the NEO without good reason under the terms of our executive severance agreements. For equity awards granted on or after March 23, 2020, under the terms of the applicable award agreement, outstanding time-based equity awards will continue to vest in accordance with the vesting schedule set forth in the applicable award agreement in the event of the NEO’s “retirement,” subject to continued compliance with his restrictive covenant agreements with the Company (including, without limitation, non-competition and non-solicitation agreements), provided that the awards will not continue to vest if the NEO retired on or prior to the one-year anniversary of the grant date. As of the assumed date of termination, none of the NEOs met the criteria for “retirement” (which is attainment of 60 years of age and a minimum of five (5) years of service), and no amounts have been included in the tables with respect to the continued vesting of these awards due to a qualifying retirement.
(2)	In the event of a termination by the NEO for “good reason” or a termination by the Company without “cause,” cash compensation was calculated as follows:
■	18 months’ base salary as in effect immediately before the termination (24 months in the case of Mr. Satriano) or, if following a change in control, 24 months’ base salary as in effect immediately before the termination (30 months in the case of Mr. Satriano); and
■	an amount equal to the NEO’s then-current AIP target award multiplied by 1.5 (2.0 in the case of Mr. Satriano) or, if following a change in control, an amount equal to the NEO’s then-current AIP target award multiplied by 2.0 (2.5 in the case of Mr. Satriano).
(3)	The amounts reported represent the aggregate value of long-term equity incentive awards that would vest under the specified termination scenario based on the closing price of a share of our Common Stock on December 31, 2021.

Under the terms of our equity award agreements, upon the NEO’s termination by the Company without “cause” or resignation by the NEO for “good reason,” in either case within the 18-month period immediately following the change in control, all RSAs and RSUs will fully vest (with any PRSAs or PRSUs vesting at the “target” performance level) and all outstanding stock options will fully vest and become exercisable. Effective for equity awards granted on or after March 23, 2020, under the terms of the applicable award agreement, in the event of the NEO’s permanent disability or death, all time-based RSUs will fully vest and all time-based, unvested stock options will fully vest and become exercisable for one (1) year thereafter (but in no event beyond the options’ normal expiration date). For the Value Creation Awards, under the terms of the applicable award agreement, in the event of the NEO’s permanent disability or death, the awards vest based on achievement of the performance goals through the termination date which would have resulted in no payout as of December 31, 2021.

(4)	The amounts reported include cash payments that the NEO would receive under our enhanced Long-Term Disability insurance program. Under the enhanced program, the benefit is increased from 60% of monthly earnings, subject to a maximum monthly benefit of $12,000, to 66 2/3% of monthly earnings, subject to a maximum monthly benefit of $20,000. Accordingly, the amounts reported in this row reflect the difference between the maximum benefits under the standard and enhanced Long-Term Disability insurance programs ($8,000) multiplied by the number of months until the NEO’s retirement age under the Social Security Act.
(5)	These amounts represent the estimated cost of the continuation of medical and dental coverage through COBRA for the NEO and his covered dependents for 18 months (24 months in the case of Mr. Satriano) or, if following a change in control, for 24 months (30 months in the case of Mr. Satriano). Although each NEO is also entitled to certain career transition and outplacement services and access to certain office and administrative services for a period not to exceed 12 months following the termination, we have not included an amount attributable to these services as their value is not reasonably ascertainable.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    76

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of Mr. Satriano, our CEO, to the annual total compensation of the Company’s median employee.

For fiscal 2021:

■	The annual total compensation of our median employee was $83,737.

■	The annual total compensation of Mr. Satriano, our CEO, was $13,758,014.

■	The ratio of these amounts is 164 to 1.

To determine this pay ratio:

■	Identification of Median Employee: As permitted under SEC rules, we elected to use the same median employee that we used for purposes of preparing our fiscal 2020 pay ratio disclosures. Since the date used to select the median employee, there have been no changes in the Company’s employee population or compensation arrangements that we believe would significantly impact the pay ratio disclosure.

■	Calculation of Annual Compensation: We have aggregated all of the elements of the median employee’s compensation for fiscal 2021 in accordance with the requirements of Item 402(c)(2) (x) of Regulation S-K, resulting in annual total compensation of $83,737. The difference between the median employee’s salary and wages, and the median employee’s annual total compensation represents the estimated annual value of the employee’s health and welfare benefits (estimated for the employee and his or her eligible dependents at $12,396), employer matching contributions under our 401(k) plan of $2,664 and a cash bonus in the amount of $3,233.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Fiscal 2021 Summary Compensation Table on page [●] and added the estimated annual value of his health and welfare benefits (estimated for him and his eligible dependents at $13,072).

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    77

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte has acted as our independent registered public accounting firm since 2006 and has been appointed by the Audit Committee to audit our financial statements for fiscal 2022. Representatives from Deloitte are expected to be present at the Annual Meeting, with the opportunity to make statements if they wish to do so, and are expected to be available to respond to appropriate questions.

Although we are not required to seek shareholder ratification of the appointment of the independent registered public accounting firm, the Board believes it is a sound corporate governance practice. If the appointment of Deloitte is not ratified at the Annual Meeting, the fiscal 2022 appointment will remain unchanged, but the Audit Committee will consider the outcome of the vote on this proposal in determining whether it will appoint Deloitte as the independent registered public accounting firm for fiscal 2023.

Provided that a quorum is present, the affirmative vote of the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required to approve this proposal. Abstentions are treated as shares present to vote at the Annual Meeting and, therefore, will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS AND ITS AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR THIS PROPOSAL ON THE WHITE PROXY CARD.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    78

AUDIT COMMITTEE REPORT

In assisting the Board in overseeing and monitoring the quality and integrity of the Company’s financial statements, the Audit Committee:

1.	Reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended January 1, 2022 (the “Audited Financial Statements”) and the report on internal control over financial reporting with management;

2.	Discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

3.	Received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and discussed with Deloitte its independence from the Company and management.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022.

Audit Committee David M. Tehle, Chair Court D. Carruthers Sunil Gupta Ann E. Ziegler

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    79

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

Before the Company engages Deloitte to provide any audit or non-audit services, each engagement is submitted to the Audit Committee for its approval. The Audit Committee has adopted a policy concerning approval of audit and non-audit services proposed to be provided by the independent registered public accounting firm to the Company. The policy requires that all services, including audit services and permissible audit-related, tax, and non-audit services, proposed to be provided by the independent registered public accounting firm to the Company be pre-approved by the Audit Committee. The Audit Committee has also adopted procedures authorizing the Chair of the Audit Committee to pre-approve interim requests for services under a specified dollar threshold, provided that the pre-approval is reviewed with the full Audit Committee at its next meeting. The pre-approval policy was in effect for services to be performed by Deloitte with respect to fiscal 2021.

FEES PAID TO DELOITTE

The following table sets forth the aggregate fees billed by Deloitte for audit services rendered in connection with consolidated financial statements and reports for fiscal 2021 and fiscal 2020 and for audit-related, tax, and other services rendered during fiscal 2021 and fiscal 2020 for the Company and its subsidiaries (all of which were pre-approved by the Audit Committee), as well as applicable out-of-pocket costs incurred in connection with the services:

Fee Category	2021	2020
Audit Fees(1)	$3,470,325	$3,406,400
Audit-Related Fees(2)	$300,000	$502,500
Tax Fees(3)	$166,250	$151,602
All Other Fees(4)	$85,790	$68,790
TOTAL FEES:	$4,022,365	$4,129,292
(1)	Includes the aggregate fees for professional services rendered for the audit of the Company’s annual consolidated financial statements and the quarterly reviews of its consolidated financial statements. The fees are for services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)	Includes the aggregate fees for professional services rendered in connection with the Company’s SEC filings (exclusive of those noted in footnote 1 above) and other research and consultation services, including due diligence related to mergers and acquisitions.

(3)	Includes the aggregate fees for professional services rendered for tax compliance, consultation, and planning.

(4)	Consists of the aggregate fees for all services other than those described above, including consulting work related to operational compliance with regulations.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    80

PROPOSAL 4: SHAREHOLDER PROPOSAL

The following shareholder proposal was submitted by Green Century Capital Management, Inc., 114 State Street, Suite 200, Boston, Massachusetts, 02109, owner of 125 shares of our Common Stock. If properly presented, the proposal will be voted on at the Annual Meeting. In accordance with federal securities regulations, we have included the shareholder proposal plus any supporting statements exactly as submitted by the proponent, outlined by a black box below to allow readers to easily distinguish between materials provided by the proponent and materials provided by the Company.

Whereas: In 2018, the Intergovernmental Panel on Climate Change advised that greenhouse gas emissions must be reduced 45% by 2030 and reach net zero by 2050 to limit warming to 1.5° Celsius, prevent the worst consequences of climate change, and meet the goals of the Paris Agreement. In 2021, the UN reported that the world is “way off track” in its efforts to achieve these targets. Companies must therefore act rapidly to reduce emissions in line with science-based goals.

US Foods uses palm oil, soy, cattle, cocoa, coffee, and wood pulp in its products. These commodities are leading drivers of deforestation, which accounts for over 10 percent of global greenhouse gas emissions.

In its 2020 10-K, US Foods identifies consumer preference for “sustainably-manufactured food and packaging products” as an important dynamic affecting the industry, particularly among the “largest demographic cohorts.” US Foods acknowledges that this growing preference “may reduce demand for our products.” US Foods also identifies “severe weather and climate conditions” as factors that could interrupt supplies or increase product costs.

However, US Foods has no active greenhouse gas emissions reduction targets, and no time-bound commitments to set targets for reducing its Scope 1, 2, and 3 emissions. Further, US Foods has not yet measured or disclosed its comprehensive Scope 3 emissions. Scope 3, or value chain, emissions are likely to be US Foods’ greatest emissions source. For context, Sysco, a US Foods competitor, discloses that Scope 3 emissions make up 98% of its total emissions. Deforestation is a major source of Scope 3 emissions for food companies, and US Foods also lacks a comprehensive no-deforestation policy.

Competing foodservice distribution companies, including Sysco and UNFI, are setting reduction targets for their Scope 1, 2, and 3 emissions consistent with the goals of the Paris Agreement, and seeking validation of these targets through the Science Based Targets initiative. Sysco is also developing a comprehensive no-deforestation policy. Failure to keep pace with competitors and anticipate regulatory changes may pose material risks to US Foods, including restricted market share, inability to meet government mandates, and reputational damage.

Resolved: Shareholders request that US Foods adopt short, medium, and long-term science-based greenhouse gas emissions reduction targets, inclusive of emissions from its full value chain, in order to achieve net-zero emissions by 2050 or sooner and to effectuate appropriate emissions reductions prior to 2030.

Supporting Statement: In assessing targets, proponents recommend, at management’s discretion:

●   Consideration of approaches used by advisory groups such as the Science Based Targets initiative;

●   Adopting emissions reduction targets inclusive of all GHG Protocol-defined sources of Scope 3 emissions—including from agriculture, land use change, and deforestation—that align with limiting temperature increases to 1.5°C;

●   Increasing the scale, pace, and rigor of initiatives aimed at reducing the carbon intensity of US Foods’ supply chain;

●   Adopting a no-deforestation policy for all relevant forest-risk commodities.

THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION ON THIS PROPOSAL.

Our intention is to substantially implement the shareholder proposal by continuing our ongoing evaluation of emissions from our full value chain and continuing to advance our plans to set short, medium, and long-term greenhouse gas emissions reduction targets. We intend to assess these targets in the context of our overall sustainability strategy, including considering science-based approaches and our continued development of our no-deforestation policies on a commodity-by-commodity, region-by-region basis commencing with efforts to address the highest-risk and most significant commodities sourced from the highest-risk regions.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    81

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our Bylaws provide that executive officers are elected annually by the Board, to hold office until his or her successor has been elected and qualified or until their earlier death, resignation or removal.

KRISTIN M. COLEMAN Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Age 53 Officer since: 2017	Ms. Coleman has served as the General Counsel, Chief Compliance Officer and Corporate Secretary of US Foods since 2017. In this role, she is responsible for all legal, risk management and ethics and compliance functions. An experienced general counsel, Ms. Coleman joined US Foods from Sears Holdings Corporation, where she served as Senior Vice President, General Counsel and Corporate Secretary after joining in 2014. Prior to joining Sears, she served as the Vice President, General Counsel and Corporate Secretary for Brunswick Corporation from 2009 to 2014. Before moving in-house, she worked in private practice with Sidley Austin LLP.

STEVEN M. GUBERMAN Executive Vice President, Nationally Managed Business
Age 57 Officer since: 2015	Mr. Guberman has served as Executive Vice President, Nationally Managed Business of US Foods since September 2016. In this role, he has P&L responsibility for the company’s largest customers, including health care and hospitality as well as regional and national chains. Mr. Guberman served as our Chief Merchandising Officer from July 2015 to January 2017 overseeing category management, procurement, and product innovation on behalf of the company. He joined US Foods in 1991 and has served in a variety of corporate and field leadership roles, including sales, procurement, marketing and category management, and he spent eight years as a Division President in Houston, Texas. Mr. Guberman began his career in restaurant operations and brings more than 30 years of industry experience to the management team.

ANDREW E. IACOBUCCI Chief Commercial Officer
Age 55 Officer since: 2017	Mr. Iacobucci has served as the Chief Commercial Officer of US Foods since February 2021. In this role, he leads our merchandising, pricing and local sales functions, with a focus on developing go-to-market strategies that differentiate US Foods and help the company best serve foodservice operators across the country. Mr. Iacobucci previously served as Chief Merchandising Officer from 2017 through February 2021. Prior to joining US Foods, he served as Executive Vice President, Merchandising for retailer Ahold USA, where he led all facets of the company’s merchandising operations in the United States. Prior to joining Ahold, he spent 10 years at Loblaw Companies Limited, a leading Canadian food retailer, where he served in several senior roles including President of the company’s discount supermarket business.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    82

JAY A. KVASNICKA Executive Vice President, Field Operations
Age 54 Officer since: 2015	Mr. Kvasnicka has served as Executive Vice President, Field Operations of US Foods since February 2021. He is responsible for field operations across the country, including all financial (P&L) results. He also leads the company’s cash and carry channel, which includes 80 CHEF’STORE locations. Mr. Kvasnicka previously served as Executive Vice President, Locally Managed Business and Field Operations from September 2016 to February 2021, Executive Vice President, Locally Managed Sales from August 2015 to September 2016, and also served as interim Chief Supply Chain Officer from October 2019 to February 2021. Mr. Kvasnicka joined US Foods as a Territory Manager for Alliant Foodservice more than 25 years ago and has held a range of leadership roles with the company including Division President, Region President and Stock Yards President.

DIRK J. LOCASCIO Chief Financial Officer
Age 50 Officer since: 2017	Mr. Locascio is Chief Financial Officer of US Foods, a role he has served in since February 2017. Since joining the company in 2009, Mr. Locascio has served in a variety of finance and accounting leadership roles including Senior Vice President, Financial Accounting and Analysis, where he had oversight of the company’s corporate finance and accounting functions. Prior to joining US Foods, he held senior finance roles with United Airlines and in public accounting with Arthur Andersen LLP.

PIETRO SATRIANO Chief Executive Officer
Age 59 Officer since: 2011	Mr. Satriano has served as US Foods’ Chief Executive Officer since 2015 and previously served as our Chief Merchandising Officer from February 2011 to July 2015. See “Proposal 1: Election of Directors” beginning on page 38 for a discussion of his experience and qualifications.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    83

OTHER MATTERS

OTHER BUSINESS

We are not aware of any other matters that will be presented for shareholder action at the Annual Meeting. If other matters are properly introduced, the persons named in the accompanying proxy will vote the shares of our Common Stock they represent according to their judgment.

COST OF THE SOLICITATION

The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of our Board with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to shareholders of record and street name shareholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders and obtaining voting instructions from street name shareholders. In addition to soliciting proxies by mail, our directors, officers, and certain regular employees may solicit proxies on behalf of our Board, without additional compensation, personally or by telephone. The regular employees will be administrative personnel. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically.

The Company has retained Okapi Partners LLC (“Okapi”) to solicit proxies. Under our agreement with Okapi, Okapi will receive a fee of up to $[●] plus the reimbursement of reasonable expenses. Okapi expects that approximately [●] of its employees will assist in the solicitation. The Company also agreed to indemnify Okapi against certain liabilities relating to, or arising out of, its retention. Okapi will solicit proxies by mail, telephone, facsimile and email. Our aggregate expenses, including those of Okapi, our outside legal counsel and other outside advisors, related to our solicitation of proxies in excess of expenses normally spent for an annual meeting of shareholders in which there is not a proxy contest, and excluding salaries and wages of our regular employees and officers, are expected to be approximately $[●], of which approximately $[●] has been incurred as of the date of this Proxy Statement.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Shareholders with multiple accounts who have elected to receive printed copies of proxy materials and share the same last name and household mailing address will receive a single set of printed copies of our proxy materials, unless we are instructed otherwise. Each shareholder will, however, receive a separate proxy card. Any shareholder who would like to receive separate copies of our proxy materials may email or write us at the following address, and we will promptly deliver them. Alternatively, if you received multiple copies of our proxy materials and would like to receive combined mailings in the future, please call, email or write us at the following address:

US Foods Holding Corp. 9399 W. Higgins Road, Suite 100 Rosemont, IL 60018 Attention: Investor Relations generalcounsel@usfoods.com

Shareholders who hold their shares in street name should contact their broker, bank or other nominee regarding combined mailings.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Nomination of Director Candidates: Shareholders may nominate candidates to serve on the Board. Our Bylaws require shareholders seeking to make a director nomination to give notice at least 90 days, but no more than 120 days, prior to the date of the first anniversary of the preceding year’s annual meeting. As a result, you must deliver notice of a nomination to us no earlier than [●], 2023 and no later than the close of business on [●], 2023 in order to nominate a candidate for director at our 2023 annual meeting. The notice must contain the information required by our Bylaws, and should be addressed to: US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018, Attention: Corporate Secretary.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    84

Rule 14a-8 Shareholder Proposals: To be considered for inclusion in our proxy statement for the 2023 annual meeting, the Company must receive notice of a shareholder proposal on or before [●], 2022. The proposal must comply with the SEC rules regarding eligibility for inclusion in our proxy statement, and should be addressed to: US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018, Attention: Corporate Secretary.

Non-Rule 14a-8 Shareholder Proposals: If you intend to present a proposal at an annual meeting other than by submitting a shareholder proposal for inclusion in our proxy statement for that meeting, our Bylaws require you to give notice at least 90 days, but no more than 120 days, prior to the date of the first anniversary of the preceding year’s annual meeting. As a result, you must deliver notice of a proposal to us no earlier than [●], 2023 and no later than the close of business on [●], 2023 in order to present it at the 2023 annual meeting. The notice must contain the information required by our Bylaws, and should be addressed to: US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018, Attention: Corporate Secretary.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than [●], 2023.

APPRAISAL RIGHTS

Shareholders do not have appraisal rights under Delaware law in connection with this proxy solicitation.

SHAREHOLDER LIST

Shareholders of record at the close of business on [●], 2022 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Such shareholders are urged to submit an enclosed WHITE proxy card, even if their shares were sold after such date. A complete list of shareholders entitled to vote at the Annual Meeting may be accessed electronically, upon request, starting ten (10) days prior to the meeting by contacting [●] via email at [●]. In addition, this shareholder list will be posted on the virtual meeting website during the Annual Meeting.

COMMUNICATIONS WITH OUR DIRECTORS

All interested parties, including our shareholders, who wish to contact the Company’s directors may send written correspondence, to the attention of the Corporate Secretary, at the following address:

US Foods Holding Corp. 9399 W. Higgins Road, Suite 100 Rosemont, IL 60018 generalcounsel@usfoods.com

Communications may be addressed to an individual director (including our Chairman), or to the non-management directors.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the “Report of the Audit Committee” will not be deemed incorporated unless specifically provided otherwise in such filing, to the extent permitted by the rules of the SEC. Such section shall also not be deemed to be “soliciting material” or to be “filed” with the SEC. Website references and links to other materials are for convenience only, and the content and information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

ADDITIONAL INFORMATION

The Company intends to file a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies from the Company's shareholders for the Company's 2022 annual meeting of shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financial Information” section of the Company's Investor Relations website at https://ir.usfoods.com/investors or by contacting the Company's Investor Relations department at Melissa.Napier@usfoods.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

PARTICIPANTS IN THE SOLICITATION

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company's shareholders in connection with matters to be considered at the Company's 2022 annual meeting of shareholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company's directors and executive officers is included in the Company's Proxy Statement on Schedule 14A for its 2021 annual meeting of shareholders, filed with the SEC on April 2, 2021, the Company's Annual Report on Form 10-K for the year ended January 1, 2022, filed with the SEC on February 17, 2022, and in the Company's Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company's directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the definitive proxy statement for the Company's 2022 annual meeting of shareholders and other relevant documents to be filed with the SEC, if and when they become available.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    85

FORWARD-LOOKING STATEMENTS

Statements in this proxy statement which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results and there are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers; interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; effective integration of acquisitions; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; economic factors affecting consumer confidence and discretionary spending; changes in consumer eating habits; our reputation in the industry; labor relations and costs; access to qualified and diverse labor; cost and pricing structures; changes in tax laws and regulations and resolution of tax disputes; governmental regulation; product recalls and product liability claims; adverse judgments or settlements resulting from litigation; disruptions of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; management of retirement benefits and pension obligations; extreme weather conditions, natural disasters and other catastrophic events; risks associated with intellectual property, including potential infringement; indebtedness and restrictions under agreements governing indebtedness; potential interest rate increases; risks related to the impact of the ongoing COVID-19 outbreak on our business, suppliers, consumers, customers and employees; and potential costs associated with shareholder activism.

[●], 2022 By order of the Board of Directors, PIETRO SATRIANO CHIEF EXECUTIVE OFFICER

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    86

APPENDIX A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of our Board, our Board’s nominees and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Nominees

For more information on the names, ages and principal occupations of the Company’s directors and director nominees who are Participants, please see “Proposal 1: Election of Directors” on page 38 of this Proxy Statement.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement, the business address for the Company’s directors and director nominees is c/o US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018.

Officers

In addition to our directors and nominees, the Participants include Dirk J. Locascio and Kristin M. Coleman. The business address for these Participants is c/o US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018. For information on the principal occupations of these Participants, please see “Information About Our Executive Officers” on page 82 of this Proxy Statement.

Information Regarding Ownership of the Company’s Securities by Participants

For information on the number of the Company’s securities beneficially owned by each Participant who is one of the Company’s directors, director nominees or NEOs, please see “Security Ownership of Certain Beneficial Owners, Directors, and Officers” on page 45 of this Proxy Statement.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the period from [●] through [●]. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares of Common Stock	Acquisition (A) or Disposition (D)	Transaction Description
Cheryl A. Bachelder	[●]	[●]	[●]	[●]
Court D. Carruthers	[●]	[●]	[●]	[●]
Kristin M. Coleman	[●]	[●]	[●]	[●]
Robert M. Dutkowsky	[●]	[●]	[●]	[●]
Marla Gottschalk	[●]	[●]	[●]	[●]
Sunil Gupta	[●]	[●]	[●]	[●]
John A. Lederer	[●]	[●]	[●]	[●]
Dirk J. Locascio	[●]	[●]	[●]	[●]
Carl Andrew Pforzheimer	[●]	[●]	[●]	[●]
Quentin Roach	[●]	[●]	[●]	[●]
Pietro Satriano	[●]	[●]	[●]	[●]
David M. Tehle	[●]	[●]	[●]	[●]
Ann E. Ziegler	[●]	[●]	[●]	[●]

Transaction Descriptions:

1.	Open Market or Private Purchase

2.	Open Market or Private Sale

3.	Grant of RSUs

4.	Annual Grant of RSUs

5.	Grant of RSUs to New Director or Executive Officer

6.	Grant of Options

7.	Shares Withheld for Payment of Tax Liability Incident to Vesting of RSUs

8.	Sale Effected Pursuant to Rule 10b5-1 Trading Plan

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    A-1

9.	Exercise of Stock Options

10.	Bona Fide Gift

Miscellaneous Information Concerning Participants

Each of the Company’s directors and officers is entitled to indemnification under our Bylaws and Certification of Incorporation. In addition, the Company has entered into indemnification agreements with each of its current directors and executive officers, which provide in certain circumstances for indemnification and advancement of expenses to the fullest extent permitted by Delaware law.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant:

1.	No Participant or associate of any Participant beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of our Common Stock or other securities of the Company or any parent or subsidiary of the Company;

2.	No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than an interest, if any, as a Shareholder of the Company or, with respect to a director nominee, as a nominee for director; and

3.	No Participant has purchased or sold any securities of the Company within the past two years.

In addition, neither the Company nor any of the Participants is now or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s prior fiscal year or any currently proposed transactions, or series of similar transactions, in which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded or exceeds $120,000.

There are no material proceedings to which any of the Participants, or any of their respective associates, or any non-Participant executive officers is a party or has a material interest adverse to the Company. Neither the Company nor any of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

Other than the persons described in this Proxy Statement, no regular employees of the Company have been or are to be employed to solicit Shareholders in connection with this proxy solicitation, provided that in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    A-2

APPENDIX B

NON-GAAP RECONCILIATIONS

Below is a reconciliation of the non-GAAP measures set forth in this Proxy Statement under the Compensation Discussion and Analysis section beginning on page 48.

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). However, Adjusted EBITDA is a non-GAAP financial measure. We believe Adjusted EBITDA provides meaningful supplemental information about our operating performance because it excludes amounts that we do not consider part of our core operating results when assessing our performance. EBITDA is Net income (loss), plus Interest expense-net, Income tax provision (benefit), and Depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for (1) Restructuring costs and asset impairment charges? (2) Share-based compensation expense? (3) the noncash impact of LIFO reserve adjustments? (4) loss on extinguishment of debt? (5) Business transformation costs? and (6) other gains, losses or costs as specified in the agreements governing our indebtedness. Management uses non-GAAP financial measures (a) to evaluate our historical and prospective financial performance as well as our performance relative to our competitors as they assist in highlighting trends, (b) to set internal sales targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, (d) to assess financial discipline over operational expenditures, and (e) as an important factor in determining variable compensation for management and employees. EBITDA and Adjusted EBITDA are also used in connection with certain covenants and restricted activities under the agreements governing our indebtedness. We also believe these and similar non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties to evaluate companies in our industry. We caution readers that our definition of Adjusted EBITDA may not be calculated in the same manner as similar measures used by other companies. The reconciliations of this non-GAAP financial measure to the most comparable GAAP financial measure is included in the schedule attached to this press release.

US FOODS HOLDING CORP.

Non-GAAP Reconciliation

(Unaudited)

	For the quarter ended
	Consolidated US Foods
($ in millions, except share and per share data)	January 1, 2022	January 2, 2021	Change	%
Net income (loss) available to common shareholders (GAAP)	$ 59	$ (23)	$ 82	NM
Series A Preferred Stock Dividends	(10)	(13)	3	(23.1) %
Net income (loss) (GAAP)	69	(10)	79	NM
Interest expense—net	55	60	(5)	(8.3) %
Income tax provision (benefit)	20	(15)	35	NM
Depreciation expense	81	86	(5)	(5.8) %
Amortization expense	11	20	(9)	(45.0) %
EBITDA (Non-GAAP)	236	141	95	67.4%
Adjustments:
Share-based compensation expense (1)	12	11	1	9.1%
LIFO reserve adjustments (2)	15	16	(1)	(6.3) %
Business transformation costs (3)	5	14	(9)	(64.3) %
COVID-19 bad debt benefit (4)	—	(18)	18	(100.0) %
COVID-19 product donations and inventory adjustments (5)	—	10	(10)	(100.0) %
COVID-19 other related expenses (6)	2	(2)	4	(200.0) %
Business acquisition and integration related costs and other (7)	(8)	2	(10)	NM
Adjusted EBITDA (Non-GAAP)	262	174	88	50.6%

NM - Not Meaningful

(1)	Share-based compensation expense for expected vesting of stock awards and employee stock purchase plan.
(2)	Represents the non-cash impact of LIFO reserve adjustments.
(3)	Consists primarily of costs related to significant process and systems redesign across multiple functions.
(4)	Includes the changes in the reserve for doubtful accounts expense reflecting the collection risk associated with our customer base as a result of the COVID-19 pandemic.
(5)	Includes COVID-19 related expenses related to inventory adjustments and product donations.
(6)	Includes COVID-19 costs that we are permitted to addback under certain agreements governing our indebtedness.
(7)	Includes: (i) aggregate acquisition and integration related costs of $6 million and $2 million the 13 weeks ended January 1, 2022 and the 14 weeks ended January 2, 2021, respectively; (ii) favorable legal settlement recovery of $16 million for the 13 weeks ended January 1, 2022; and (iii) other gains, losses or costs that we are permitted to addback for purposes of calculating Adjusted EBITDA under certain agreements governing our indebtedness.

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    B-1

US FOODS HOLDING CORP.  |  2022 PROXY STATEMENT    B-1

PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED MARCH 29, 2022

US Foods Holding Corp.	US Foods Holding Corp.
9399 W. Higgins Road, Suite 100
Rosemont, IL 60018	ANNUAL MEETING OF STOCKHOLDERS

[●], 2022

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of US Foods Holding Corp. common stock for the 2022 annual meeting of stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

VOTE VIA INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL
Visit www.proxyvote.com	Call [●]	Sign, date, and return your proxy in the enclosed envelope

Internet and telephone access is available 24 hours a day, 7 days a week.

You will be required to provide the unique control number printed below if you vote via the Internet or by telephone.

Your Internet or telephone vote must be received by 11:59 p.m. Central Daylight Time on [●], 2022.

Your mail vote must be received in sufficient time before the annual meeting.

CONTROL NUMBER:

  If voting by mail, please fold and detach card at perforation before mailing.

THIS PROXY IS ONLY VALID WHEN SIGNED AND DATED	WHITE PROXY

Please mark your vote as indicated in this example:   ☒

Our Board of Directors unanimously recommends you vote “FOR” all of the following nominees in Proposal 1.

1.	Election of 10 Directors

Nominees:		FOR	WITHHOLD	FOR ALL
		ALL	ALL	EXCEPT
(01)	Cheryl A. Bachelder
(02)	Court D. Carruthers	☐	☐	☐
(03)	Robert M. Dutkowsky,
(04)	Marla Gottschalk
(05)	Sunil Gupta	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees in the space below.
(06)	Carl Andrew Pforzheimer
(07)	Pietro Satriano
(08)	Quentin Roach
(09)	David M Tehle
(10)	Ann E. Ziegler

Our Board of Directors unanimously recommends you vote “FOR” Proposals 2 and 3.

2.	Approval, on an advisory basis, the compensation paid to our named executive officers

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2022

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Consider a stockholder proposal, if properly presented at the Annual Meeting

☐	FOR	☐	AGAINST	☐	ABSTAIN

Stockholder Signature (Title)	Date

Stockholder Signature, if jointly held (Title)	Date

INSTRUCTIONS: Please sign exactly as your name(s) appears(s) on this proxy card. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

YOUR VOTE IS IMPORTANT!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE VIA THE INTERNET, BY TELEPHONE OR BY MAIL

YOU MAY VOTE VIA THE INTERNET OR BY TELEPHONE. YOUR INTERNET OR TELEPHONE VOTE MUST BE RECEIVED BY 11:59 P.M. CENTRAL DAYLIGHT TIME ON [●], 2022. IF YOU DO NOT VOTE VIA THE INTERNET OR TELEPHONE, THEN PLEASE MARK, SIGN, DATE AND RETURN THIS WHITE PROXY CARD PROMPTLY. YOUR MAIL VOTE MUST BE RECEIVED IN SUFFICIENT TIME BEFORE THE ANNUAL MEETING.

If you have any questions, would like to request additional copies of proxy materials or need assistance voting your WHITE proxy card, please contact our proxy solicitor:

Okapi Partners LLC

1212 6th Avenue, Floor 24

New York, NY 10036

Banks and Brokers Call: (212) 297-0720

or

Shareholder and All Others Call Toll-Free: (877) 285-5990

Email: info@okapipartners.com

  If voting by mail, please fold and detach card at perforation before mailing.

US Foods Holding Corp.	WHITE PROXY

ANNUAL MEETING OF STOCKHOLDERS – [●], 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

US Foods Holding Corp.

The undersigned hereby appoints [●] and [●], and each of them, as proxies, each with full power of substitution and with all powers that the undersigned would possess if personally present, and hereby authorizes them to represent and to vote all the shares of common stock of US Foods Holding Corp. that the undersigned is entitled to vote at the annual meeting of stockholders of US Foods Holding Corp.to be held virtually, via live webcast, on [●], 2022 at [●] [●].m. Central Daylight Time and at any adjournments, postponements or continuations thereof (the “Annual Meeting”). Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof, and in the discretion of the proxies, to the extent permitted by Rule 14(a)-4(c) under the Securities Exchange Act of 1934, as amended, on such other business that may properly come before the Annual Meeting in accordance with and as described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

The undersigned hereby revokes all proxies previously given with respect to the shares covered hereby with respect to the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If this card is properly executed and returned but no such direction is made as to any item, this proxy will be voted in accordance with the Board of Directors’ recommendations: “FOR ALL” nominees on Proposal 1 and “FOR” Proposals 2 and 3. Only stockholders who owned shares of common stock of US Foods Holding Corp. as of the close of business on [●], 2022 may vote at the Annual Meeting. Please note that one director will be elected by the holders of the Series A Convertible Preferred Stock.

YOUR VOTE IS VERY IMPORTANT – PLEASE VOTE TODAY. If you will not be voting by Internet or by telephone, then please mark, sign, date and return the accompanying WHITE proxy in the enclosed envelope, which is postage-prepaid if mailed in the United States.

PLEASE SIGN AND DATE ON THE REVERSE SIDE